UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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The Coca-Cola Company
(Name of Registrant as Specified In Its Charter)

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ATLANTA, GEORGIA

MUHTAR KENT
CHAIRMAN OF THE BOARD AND
   CHIEF EXECUTIVE OFFICER

March 10, 2011

Dear Shareowner:

I hope you will join our Board of Directors and senior leadership at our 2011 Annual Meeting of Shareowners in Coca-Cola’s headquarters city and birthplace, Atlanta. This year’s meeting will be a special gathering because it will give us an opportunity to proudly celebrate our 125th anniversary.

The meeting will take place on April 27, 2011, at 1:00 p.m., local time, at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339. The attached Notice of Annual Meeting of Shareowners and Proxy Statement contain details of the business to be conducted at the meeting.

You will see some changes this year as a result of our continuing effort to more simply and effectively explain the matters to be addressed at our meeting. We are committed to providing clear information to you about corporate governance, executive compensation and other aspects of our Company. For example, we have simplified the Compensation Discussion and Analysis that begins on page 50 in order to more clearly explain our executive compensation policies and practices and how executive pay is linked to performance. In addition, we have introduced a shareowner forum that will enable you to learn more about our Company, participate in a shareowner survey and submit questions in advance of the meeting. See page 123 for more details.

We have also sought to demonstrate why we believe the candidates for Director are the right people to represent you. We believe it is important to provide detailed information about the qualifications of our Director candidates and why their particular qualifications are important to our business. Beginning on page 17, we have detailed the factors that we believe are key to ensuring the Director candidates are able to effectively represent your interests.

Your vote is very important to us and to our business. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. Instructions on how to vote are found beginning on page 2.

I hope to see you at the meeting. However, if you are unable to attend in person, please consider accessing our shareowner forum and viewing a live webcast of the event. Instructions on how to view the live webcast appear on page 3.

Muhtar Kent

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

TO THE OWNERS OF COMMON STOCK
OF THE COCA-COLA COMPANY:

The Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”) will be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339, on Wednesday, April 27, 2011, at 1:00 p.m., local time. The purposes of the meeting are:

1.	to elect 15 Directors identified in the accompanying proxy statement to serve until the 2012 Annual Meeting of Shareowners;

2.	to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2011 fiscal year;

3.	to approve the performance measures available under the Performance Incentive Plan of The Coca-Cola Company to preserve the tax deductibility of the awards;

4.	to approve the performance measures available under The Coca-Cola Company 1989 Restricted Stock Award Plan to preserve the tax deductibility of the awards;

5.	to hold an advisory vote on executive compensation (the “say on pay vote”);

6.	to hold an advisory vote on the frequency of holding the say on pay vote in the future;

7.	to vote on one shareowner proposal if properly presented at the meeting; and

8.	to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set February 28, 2011 as the record date for the meeting. This means that owners of record of shares of Common Stock of the Company as of the close of business on that date are entitled to:

•	receive this notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

We will make available a list of shareowners of record as of the close of business on February 28, 2011 for inspection by shareowners for any purpose germane to the meeting during normal business hours from April 15 through April 26, 2011 at the Company’s principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to shareowners for any such purpose at the meeting.

By Order of the Board of Directors

Gloria K. Bowden
Associate General Counsel and Secretary

Atlanta, Georgia
March 10, 2011

We urge each shareowner to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. See our questions and answers about the meeting and voting section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	2

ELECTION OF DIRECTORS	10

DIRECTOR COMPENSATION	42

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY	46

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	49

COMPENSATION DISCUSSION AND ANALYSIS	50

REPORT OF THE COMPENSATION COMMITTEE	72

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	72

EXECUTIVE COMPENSATION	73

EQUITY COMPENSATION PLAN INFORMATION	101

REPORT OF THE AUDIT COMMITTEE	103

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	105

APPROVAL OF THE PERFORMANCE MEASURES AVAILABLE UNDER THE PERFORMANCE INCENTIVE PLAN OF THE COCA-COLA COMPANY TO PRESERVE THE TAX DEDUCTIBILITY OF THE AWARDS	107

APPROVAL OF THE PERFORMANCE MEASURES AVAILABLE UNDER THE COCA-COLA COMPANY 1989 RESTRICTED STOCK AWARD PLAN TO PRESERVE THE TAX DEDUCTIBILITY OF THE AWARDS	112

ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)	117

ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE SAY ON PAY VOTE	119

SHAREOWNER PROPOSAL	120

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, SHAREOWNER PROPOSALS AND COMPANY DOCUMENTS	123

OTHER INFORMATION	125

THE COCA-COLA COMPANY
One Coca-Cola Plaza
Atlanta, Georgia 30313

March 10, 2011

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREOWNERS
TO BE HELD APRIL 27, 2011

Our Board of Directors (the “Board”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2011 Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”). The meeting will be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339 on April 27, 2011, at 1:00 p.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. We are first furnishing the proxy materials to shareowners on March 10, 2011.

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Common Stock of the Company (the “Common Stock”) as of the close of business on February 28, 2011, the record date, are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On February 28, 2011, the record date, there were 2,295,128,449 shares of Common Stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the 2011 Annual Meeting of Shareowners. These three officers are Alexander B. Cummings, Jr., Gary P. Fayard and Geoffrey J. Kelly.

2.	What is a proxy statement?

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating Alexander B. Cummings, Jr., Gary P. Fayard and Geoffrey J. Kelly as proxies to vote on your behalf.

3.	What is the difference between holding shares as a shareowner of record and as a beneficial shareowner?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareowner of record with respect to those shares.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.

4.	How do I attend the meeting? What do I need to bring?

You need to bring documentation showing that you owned Common Stock on the record date, February 28, 2011. If you are a shareowner of record and received your proxy materials by mail, your admission ticket is attached to your proxy card. If you received your proxy materials by e-mail and voted your shares electronically via the Internet, you can print an admission ticket after you have voted by clicking on the link provided.

If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee for admission to the meeting. You also may bring your brokerage statement reflecting your ownership of Common Stock as of February 28, 2011 with you to the meeting. Please note that upon admittance to the meeting, you will not be able to vote your shares at the meeting without a legal proxy, as described in the response to question 5.

You also will need to bring a photo ID to gain admission.

Please note that cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.

5.	How can I vote at the meeting if I am a beneficial owner?

You will need to ask your broker, bank or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not receive the legal proxy in time, you can follow the procedures described in the response to question 4 to gain admission to the meeting. However, you will not be able to vote your shares at the meeting.

6.	What shares are included on the proxy card?

If you are a shareowner of record you will receive only one proxy card for all the shares of Common Stock you hold:

•	in certificate form;

•	in book-entry form; and

•	in any Company benefit plan.

If you hold shares of Common Stock in any Company benefit plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the benefit plans will not vote your benefit plan shares. To allow sufficient time for voting by the administrators, your voting instructions must be received by April 22, 2011.

7.	How can I view the live webcast of the meeting?

To view the live webcast of the meeting, visit our website at www.thecoca-colacompany.com, click on “Investors”, click on “Investor Webcasts” and click on the link to the webcast. An archived copy of the webcast will be available until May 31, 2011.

We have included our website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

Shareowners may also access the webcast through our shareowner forum located at www.theinvestornetwork.com/forum/KO. In order to log in to the shareowner forum, you must have your control number, which can be found on your notice or proxy card.

8.	What different methods can I use to vote?

By Written Proxy.  All shareowners of record can vote by written proxy card. If you are a beneficial owner, you may request a written proxy card or a vote instruction form from your bank or broker.

By Telephone or Internet.  All shareowners of record also can vote by touchtone telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials. Shareowners may also vote through the Internet via our shareowner forum located at www.theinvestornetwork.com/forum/KO. The telephone and Internet voting procedures are designed to authenticate shareowners’

identities, to allow shareowners to vote their shares, and to confirm that their instructions have been recorded properly.

In Person.  All shareowners of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 5.

9.	What is the record date and what does it mean?

The record date for the 2011 Annual Meeting of Shareowners is February 28, 2011. The record date is established by the Board as required by the Delaware General Corporation Law (“Delaware Law”) and the Company’s By-Laws. Owners of record of Common Stock as of the close of business on the record date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

10.	What can I do if I change my mind after I vote my shares?

Shareowners can revoke a proxy prior to the completion of voting at the meeting by:

•	giving written notice to the Office of the Secretary of the Company;

•	delivering a later-dated proxy; or

•	voting in person at the meeting (unless you are a beneficial owner without a legal proxy, as described in the response to question 5).

11.	Are votes confidential? Who counts the votes?

We will continue our long-standing practice of holding the votes of all shareowners in confidence from Directors, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	in the case of a contested proxy solicitation;

•	if a shareowner makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow the independent inspectors of election to certify the results of the vote.

We also will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

12.	What are my voting choices when voting for Director nominees identified in this proxy statement, and what vote is needed to elect Directors?

In the vote on the election of 15 Director nominees identified in this proxy statement to serve until the 2012 Annual Meeting of Shareowners, shareowners may:

•	vote in favor of all nominees;

•	vote in favor of specific nominees;

•	vote against all nominees;

•	vote against specific nominees;

•	abstain from voting with respect to all nominees; or

•	abstain from voting with respect to specific nominees.

Directors will be elected by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR each of the nominees.

13.	What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as independent auditors, and what vote is needed to ratify their appointment?

In the vote on the approval of the appointment of Ernst & Young LLP as independent auditors, shareowners may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

The proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR the ratification.

14.	What are my voting choices when voting on the approval of the performance measures available under the Performance Incentive Plan of The Coca-Cola Company (the “Performance Incentive Plan”) to preserve the tax deductibility of the awards, and what vote is needed to approve the performance measures?

In the vote on the approval of the performance measures available under the Performance Incentive Plan to preserve the tax deductibility of the awards, shareowners may:

•	vote in favor of approving the performance measures;

•	vote against approving the performance measures; or

•	abstain from voting on the approval of the performance measures.

The proposal to approve the performance measures available under the Performance Incentive Plan will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR the approval of the performance measures available under the Performance Incentive Plan to preserve the tax deductibility of the awards.

15.	What are my voting choices when voting on the approval of the performance measures available under The Coca-Cola Company 1989 Restricted Stock Award Plan (the “1989 Restricted Stock Plan”) to preserve the tax deductibility of the awards, and what vote is needed to approve the performance measures?

In the vote on the approval of the performance measures available under the 1989 Restricted Stock Plan to preserve the tax deductibility of the awards, shareowners may:

•	vote in favor of approving the performance measures;

•	vote against approving the performance measures; or

•	abstain from voting on the approval of the performance measures.

The proposal to approve the performance measures available under the 1989 Restricted Stock Plan will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR approval of the performance measures available under the 1989 Restricted Stock Plan to preserve the tax deductibility of the awards.

16.	What are my voting choices when voting on the advisory proposal on executive compensation (the “say on pay vote”), and what vote is needed to approve the say on pay vote?

In the advisory proposal on executive compensation, shareowners may:

•	vote in favor of the advisory proposal;

•	vote against the advisory proposal; or

•	abstain from voting on the advisory proposal.

The favorable vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting will be required for the approval, on an advisory basis, of the say on pay vote. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareowners and will consider the outcome of the vote when making future compensation decisions.

The Board recommends a vote FOR the advisory vote on executive compensation.

17.	What are my voting choices when voting on the advisory proposal on the frequency of holding the say on pay vote, and what vote is needed to approve the frequency of holding the say on pay vote?

In the advisory proposal on the frequency of holding the say on pay vote, shareowners may:

•	vote for holding the say on pay vote every year;

•	vote for holding the say on pay vote every two years;

•	vote for holding the say on pay vote every three years; or

•	abstain from voting on the advisory proposal.

The favorable vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting will be required for the approval, on an advisory basis, of the frequency of holding the say on pay vote in the future. As an advisory vote, this proposal is not binding upon the Company. The Board will consider the outcome of the vote when determining the frequency of holding the say on pay vote. While the Board is making a recommendation with respect to this proposal, shareowners are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation.

The Board recommends a vote for holding the say on pay vote EVERY YEAR at the Annual Meeting of Shareowners.

18.	What are my voting choices when voting on the shareowner proposal, if properly presented at the meeting, and what vote is needed to approve the shareowner proposal?

A vote will be held on one shareowner proposal if properly presented at the meeting. In voting on the proposal, shareowners may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

In order to be approved, the shareowner proposal will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote AGAINST the shareowner proposal.

19.	What if I am a shareowner of record and do not specify a choice for a matter when returning a proxy?

Shareowners should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of all Director nominees as set forth in this proxy statement;

•	FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors;

•	FOR the proposal to approve the performance measures available under the Performance Incentive Plan to preserve the tax deductibility of the awards;

•	FOR the proposal to approve the performance measures available under the 1989 Restricted Stock Plan to preserve the tax deductibility of the awards;

•	FOR the advisory proposal on executive compensation;

•	for holding the say on pay vote EVERY YEAR at the Annual Meeting of Shareowners; and

•	AGAINST the shareowner proposal.

20.	What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items.  The election of Directors, approval of the performance measures available under the Performance Incentive Plan, approval of the performance measures available under the 1989 Restricted Stock Plan, advisory say on pay vote, advisory vote on the frequency of holding the say on pay vote and approval of the shareowner proposal are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items.  The ratification of the appointment of Ernst & Young LLP as independent auditors is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

21.	How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote on any matter.

22.	Does the Company have a policy about Directors’ attendance at the Annual Meeting of Shareowners?

The Company does not have a policy about Directors’ attendance at the Annual Meeting of Shareowners. All of the persons who were serving as Directors at the time attended the 2010 Annual Meeting of Shareowners, except for three Directors who were unable to attend due to extraordinary circumstances outside of their control.

23.	Can I access the Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K on the Internet?

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Form 10-K”) are available at www.edocumentview.com/coca-cola. In addition, shareowners will be able to access these documents on our shareowner forum at www.theinvestornetwork.com/forum/KO. Instead of receiving future copies of our Notice of Annual Meeting, Proxy Statement and Form 10-K by mail, shareowners of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Shareowners of Record.  If you vote on the Internet at www.envisionreports.com/coca-cola, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.eTree.com/coca-cola and following the enrollment instructions. As a thank you to each shareowner enrolling in electronic delivery, the Company will have a tree planted on the shareowner’s behalf at no cost to the shareowner.

Beneficial Owners.  If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials provided to you by your bank or broker regarding the availability of this service.

24.	How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Georgeson Inc. to assist with the solicitation of proxies for an estimated fee of $25,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.

Our Directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareowners to be held on April 27, 2011

The Notice of Annual Meeting, Proxy Statement and Form 10-K are available at www.edocumentview.com/coca-cola.

ELECTION OF DIRECTORS

(Item 1)

Board of Directors

Election Process

The Company’s By-Laws provide for the annual election of Directors. The Company’s By-Laws also provide that the number of Directors shall be determined by the Board, which has set the number at 15. The Company’s By-Laws further provide that, in an election of Directors where the number of nominees does not exceed the number of Directors to be elected, each Director must receive the majority of the votes cast with respect to that Director. If a Director is not elected, he or she has agreed that an irrevocable letter of resignation will be submitted to the Board. The Committee on Directors and Corporate Governance will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation taking into account the recommendation of the Committee on Directors and Corporate Governance and publicly disclose its decision and its rationale within 100 days of the certification of the election results. The Director who tenders his or her resignation will not participate in the decisions of the Committee on Directors and Corporate Governance or the Board that concern the resignation.

Director Nominations

The Committee on Directors and Corporate Governance is responsible for identifying and evaluating nominees for Director and for recommending to the Board a slate of nominees for election at each Annual Meeting of Shareowners. Nominees may be suggested by Directors, members of management, shareowners or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Committee on Directors and Corporate Governance considers, in addition to the requirements set out in the Company’s Corporate Governance Guidelines and its charter, quality of experience, the needs of the Company and the range of talent and experience already represented on the Board.

The Committee on Directors and Corporate Governance will consider recommendations for directorships submitted by shareowners. Shareowners who wish the Committee on Directors and Corporate Governance to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Committee on Directors and Corporate Governance in care of the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. Recommendations by shareowners that are made in accordance with these procedures will receive the same consideration by the Committee on Directors and Corporate Governance as other suggested nominees.

For detailed information concerning Directors’ qualifications, see the discussion beginning on page 17.

2011 Nominees for Director

Upon the recommendation of the Committee on Directors and Corporate Governance, the Board has nominated each of Herbert A. Allen, Ronald W. Allen, Howard G. Buffett, Barry Diller, Evan G. Greenberg, Alexis M. Herman, Muhtar Kent, Donald R. Keough, Maria Elena Lagomasino, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth, Jacob Wallenberg and James B.

Williams for election as Director. All of the nominees are independent under New York Stock Exchange (“NYSE”) corporate governance rules, except Herbert A. Allen, Muhtar Kent and Donald R. Keough.

Each of our Director nominees currently serves on the Board and was elected by the shareowners at the 2010 Annual Meeting of Shareowners, other than Messrs. Buffett and Greenberg, who were appointed to the Board on December 9, 2010 and February 17, 2011, respectively. Messrs. Buffett and Greenberg were each identified as a potential Director by the Committee on Directors and Corporate Governance, who determined that each were qualified under the Committee’s criteria. If elected, each nominee will hold office until the 2012 Annual Meeting of Shareowners and until his or her successor is elected and qualified.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

The Board of Directors recommends a vote FOR the election of each of the following nominees.

HERBERT A. ALLEN	Director since 1982 Age 71

Mr. Allen is President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm, and has held these positions for more than the past five years. Over the past five years he served as a Director of Convera Corporation and has not held any other public company directorships during that period.

RONALD W. ALLEN	Director since 1991 Age 69

Mr. Allen is an Advisory Director of Delta Air Lines, Inc., a major U.S. air transportation company. From July 1997 through July 2005, Mr. Allen was a consultant to and Advisory Director of Delta. He retired as Delta’s Chairman of the Board, President and Chief Executive Officer in July 1997. He is a Director of Aaron’s, Inc., Aircastle Limited, Forward Air Corporation and Guided Therapeutics, Inc. He also served as a Director of Interstate Hotels & Resorts, Inc. during the past five years.

HOWARD G. BUFFETT	Director since 2010 Age 56

Mr. Buffett is President of Buffett Farms and President of the Howard G. Buffett Foundation, a private foundation that supports humanitarian initiatives focused on agriculture, nutrition, water and conservation, and has held these positions for more than the past five years. He is a Director of Berkshire Hathaway Inc. and Lindsay Corporation. He was also a Director of ConAgra Foods, Inc. during the past five years.

BARRY DILLER	Director since 2002 Age 69

Mr. Diller is Chairman of the Board and Senior Executive of IAC/InterActiveCorp, an interactive commerce company. Mr. Diller held the positions of Chairman of the Board and Chief Executive Officer of IAC and its predecessors since August 1995 and ceased serving as Chief Executive Officer in December 2010. Mr. Diller is also Chairman of the Board and Senior Executive of Expedia, Inc., an online travel company. Mr. Diller served as the non-executive Chairman of the Board of Live Nation Entertainment, Inc. from January 2010 to October 2010 and was a member of the board until January 2011. Mr. Diller served as the non-executive Chairman of the Board of Ticketmaster Entertainment, Inc. from August 2008 through January 2010, when Ticketmaster Entertainment, Inc. merged with Live Nation, Inc. to form Live Nation Entertainment, Inc. Mr. Diller also is a Director of The Washington Post Company and, other than described above, has not held any other public company directorships during the past five years.

EVAN G. GREENBERG	Director since 2011 Age 56

Mr. Greenberg is the Chairman, President and Chief Executive Officer of ACE Limited, the parent company of the ACE Group of Companies, a global insurance and reinsurance organization. He served as President and Chief Operating Officer of ACE Limited from June 2003 to May 2004, when he was elected to the position of President and Chief Executive Officer. Mr. Greenberg has served on the board of ACE Limited since 2002 and was elected as Chairman of the Board in May 2007. Prior to joining the ACE Group in 2001, Mr. Greenberg held a number of senior management positions at American International Group, Inc., most recently serving as President and Chief Operating Officer from 1997 until 2000. Other than as described above, Mr. Greenberg has not held any other public company directorships during the past five years.

ALEXIS M. HERMAN	Director since 2007 Age 63

Ms. Herman is the Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, and has held these positions since 2001. She serves as Chair of the Business Advisory Board of Sodexo, Inc., an integrated food and facilities management services company and as Chair of Toyota Motor Corporation’s North American Diversity Advisory Board. As chair of the Company’s Human Resources Task Force from 2001 to 2006, Ms. Herman worked with the Company to identify ways to improve its human resources policies and practices following the November 2000 settlement of an employment lawsuit. From 1997 to 2001, she served as U.S. Secretary of Labor. She is also a Director of Cummins Inc., Entergy Corporation and MGM Resorts International and has not held any other public company directorships during the past five years.

MUHTAR KENT	Director since 2008 Age 58

Mr. Kent is Chairman of the Board and Chief Executive Officer of the Company. He has held the position of Chairman of the Board since April 23, 2009 and the position of Chief Executive Officer since July 1, 2008. From December 2006 through June 2008, Mr. Kent served as President and Chief Operating Officer of the Company. From January 2006 through December 2006, Mr. Kent served as President of Coca-Cola International and was elected Executive Vice President of the Company in February 2006. From May 2005 through January 2006, he was President and Chief Operating Officer of the Company’s North Asia, Eurasia and Middle East Group. Mr. Kent originally joined the Company in 1978 and held a variety of marketing and operations roles until 1995, when he became Managing Director of Coca-Cola Amatil Limited-Europe. From 1999 until his return to the Company in May 2005, he served as President and Chief Executive Officer of the Efes Beverage Group, a large publicly held beverage company, which was also the majority shareholder of Coca-Cola Içecek A.S., currently the sixth largest bottler in the Coca-Cola system. Other than the Company, he has not held any other public company directorships during the past five years.

DONALD R. KEOUGH	Director since 2004 Age 84

Mr. Keough is non-executive Chairman of the Board of Allen & Company Incorporated, a privately held investment firm, and non-executive Chairman of the Board of Allen & Company LLC, an investment banking firm, and has held these positions for more than the past five years. He also is Chairman of DMK International, a family investment company. Mr. Keough retired as President, Chief Operating Officer and a Director of the Company in April 1993, positions he had held since March 1981. He was again elected as a Director in February 2004. He is a Director of Berkshire Hathaway Inc. and IAC/InterActiveCorp. He was also a Director of Convera Corporation during the past five years.

MARIA ELENA LAGOMASINO	Director since 2008 Age 61

Ms. Lagomasino is Chief Executive Officer of GenSpring Family Offices, LLC, an affiliate of SunTrust Banks, Inc., and has held this position since November 2005. From September 2001 to March 2005, Ms. Lagomasino was Chairman and Chief Executive Officer of JPMorgan Private Bank, a division of JPMorgan Chase & Co. Prior to assuming this position, she was managing director of The Chase Manhattan Bank in charge of its Global Private Banking Group. She served as a Director of the Company from April 2003 to April 2006. Ms. Lagomasino is a Director of Avon Products, Inc. and has not held any other public company directorships during the past five years.

DONALD F. McHENRY	Director since 1981 Age 74

Mr. McHenry is Distinguished Professor in the Practice of Diplomacy and International Affairs at the School of Foreign Service, Georgetown University. He has held this position for more than the past five years. From 1981 to May 2007, he was a principal owner and President of the IRC Group, LLC, a Washington, D.C. consulting firm. He also served as a Director of AT&T Corporation and International Paper Company during the past five years.

SAM NUNN	Director since 1997 Age 72

Mr. Nunn is Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a position he has held since 2001. The Nuclear Threat Initiative is a charitable organization working to reduce the global threats from nuclear, biological and chemical weapons. He served as a member of the United States Senate from 1972 through 1996. He is a Director of Chevron Corporation, Dell Inc. and General Electric Company. He also served as a Director of Internet Security Systems, Inc. and Scientific-Atlanta, Inc. during the past five years.

JAMES D. ROBINSON III	Director since 1975 Age 75

Mr. Robinson is Co-Founder and General Partner of RRE Ventures, a private information technology-focused venture capital firm, and has held this position since 1994. He is also President of JD Robinson, Inc., a strategic advisory firm. From June 2005 until February 2008, he was non-executive Chairman of the Board of Bristol-Myers Squibb Company. He previously served as Chairman and Chief Executive Officer of American Express Company from 1977 to 1993. Mr. Robinson also served as a Director of First Data Corporation and Novell, Inc. during the past five years.

PETER V. UEBERROTH	Director since 1986 Age 73

Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company, and has held this position since 1989. He is the non-executive Co-Chairman of Pebble Beach Company. Mr. Ueberroth is also a Director of Aircastle Limited. He also served as a Director of Adecco SA, Ambassadors International, Inc. and Hilton Hotels Corporation during the past five years.

JACOB WALLENBERG	Director since 2008 Age 55

Mr. Wallenberg is Chairman of the Board of Investor AB, a Swedish industrial holding company, and has held this position since April 2005. Mr. Wallenberg is also Vice Chairman of Skandinaviska Enskilda Banken AB, a North European financial group, having served as its Chief Executive Officer from 1997 to 1998 and as its Chairman of the Board from April 1998 to April 2005. Mr. Wallenberg also serves as Vice Chairman of Atlas Copco AB and SAS AB, both Swedish companies. Since January 2008, Mr. Wallenberg is a Senior Advisor to Foundation Asset Management Sweden AB. From January 2006 until December 2007, he was a Senior Advisor to Thisbe AB. He was acting Chairman of W Capital Management AB from January 2002 to December 2005. He is a Director of ABB Ltd and has not held any other public company directorships during the past five years.

JAMES B. WILLIAMS	Director since 1979 Age 77

Mr. Williams retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a Director of Marine Products Corporation, Rollins, Inc. and RPC, Inc. He also served as a Director of Genuine Parts Company and Georgia Pacific Corporation during the past five years.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareowners. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all Directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each Director. The Board and the Committee on Directors and Corporate Governance consider the qualifications of Directors and Director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareowners, the Committee on Directors and Corporate Governance considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Committee on Directors and Corporate Governance determines are pertinent in light of the current needs of the Board. The Committee on Directors and Corporate Governance also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Committee on Directors and Corporate Governance require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all Directors, the Board conducts interviews of potential Director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and the business priorities as set forth in the Company’s 2020 Vision and Roadmap for Winning Together (the “2020 Vision”). The 2020 Vision, produced based on collective input from bottlers, associates and other key stakeholders, is an action plan that sets forth a common set of strategies guiding the Coca-Cola system to succeed in the changing environment over the next decade. Additional information regarding the 2020 Vision may be found on the Company website, www.thecoca-colacompany.com.

The following table summarizes certain key characteristics of the Company’s business and the associated qualifications, attributes, skills and experience that the Board believes should be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills and Experience
The Company’s business is multifaceted and involves complex financial transactions in many countries and in many currencies.	• High level of financial literacy. • Relevant Chief Executive Officer/President experience.

The Company’s business is truly global and multicultural, with its products sold in over 200 countries around the world, and significant future growth opportunities exist outside the United States.	• Diversity of race, ethnicity, gender, age, cultural background or professional experience. • Broad international exposure or specific in-depth knowledge of a key geographic growth area.

The Company’s business is a complicated global enterprise and most of the Company’s products are manufactured and sold by bottling partners around the world.	• Extensive knowledge of the Company’s business, industry or manufacturing.

Marketing is the core focus of the Company’s business and the Company seeks to develop and deploy the world’s most innovative and effective marketing and technology.	• Marketing/marketing-related technology experience.

The Company’s business requires compliance with a variety of regulatory requirements across a number of countries and relationships with various governmental entities and non-governmental organizations.
• Governmental or geopolitical expertise.

The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight/management expertise.

Summary of Qualifications of 2011 Nominees for Director

Set forth below are a chart and a description of the specific qualifications, attributes, skills and experiences of our Directors. While we look to each Director to be knowledgeable in these areas, an “X” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the Director brings to the Board. The lack of an “X” for a particular item does not mean that the Director does not possess that qualification, attribute, skill or experience.

Qualifications, Attributes,	Herbert	Ronald	Howard	Barry	Evan	Alexis	Muhtar	Donald	Maria Elena	Donald	Sam	James	Peter	Jacob	James
Skills and Experience	A. Allen	W. Allen	G. Buffett	Diller	G. Greenberg	M. Herman	Kent	R. Keough	Lagomasino	F. McHenry	Nunn	D. Robinson III	V. Ueberroth	Wallenberg	B. Williams
High level of financial literacy	X	X		X	X			X	X		X		X	X	X

Diversity of race, ethnicity, gender, age, cultural background or professional experience						X	X		X	X				X

Extensive knowledge of the Company’s business, industry or manufacturing	X	X	X				X	X		X		X	X		X

Marketing/marketing-related technology experience	X			X				X			X	X	X

Broad international exposure or specific in-depth knowledge of a key geographic growth area		X	X	X	X	X	X		X	X	X			X

Relevant Chief Executive Officer/President experience	X	X		X	X		X	X	X			X			X

Governmental or geopolitical expertise			X			X				X	X	X		X

Risk oversight/management expertise			X		X	X							X		X

Herbert A. Allen

•	High Level of Financial Literacy – President, Chief Executive Officer and Director of Allen & Company Incorporated, a firm that provides venture capital, underwriting, mergers and acquisitions, private placements and money management services. Recognized investor, underwriter and broker to some of the biggest names in entertainment and technology (e.g., Seagram and Universal Studios, Disney and Capital Cities/ABC and public offering of Google, Inc.). Supervised the firm’s principal financial and accounting officers on all matters related to the firm’s financial position and results of operations and the presentation of its financial statements.

•	Extensive Knowledge of the Company’s Business – Director of the Company since 1982 and through Allen & Company Incorporated has served as financial advisor to the Company and its bottling partners on numerous transactions, including the acquisition of the North American operations of Coca-Cola Enterprises Inc. in 2010.

•	Marketing/Marketing-Related Technology Experience – Eleven-year public company directorship at Convera Corporation, a company that used technology to help clients build an online community and increase their internet advertising revenues.

•	Relevant Chief Executive Officer/President Experience – President and Chief Executive Officer of Allen & Company Incorporated, a preeminent investment banking firm focused on the media, entertainment and technology industries.

Ronald W. Allen

•	High Level of Financial Literacy – Serves on the Audit Committees of two other public companies, Aaron’s, Inc., a leader in lease ownership and specialty retailing of office furniture, consumer electronics, home appliances and electronics, and Aircastle Limited, a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. Served on the Investment Committee of public company Interstate Hotels & Resorts, Inc., a large independent hotel management company.

•	Manufacturing Experience – Fourteen-year public company directorship with Aaron’s, Inc., a furniture manufacturer.

•	Broad International Exposure – Former Chairman and Chief Executive Officer of Delta Airlines, Inc., a public company and major U.S. air transportation company, which operates an extensive domestic and international network, spanning North America, South America, Europe, Asia, Africa, the Middle East, the Caribbean and Australia. Service as a Director for two other public companies with global operations, Aircastle Limited and Interstate Hotels & Resorts, Inc.

•	Relevant Chief Executive Officer/President Experience – Served as Chief Executive Officer and President of Delta Airlines, Inc. from 1987 to 1997. During his tenure, known for providing a steady hand through very difficult times, bringing the company back to sustained profitability and establishing a program to lower the airline’s cost structure, while growing the business through expansion into foreign markets.

Howard G. Buffett

•	Extensive Knowledge of the Company’s Business – Served as a director of Coca-Cola Enterprises Inc. from 1993 to 2004.

•	Broad International Exposure – The Howard G. Buffett Foundation focuses much of its funding on communities in Africa and Central America. In 2007, the Foundation launched the Global Water Initiative to address the declining fresh water supply and lack of access to clean water by the world’s poorest people. Traveled to over 95 countries to document the challenges of preserving biodiversity and providing adequate resources to support human demands. Served in various management roles at Archer Daniel Midlands Corporation, one of the largest agricultural processors in the world, including a lead business development role for Latin America.

•	Governmental or Geopolitical Expertise – Served on two United States Trade Representative Committees and was appointed a United Nations Goodwill Ambassador Against Hunger in 2007. Gained governmental experience through service in elected office in Douglas County, Illinois from 1989 to 1992. As President of the Howard G. Buffett Foundation, he has gained extensive experience on key business and regulatory issues that are critical to the Company, including in the areas of agriculture, nutrition, water and the agricultural supply chain. He served as Chairman of Coca-Cola Enterprises Inc.’s Public Issues Review Committee.

•	Risk Oversight/Management Expertise – Oversees and manages operational risks involved in commencing and managing international operations as President of the Howard G. Buffett Foundation and as a Director of Berkshire Hathaway Inc., an investment holding company, and Lindsay Corporation, a worldwide leader in the manufacturing of agricultural irrigation products.

Barry Diller

•	High Level of Financial Literacy – Serves on the Finance Committee, The Washington Post Company, a publicly traded, diversified education and media company.

•	Marketing/Marketing-Related Technology Experience – Chairman of the Board of IAC/InterActiveCorp, a public and interactive commerce company with several business units that operate in the marketing and technology industries (e.g., IAC Advertising Solutions, Ask.com, Thesaurus.com, Excite.com, Shoebuy.com and Outletbuy.com).

•	Broad International Exposure – Chairman of the Board of IAC/InterActiveCorp, with over 50 brands in 40 countries.

•	Relevant Chief Executive Officer/President Experience – Served as Chief Executive Officer of IAC/InterActiveCorp for approximately 16 years. Extensive experience in mergers, acquisitions and business combinations (e.g., Silver King Broadcasting, QVC, Ticketmaster and Home Shopping Network).

Evan G. Greenberg

•	High Level of Financial Literacy – Over 35 years experience in the insurance industry, including managing global businesses and overseeing complex financial transactions involving numerous countries and currencies.

•	Broad International Exposure – Chairman, President and Chief Executive Officer of the ACE Group of Companies, a global insurance and reinsurance company, which serves customers in over 140 countries and jurisdictions. Extensive experience and business relationships in Asia, including serving as Chief Executive Officer of AIG Far East, based in Japan, and currently serving on the board of the National Committee on United States-China Relations and the U.S.-China Business Council. Vice Chairman of the US-ASEAN Business Council.

•	Relevant Chief Executive Officer/President Experience – President and Chief Executive Officer of ACE Limited since 2004. President and Chief Operating Officer of ACE Limited from 2003 to 2004. Served as President and Chief Operating Officer at American International Group, Inc. from 1997 to 2000.

•	Risk Oversight/Management Expertise – Held various underwriting and management positions and gained significant insight in the global property, casualty and life insurance sectors.

Alexis M. Herman

•	Diversity – African-American; female; professional experience in government, nonprofit/charitable organizations and business.

•	Broad International Exposure – Ten-year public company directorship at Cummins Inc., a company that manufactures, sells and services diesel engines and related technology to its customers through its network of 500 company-owned and independent distributor facilities and more than 5,200 dealer locations in over 190 countries and territories. Served as Chair of the Working Party for the Role of Women in the Economy for the Organisation for Economic Co-operation and Development (“OECD”).

•	Governmental or Geopolitical Expertise – Former U.S. Cabinet Member serving as U.S. Secretary of Labor from 1997 to 2001 under U.S. President Bill Clinton. Prior to her appointment, she was Assistant to President Clinton and Director of the White House Office of Public Liaison. Served as Director of the Labor Department’s Women’s Bureau under U.S. President Jimmy Carter. Former Chief of Staff and former Vice Chair of the Democratic National Committee. Served as Co-Chair of the Bush-Clinton Katrina Fund. Served as Chair of the Working Party for the Role of Women in the Economy for OECD, an international organization helping governments tackle the economic, social and governance challenges of a globalized economy. Serves as Chair of the Community Affairs Committee for MGM Resorts International, a public company with significant holdings in gaming, hospitality and entertainment.

•	Risk Oversight/Management Expertise – Significant expertise in management and oversight of labor and human relations risks, including handling the UPS workers’ strike in 1997 while U.S. Secretary of Labor. Chair of Company’s Human Resources Task Force following the November 2000 settlement of an employment lawsuit.

Muhtar Kent

•	Diversity – U.S. born of Turkish heritage; Director of Catalyst, the leading nonprofit membership organization working globally with businesses and the professions to build inclusive workplaces and expand opportunities for women in business.

•	Extensive Knowledge of the Company’s Business, Industry and Manufacturing – Over 30 years of Coca-Cola system experience including extensive experience in international markets. Chairman of the Board (since 2009), Chief Executive Officer (since 2008) and President (since 2006) of the Company. Chief Operating Officer of the Company from December 2006 to June 2008. Joined the Company in 1978 and held a variety of marketing and operations roles during his tenure and also held leadership roles at two bottlers in the Coca-Cola system. Responsible for the expansion of the Company’s operations outside of the United States.

•	Broad International Exposure – Chairman of the Boards of the U.S.-China Business Council and the US-ASEAN Business Council. Serves on the Board of Trustees of the Center for Strategic & International Studies.

•	Relevant Chief Executive Officer/President Experience – In addition to serving as the Company’s Chief Executive Officer, served as President and Chief Executive Officer of Efes Beverage Group, a large publicly held beverage company, which was also the majority shareholder of Coca-Cola Içecek A.S., for approximately six years.

Donald R. Keough

•	High Level of Financial Literacy – Developed significant financial expertise in senior roles with the Company. Serves on the Audit Committee of Berkshire Hathaway Inc., a complex and diversified multinational company. Chairman of the Board of Allen & Company Incorporated, a preeminent investment firm, and Chairman of the Board of Allen & Company LLC, an investment banking firm. Served on the Audit Committees of numerous other public companies.

•	Extensive Knowledge of the Company’s Business – Worked for the Company for over 40 years in a number of roles including serving as President and Chief Operating Officer of the Company. Director of the Company for over 20 years.

•	Marketing/Marketing-Related Technology Experience – In addition to senior marketing roles during his tenure as an employee of the Company, has held a thirteen-year public company directorship at IAC/InterActiveCorp., an interactive commerce company with several business units that operate in the marketing and technology industries.

•	Relevant Chief Executive Officer/President Experience – Served as President of the Company from 1981 to 1993.

Maria Elena Lagomasino

•	High Level of Financial Literacy – Chief Executive Officer of GenSpring Family Offices, LLC, an affiliate of SunTrust Banks, Inc. with over $20 billion of assets under management. Over 30 years experience in the financial industry and a recognized leader in the wealth management industry.

•	Diversity – Hispanic; female; professional experience in global capital markets and government, including member of the Council on Foreign Relations.

•	Broad International Exposure – During tenure with Chase Bank served as Managing Director of Global Private Banking, Vice President of private banking in Latin America region and head of private banking for the Western Hemisphere.

•	Relevant Chief Executive Officer/President Experience – In addition to her current Chief Executive Officer position, formerly served as Chief Executive Officer of JPMorgan Private Bank.

Donald F. McHenry

•	Diversity – African-American; professional experience in government, foreign diplomacy and education.

•	Extensive Knowledge of the Company’s Business – Thirty-year directorship with the Company.

•	Broad International Exposure – Spent most of career working in foreign diplomacy. Serves as Distinguished Professor in the Practice of Diplomacy and International Affairs at the School of Foreign Service, Georgetown University.

•	Governmental or Geopolitical Expertise – Began career at U.S. Department of State in 1963; in 1976, served as a member of U.S. President Jimmy Carter’s transition staff at the State Department before joining the U.S. Mission to the United Nations; in March 1977, he was appointed as the U.S. Deputy Representative to the U.N. Security Council. Served as United States Ambassador and Permanent Representative to the United Nations from September 1979 until January 1981.

Sam Nunn

•	High Level of Financial Literacy – Serves on Finance Committee of Dell Inc. Served on Audit Committees of Dell Inc. and Scientific-Atlanta, Inc.

•	Marketing/Marketing-Related Technology Experience – Eleven-year public company directorship at Dell Inc., a leading technology company, offering a broad range of products and services. Thirteen-year public company directorship at General Electric Company (“GE”), a diversified technology, media and financial services company. Thirteen-year public company directorship at Chevron Corporation, one of the world’s largest integrated energy companies.

•	Broad International Exposure – Thirteen-year public company directorship at GE, which serves customers in more than 100 countries and employs more than 280,000 people worldwide. Thirteen-year public company directorship at Chevron Corporation, which conducts business in more than 100 countries. Eleven-year public company directorship at Dell Inc., which is the number one supplier of computer systems in the United States and the number two supplier worldwide. Chairman of the Board of Trustees of the Center for Strategic & International Studies.

•	Governmental or Geopolitical Expertise – Served for 24 years as a United States Senator from Georgia. During his tenure in the U.S. Senate, served as Chairman of the U.S. Senate Committee on Armed Services and the Permanent Subcommittee on Investigations. He also served on the Intelligence and Small Business Committees. Recognized leader in the United States on national security and foreign policy. Distinguished Professor of Foreign Affairs at Georgia Institute of Technology (“Georgia Tech”). Host of the annual Sam Nunn Policy Forum at Georgia Tech, a policy meeting that brings together noted academic, government and private-sector experts on technology, public policy and international affairs to address issues of immediate importance. Chair of the Public Responsibilities Committee at GE and Chair of the Public Policy Committee at Chevron Corporation.

James D. Robinson III

•	Extensive Knowledge of the Company’s Business – Thirty-six-year directorship at the Company.

•	Marketing/Marketing-Related Technology Experience – As Co-Founder and General Partner of RRE Ventures, has been actively involved as a venture capital investor in over 140 early stage information technology companies. Over eight-year public company directorship at Novell, Inc., a company that develops, sells and installs enterprise-quality software.

•	Relevant Chief Executive Officer/President Experience – Served as Chief Executive Officer of American Express Company, a major, multinational corporation with a well-recognized global brand, from 1977 to 1993. During tenure at American Express, engineered a number of strategic acquisitions and dispositions.

•	Governmental or Geopolitical Expertise – Member of the Council on Foreign Relations, Chairman of the Advisory Committee on Trade Policy and Negotiations and Honorary Trustee of the Brookings Institution, a nonprofit, public policy organization, based in Washington, D.C., that conducts research and education in the social sciences, primarily in economics, metropolitan policy, governance, foreign policy and global economies and development.

Peter V. Ueberroth

•	High Level of Financial Literacy – Investor and Chairman of Contrarian Group, a financial services company. As organizer of the 1984 Los Angeles Olympic Games, employed innovative strategies to ensure financial success, resulting in significant budget surplus.

•	Extensive Knowledge of the Company’s Business – Twenty-five-year directorship at the Company; experience from a customer perspective in the hospitality industry, including as a Director of Hilton Hotels from 2000 to 2007; significant involvement with the Olympic Games.

•	Marketing/Marketing-Related Technology Experience – As former Commissioner of Major League Baseball, increased attendance, improved financial condition of teams and doubled national television revenue.

•	Risk Oversight/Management Expertise – Chairman of the Company’s Audit Committee for over 12 years.

Jacob Wallenberg

•	High Level of Financial Literacy – An owner of Skandinaviska Enskilda Banken (“SEB”), a financial group. Extensive career in finance and investment management, starting with J.P. Morgan in 1981. Currently serving as Vice Chairman having served as Chairman, Chief Executive Officer and President of SEB, Chairman of Investor AB (Investment Company) and a Member of the International Advisory Board of The Blackstone Group. Serves as a member of the Audit Committees of Investor AB and ABB Ltd. Director of the Peterson Institute for International Economics, a research institution devoted to the study of international economic policy.

•	Diversity – Swedish national.

•	Broad International Exposure – Entire career focused outside of the United States with a number of international companies including SAS, the Nordic Airline and Atlas Copco AB, an electric tools and equipment company. Mayor of Shanghai’s International Business Leaders Advisory Council.

•	Governmental or Geopolitical Expertise – Member of the International Advisory Board of the Council on Foreign Relations and member of the European Round Table of Industrialists.

James B. Williams

•	High Level of Financial Literacy – Designated as a “financial expert” for SEC purposes for the Audit Committee of three public companies: Rollins, Inc., a premier North American consumer and commercial services company, RPC, Inc., a holding company that provides oilfield services and equipment to independent and major oilfield companies in exploration, production and development of oil and gas properties, domestically and in selected international markets, and Marine Products Corporation, one of the top four manufacturers of stern-drive powerboats in the United States.

•	Extensive Knowledge of the Company’s Business and Manufacturing – Thirty-two-year directorship at the Company. Ten-year public company directorship at Marine Products Corporation.

•	Relevant Chief Executive Officer/President Experience – Served as Chief Executive Officer of SunTrust Banks, Inc. from 1991 to 1998.

•	Risk Oversight/Management Expertise – Has served on the Company’s Audit Committee since 2006. Serves on the Audit Committee of three other public companies.

The Board believes that the combination of the various qualifications, skills and experiences of the 2011 Director nominees would contribute to an effective and well-functioning Board. The Board and the Committee on Directors and Corporate Governance believe that, individually and as a whole, the Directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

Information about the Board of Directors and Corporate Governance

The Board is elected by the shareowners to oversee their interest in the long-term health and the overall success of the business and its financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareowners. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareowners. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer, an independent Director serving as Presiding Director and strong, active independent Directors. The Board believes this structure provides a very well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by non-employee Directors.

Under the Company’s By-Laws, the Chairman of the Board presides over meetings of the Board, presides over meetings of shareowners, consults and advises the Board and its committees on the business and affairs of the Company, and performs such other duties as may be assigned by the Board. The Chief Executive Officer is in general charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board. Muhtar Kent serves as both Chairman of the Board and Chief Executive Officer.

The Company also has designated the Chairman of the Committee on Directors and Corporate Governance, who must be an independent Director, as the Presiding Director. James D. Robinson III serves in this position. The Presiding Director:

•	presides at all meetings of non-employee Directors;

•	presides at all meetings of independent Directors;

•	leads the evaluation of the performance of the Chief Executive Officer;

•	encourages and facilitates active participation of all Directors;

•	confers with the Chief Executive Officer and other members of the Board on meeting agendas;

•	monitors and coordinates with management on corporate governance issues and developments;

•	performs any other duties requested by the other non-employee Directors; and

•	acts as a liaison between shareowners and the Board where appropriate.

Importantly, all Directors play an active role in overseeing the Company’s business both at the Board and committee level. As set forth in our Corporate Governance Guidelines, the core responsibility of the Directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareowners. Our Board is comprised of one Director who serves as a member of management and 14 non-employee Directors. Our non-employee Directors are skilled and experienced leaders in business, education, government and public policy. They currently serve or have served as CEOs and members of senior management of Fortune 500 companies and investment banking firms and members of the U.S. Cabinet, the U.S. Senate and academia. In these roles, our non-employee Directors have been called upon to provide solutions to various complex issues, and most importantly are expected to, and do, ask hard questions of management. We believe that this is one of the many reasons our non-employee Directors are well-equipped to oversee the success of the business and to provide advice and counsel to the Chief Executive Officer and other senior officers of the Company.

Under our By-Laws, regular meetings of the Board are held at such times as the Board may determine. As part of each regularly scheduled Board meeting, the non-employee Directors meet without the Chief Executive Officer present. These meetings allow non-employee Directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. In addition, the independent Directors meet separately several times a year at regularly scheduled Board meetings. Also, pursuant to our By-Laws, a majority of the Directors may call a special meeting of the Board in addition to the Chief Executive Officer or the Secretary of the Company. All of the Board committees, except the Management Development Committee and the Executive Committee, are chaired by independent Directors.

The Board believes that this leadership structure – a combined Chairman of the Board and Chief Executive Officer, a Presiding Director, active and strong non-employee Directors and committees led primarily by independent Directors – is the most effective for the Company at this time. The Company’s business is complex and its products are sold in more than 200 countries around the world. Because the Chief Executive Officer travels extensively and is closest to the many facets of our business, the Board believes the Chief Executive Officer is in the best position to lead most effectively and to serve in the critical role of Chairman of the Board. In addition, having a Chairman who also serves as the Chief Executive Officer allows timely communication with the Board on critical business matters given the complexity and global reach of our business. Further, most of the Company’s products are manufactured and sold by bottling partners around the world, most of which are separate, unconsolidated companies. This franchise structure requires our leader to have strong relationships with the leaders of the bottlers. Having a single person in both roles ensures that the Company is represented by a single voice to bottlers, customers and consumers. The Board believes that leadership of both the Board and the Company by Mr. Kent is the optimal structure to guide the Company and maintain the focus required to achieve the business goals set forth in the Company’s 2020 Vision.

Board Meetings and Committees

In 2010, the Board held nine meetings and committees of the Board held a total of 30 meetings. Overall attendance at such meetings was approximately 97%. Each Director attended 75% or more of the aggregate of all meetings of the Board and the Committees on which he or she served during 2010.

The Board has an Audit Committee, a Compensation Committee, a Committee on Directors and Corporate Governance, an Executive Committee, a Finance Committee, a Management Development Committee and a Public Issues and Diversity Review Committee. The Board has adopted a written charter for each of these committees. The Company has adopted a Code of Business Conduct for Non-Employee Directors. In addition, the Company has adopted a Code of Business Conduct applicable to the Company’s employees, including each individual named in the Summary Compensation Table on page 73. The full text of each committee charter, the Company’s Corporate Governance Guidelines and each of the Company’s Codes of Business Conduct is available on the Company’s website located at www.thecoca-colacompany.com, click on “Investors” and click on “Corporate Governance”.

The following table describes the current members of each of the committees and the number of meetings held during 2010.

Public
			Directors				Issues
			and				and
			Corporate			Management	Diversity
Name	Audit	Compensation[1]	Governance	Executive	Finance	Development	Review
Herbert A. Allen				X	X	X

Ronald W. Allen*	X	X

Howard G. Buffett*[2]							X

Barry Diller*			X		X	X

Evan G. Greenberg*[3]	X

Alexis M. Herman*		X					X

Muhtar Kent				Chair

Donald R. Keough						Chair	X

Maria Elena Lagomasino*		Chair	X

Donald F. McHenry*	X		X				Chair

Sam Nunn*					X		X

James D. Robinson III*[4]		X	Chair			X

Peter V. Ueberroth*	Chair				X

Jacob Wallenberg*			X				X

James B. Williams*[5]	X			X	Chair	X

Number of Meetings	9	6	4	0	5	2	4

*	Independent Director

[1]	Cathleen P. Black, who resigned from the Board effective December 31, 2010, served as the Chair of the Compensation Committee in 2010. Ms. Lagomasino was appointed Chair of the Compensation Committee effective January 1, 2011.

[2]	Mr. Buffett was appointed to the Public Issues and Diversity Review Committee effective January 1, 2011.

[3]	Mr. Greenberg was appointed to the Audit Committee effective February 17, 2011.

[4]	Presiding Director

[5]	The Board has appointed Mr. Williams to the Audit Committee even though he serves on the audit committees of three other public companies. The Board believes its decision is in the best interests of shareowners. Mr. Williams is retired and has extensive experience with and knowledge of the Company. The other three companies in which he serves on the audit committee are related to each other in that they share a common management and are under common control. As a result, the Board believes that his service on these audit committees is less burdensome than would be the case for three unrelated public companies.

The following summarizes the responsibilities of the various committees. The committee charters are located at www.thecoca-colacompany.com, click on “Investors” and click on “Corporate Governance”.

Audit Committee

Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. The Audit Committee also oversees the Company’s compliance with legal and regulatory requirements and its ethics program, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the performance of its independent auditors.

Each member of the Audit Committee meets the independence requirements of the NYSE, the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the Company’s Corporate Governance Guidelines. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The “audit committee financial expert” designated by the Board is Peter V. Ueberroth.

Compensation Committee

Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving compensation plans, policies and programs of the Company applicable primarily to elected officers and senior executives of the Company.

The Compensation Committee also makes decisions that affect a larger group of employees. For example, the Compensation Committee approves all stock option awards and all awards of restricted stock and performance share units that may be awarded to employees who are not elected officers or senior executives.

To assist the Compensation Committee with its responsibilities, through May 2010, it retained the services of the compensation consulting firm, Towers Watson. In July 2010, the Compensation Committee engaged a new independent compensation consulting firm, Exequity LLP (“Exequity”). The compensation consultant reports to the Compensation Committee Chair. Additional information regarding the Compensation Committee’s engagement of Towers Watson and Exequity is disclosed beginning on page 65.

Each member of the Compensation Committee meets the independence requirements of the NYSE, the Internal Revenue Code of 1986, as amended (the “Tax Code”) and the Company’s Corporate Governance Guidelines.

Committee on Directors and Corporate Governance

Under the terms of its charter, the Committee on Directors and Corporate Governance is responsible for considering and making recommendations concerning the function and needs of the Board, and the review and development of corporate governance guidelines. As discussed on page 26, the Chairman of the Committee on Directors and Corporate Governance is designated as the Presiding Director.

Each member of the Committee on Directors and Corporate Governance meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

Executive Committee

Under the terms of its charter, the Executive Committee has the authority to exercise the power and authority of the Board between meetings, except the powers reserved for the Board or the shareowners by Delaware Law.

Finance Committee

Under the terms of its charter, the Finance Committee helps the Board fulfill its responsibilities relating to oversight of the Company’s financial affairs, including reviewing and recommending capital expenditures and dividend policy to the Board.

Management Development Committee

Under the terms of its charter, the Management Development Committee helps the Board fulfill its responsibilities relating to oversight of talent development for senior positions and succession planning.

Public Issues and Diversity Review Committee

Under the terms of its charter, the Public Issues and Diversity Review Committee helps the Board fulfill its responsibilities relating to diversity, corporate social responsibility and public issues of significance, which may affect the shareowners, the Company, the business community and the general public.

The Board’s Role in Risk Management

The Board’s responsibilities include ensuring that the assets of the Company are properly safeguarded, that the appropriate financial and other internal controls are maintained and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s understanding and oversight of the various risks facing the Company. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve the objectives set forth in its 2020 Vision.

Effective risk oversight is an important priority of the Board. The Board has implemented a risk governance framework designed to:

•	understand critical risks in the Company’s business and strategy;

•	allocate responsibilities for risk oversight among the full Board and its committees;

•	evaluate the Company’s risk management processes and whether they are functioning adequately;

•	facilitate open communication between management and Directors; and

•	foster an appropriate culture of integrity and risk awareness.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment which facilitate the identification and management of risks and regular communication with the Board. These include an enterprise risk management program, a risk management committee co-chaired by the Chief Financial Officer and the General Counsel, regular internal management disclosure committee meetings, Codes of Business Conduct, robust product quality standards and processes, a strong ethics and compliance office and a comprehensive internal and external audit process. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the full Board. All committees play significant roles in carrying out the risk oversight function. In particular:

•	The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with the Company’s General Counsel, Chief of Internal Audit and representatives of the independent auditing firm.

•	The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. As discussed in more detail in the Compensation Discussion and Analysis beginning on page 50, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•	The Finance Committee oversees certain financial matters and risks relating to pension plan investments, currency risk and hedging programs, mergers and acquisitions and capital projects.

•	The Public Issues and Diversity Review Committee oversees issues that could pose significant reputational risk to the Company.

•	The Management Development Committee oversees management development and succession planning across senior management positions.

In addition, annually, one meeting of the full Board is dedicated primarily to evaluating and discussing risk, risk mitigation strategies and the Company’s internal control environment. Topics examined at this meeting include, but are not limited to, financial risks, political and regulatory risks, legal risks, supply chain and quality risks, information technology risks, economic risks and risks related to the Company’s transformation efforts. Because overseeing risk is an ongoing process and inherent in the Company’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

The Company believes that its leadership structure, discussed in detail beginning on page 26, supports the risk oversight function of the Board. While the Company has a combined Chairman of the Board and Chief Executive Officer, strong Directors chair the various committees involved with risk oversight, there is open communication between management and Directors, and all Directors are actively involved in the risk oversight function.

Anti-Hedging Policy

The Company’s anti-hedging policy prohibits Directors, the Company’s executive officers and certain other employees from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds. All other employees are discouraged from entering into hedging transactions related to Company stock.

Independence and Related Person Transactions

Independence Determinations

Under the corporate governance listing standards of the NYSE and the Company’s Corporate Governance Guidelines, the Board must consist of a majority of independent Directors. In making independence determinations, the Board observes NYSE and SEC criteria and considers all relevant facts and circumstances. Under NYSE corporate governance rules, to be considered independent:

•	the Director must not have a disqualifying relationship as defined in the NYSE corporate governance rules; and

•	the Board must affirmatively determine that the Director otherwise has no material relationship with the Company directly, or as an officer, shareowner or partner of an organization that has a relationship with the Company.

To aid in the Director independence assessment process, the Board has adopted categorical standards that identify categories of relationships that the Board has determined would not affect a Director’s independence. As a result, these relationships are not considered by the Board in determining Director independence. The categorical standards, which are part of the Company’s Corporate Governance Guidelines, provide that the following will not be considered material relationships that would impact a Director’s independence:

1.	The Director is an executive officer or employee or any member of his or her immediate family is an executive officer of any other organization that does business with the Company and the annual sales to, or purchases from, the Company are less than $1 million or 1% of the consolidated gross revenues of such organization, whichever is more;

2.	The Director or any member of his or her immediate family is an executive officer of any other organization which is indebted to the Company, or to which the Company is indebted,

and the total amount of either company’s indebtedness to the other is less than $1 million or 1% of the total consolidated assets of the organization on which the Director or any member of his or her immediate family serves as an executive officer, whichever is more;

3.	The Director is a director or trustee, but not an executive officer, or any member of his or her immediate family is a director, trustee or employee, but not an executive officer, of any other organization (other than the Company’s outside auditing firm) that does business with, or receives donations from, the Company;

4.	The Director or any member of his or her immediate family holds a less than 10% interest in any other organization that has a relationship with the Company; or

5.	The Director or any member of his or her immediate family serves as an executive officer of a charitable or educational organization which receives contributions from the Company in a single fiscal year of less than $1 million or 2% of that organization’s consolidated gross revenues, whichever is more.

In addition, the Board did not consider transactions with entities in which a Director or an immediate family member served only as a director or trustee when determining Director independence. Nor did the Board consider transactions of less than $120,000 or transactions with entities in which the Director or an immediate family member had a less than 10% interest.

The Board, through its Committee on Directors and Corporate Governance, annually reviews all relevant business relationships any Director or nominee for Director may have with the Company. As a result of its annual review, the Board has determined that none of the following Directors has a material relationship with the Company and, as a result, such Directors are independent: Ronald W. Allen, Howard G. Buffett, Barry Diller, Evan G. Greenberg, Alexis M. Herman, Maria Elena Lagomasino, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth, Jacob Wallenberg and James B. Williams. None of the Directors who were determined to be independent had any relationships that were outside the categorical standards identified above.

The Board examined the Company’s relationship with Berkshire Hathaway Inc. (“Berkshire Hathaway”) and its subsidiaries. Howard G. Buffett, one of our Directors, is a director of Berkshire Hathaway and his father, Warren E. Buffett, is the Chairman of the Board, Chief Executive Officer and major stockholder of Berkshire Hathaway. This relationship is described beginning on page 35. Berkshire Hathaway’s holdings constituted approximately 8.71% of the Company’s outstanding Common Stock as of February 28, 2011. The Board determined that the relationship was not material since (i) the amounts involved were less than 1% of the consolidated gross revenue of both the Company and Berkshire Hathaway, (ii) the payments made and received were for various products and services in the ordinary course of business and (iii) the Company has had a relationship with many of the applicable subsidiaries of Berkshire Hathaway for many years prior to when they were owned by Berkshire Hathaway and prior to Mr. Buffett’s service as a Director of the Company. This relationship does not disqualify Mr. Buffett as an independent director under the rules of the NYSE and falls within categorical standard number 1 above.

The Board examined payments made by the Company to IAC/InterActiveCorp and its subsidiaries (“IAC”) where Barry Diller, one of our Directors, is Chairman of the Board and Senior Executive, and during 2010, was Chief Executive Officer. The Board determined that the relationship was not material since (i) the amounts involved were less than 1% of the consolidated gross revenues of both the Company and IAC, (ii) the payments were for online advertising and digital media promotions in the ordinary course of business and (iii) the Company has had a relationship with the predecessors of IAC for many years prior to Mr. Diller’s service as a Director of the Company. This relationship does not disqualify Mr. Diller as an independent director under the rules of the NYSE and falls within categorical standard number 1 above.

The Board examined payments made by the Company to ACE Limited and its subsidiaries (collectively “ACE”) where Evan G. Greenberg, one of our Directors, is Chairman, President and Chief Executive Officer. This relationship is described beginning on page 37. The Board determined that the relationship was not material since (i) the amounts involved were less than 1% of the consolidated gross revenues of both the Company and ACE Limited, (ii) the payments were for insurance related products and services in the ordinary course of business and (iii) the Company has had a relationship with ACE for many years prior to Mr. Greenberg’s service as a Director of the Company. This relationship does not disqualify Mr. Greenberg as an independent director under the rules of the NYSE and falls within categorical standard number 1 above.

The Board examined the Company’s charitable donations and sponsorships to Points of Light Institute, where a daughter of Sam Nunn, one of our Directors, serves as Chief Executive Officer and a Director. The Board determined that this relationship was not material since (i) the amounts involved were a small percentage of the revenues or donations received by Points of Light Institute and a small percentage of the Company’s overall charitable donations and sponsorships and (ii) the payments were within the Company’s philosophy of supporting local and civic organizations in the communities where we operate. This relationship does not disqualify Mr. Nunn as an independent director under the rules of the NYSE and falls within categorical standard number 5 above.

A daughter-in-law of James D. Robinson III, one of our Directors, has an indirect minority equity interest in Delaware North Companies, Inc. (“Delaware North”), with which the Company has a contractual relationship, including a sponsorship agreement relating to the TD Banknorth Garden in Boston. The Board determined that this relationship was not material since (i) the amounts involved were less than 1% of the consolidated gross revenues of both the Company and Delaware North, (ii) the marketing and sponsorship payments and the payments made to purchase fountain syrups and other products were in the ordinary course of business, (iii) Mr. Robinson’s daughter-in-law holds a less than 10% indirect interest in Delaware North and (iv) the Company has had a business relationship with Delaware North for over 75 years. This relationship does not disqualify Mr. Robinson as an independent director under the rules of the NYSE and falls within categorical standard number 1 and categorical standard number 4 above.

A daughter of Peter V. Ueberroth, one of our Directors, is an executive officer of the National Basketball Association (the “NBA”), with which the Company has a contractual relationship. This relationship is described on page 38. The Board determined that this indirect relationship was not material since (i) the amounts involved were less than 1% of the consolidated gross revenues of both the Company and the NBA and (ii) the Company’s relationship with the NBA has been in existence since the late 1980s, long before Mr. Ueberroth’s daughter served as an executive officer of that organization. This relationship does not disqualify Mr. Ueberroth as an independent director under the rules of the NYSE and falls within categorical standard number 1 above.

Muhtar Kent, the Chairman of the Board, also serves as the Company’s Chief Executive Officer and therefore is not an independent Director. Even though Herbert A. Allen and Donald R. Keough are not currently determined to be independent, they contribute greatly to the Board and the Company through their wealth of experience, expertise and judgment.

All of our Directors who serve as members of the Audit Committee, Compensation Committee and Committee on Directors and Corporate Governance are independent as required by the NYSE corporate governance rules. Under these rules, Audit Committee members also satisfy the separate SEC independence requirement that provides that no member may accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than compensation for services as a Director.

Related Person Transactions

Set forth below are certain related person transactions for 2010. On October 2, 2010, the Company completed its acquisition (the “CCE Transaction”) of the North American operations of Coca-Cola Enterprises Inc. (“CCE”). Immediately prior to the completion of the CCE Transaction, the Company owned approximately 33% of the outstanding common stock of CCE. In connection with the CCE Transaction, CCE was renamed Coca-Cola Refreshments USA, Inc. (“CCR”). Where there were transactions with both the Company and CCR, disclosure includes amounts related to CCR for the period of October 2 to December 31, 2010. Where there were transactions related to CCE prior to the CCE Transaction, separate disclosure is provided for the period of January 1 to October 1, 2010.

Certain Related Person Transactions

Herbert A. Allen

Herbert A. Allen, one of our Directors, is President, Chief Executive Officer and a Director of Allen & Company Incorporated (“ACI”) and a principal shareowner of ACI’s parent. ACI is an indirect equity holder of Allen & Company LLC (“ACL”). ACI transferred its investment and financial advisory services business to ACL in September 2002.

ACI has leased and subleased office space since 1977 in a building owned by one of our subsidiaries and located at 711 Fifth Avenue, New York, New York. In June 2005, ACI assigned the lease and sublease to ACL. In 2010, ACL paid approximately $5.0 million in rent and related expenses and it is expected that ACL will pay a similar amount in 2011 under the terms of the current lease. In the opinion of management, the terms of the lease are fair and reasonable and as favorable to the Company as those that could have been obtained from unrelated third parties at the time of the execution of the lease.

In 2010, in connection with the consummation of the CCE Transaction, the Company paid ACL $1.0 million for investment banking services and $11.5 million for a success fee. Under the terms of the investment banking services agreement, the Company was required to pay ACL a success fee equal to $15.0 million, less any advisory fees payable under the agreement ($1.5 million in 2008, $1.0 million in 2009 and, as noted above, $1.0 million in 2010), upon consummation of the CCE Transaction. In the opinion of management, the terms of the investment banking services agreement are fair and reasonable and as favorable to the Company as those that could have been obtained from unrelated third parties.

Howard G. Buffett and Berkshire Hathaway

The father of Howard G. Buffett, one of our Directors, is Warren E. Buffett, the Chairman of the Board, Chief Executive Officer and major stockholder of Berkshire Hathaway. Berkshire Hathaway’s holdings constituted approximately 8.71% of the Company’s outstanding Common Stock as of February 28, 2011.

Business Wire, Inc. (“Business Wire”) is a wholly-owned subsidiary of Berkshire Hathaway. In 2010, the Company paid approximately $337,000 to Business Wire to disseminate news releases for the Company in the ordinary course of business. This business relationship was in place prior to Berkshire Hathaway’s acquisition of Business Wire in 2006, is fair and reasonable and is on terms as favorable to the Company as those that could have been obtained from unrelated third parties.

FlightSafety International, Inc. (“FlightSafety”) is a wholly-owned subsidiary of Berkshire Hathaway. Effective January 2009, the Company agreed to a new five-year agreement with FlightSafety to provide flight attendant and mechanic training services to the Company. In August 2009, the Company agreed to a new five-year agreement with FlightSafety to provide pilot training services to the Company and, effective August 2010, entered into an addendum to the agreement for additional pilot training services. In 2010, the Company paid FlightSafety approximately $658,000 for pilot, flight attendant and mechanic training services provided to the Company in the ordinary course of business. From January 1 to October 1, 2010, CCE paid FlightSafety approximately $6,000 for training services in the ordinary course of business. In the opinion of management, the terms of the FlightSafety agreements are fair and reasonable and as favorable to the Company as those that could have been obtained from unrelated third parties at the time of the execution of the agreements.

International Dairy Queen, Inc. (“IDQ”) is a wholly-owned subsidiary of Berkshire Hathaway. In 2010, IDQ and its subsidiaries paid approximately $2.3 million to the Company directly and through bottlers and other agents to purchase fountain syrup and other products for its corporate stores in the ordinary course of business, of which approximately $13,000 was paid by CCR from October 2 to December 31, 2010. From January 1 to October 1, 2010, IDQ and its subsidiaries paid CCE approximately $8,500 to purchase products in the ordinary course of business. Payments from franchised stores are not included. Also in 2010, IDQ and its subsidiaries received promotional and marketing incentives based on the volume of both corporate and franchised stores, totaling approximately $1.7 million from the Company in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway’s acquisition of IDQ. In the opinion of management, the Company’s business relationship with IDQ is fair and reasonable and is on terms substantially similar to the Company’s relationships with other customers.

McLane Company, Inc. (“McLane”) is a wholly-owned subsidiary of Berkshire Hathaway. In 2010, McLane paid approximately $169 million to the Company to purchase fountain syrup and other products in the ordinary course of business, of which approximately $973,000 was paid to CCR from October 2 to December 31, 2010. From January 1 to October 1, 2010, McLane paid CCE approximately $2.5 million to purchase products in the ordinary course of business. Also in 2010, McLane received from the Company approximately $7.8 million in agency commissions, marketing payments and other fees relating to the sale of the Company’s products to customers in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway’s acquisition of McLane in 2003. In the opinion of management, the Company’s business relationship with McLane is fair and reasonable and is on terms substantially similar to the Company’s relationships with other customers.

XTRA Lease LLC (“XTRA”) is a wholly-owned subsidiary of Berkshire Hathaway. In 2010, the Company paid XTRA approximately $668,000 for the rental of trailers used to transport and store finished product in the ordinary course of business, of which approximately $485,000 was paid by

CCR from October 2 to December 31, 2010 under a national account agreement entered into between XTRA and CCE in September 2009. From January 1 to October 1, 2010, CCE paid XTRA approximately $1.4 million for equipment leases of trailers used to transport and store finished product in the ordinary course of business under the terms of its national account agreement with XTRA. In the opinion of management, the terms of the leases and the national account agreement are fair and reasonable and as favorable to the Company as those that could have been obtained from unrelated third parties at the time of the execution of the leases and the agreement.

Berkshire Hathaway holds a significant equity interest in American Express Company (American Express Company, together with its subsidiaries, “American Express”). In March 2010, the Company and American Express entered into a new five-year agreement under which American Express provides global credit card services to the Company. In 2010, American Express made a one-time advance payment to the Company of approximately $3.7 million, which was based on a minimum charge volume and is to be earned over the term of the agreement. Also in 2010, American Express paid the Company approximately $903,000 in rebates and incentives in the ordinary course of business. In 2010, the Company paid American Express fees of approximately $1.0 million for credit card memberships, business travel and other services in the ordinary course of business. From January 1 to October 1, 2010, CCE paid fees of approximately $6,000 to American Express for services in the ordinary course of business. In the opinion of management, the terms of the new agreement and the Company’s relationship with American Express are fair and reasonable.

Berkshire Hathaway holds a significant equity interest in Moody’s Corporation (“Moody’s”). In 2010, the Company paid a subsidiary of Moody’s fees of approximately $242,000 for rating the Company’s and CCE’s commercial paper programs, of which approximately $47,000 was for services provided to CCE prior to October 2, 2010. From January 1 to October 1, 2010, CCE paid a subsidiary of Moody’s fees of approximately $347,000 for providing long-term and short-term credit rating services. In the opinion of management, the Company’s relationship with Moody’s is fair and reasonable and is on terms substantially similar to the Company’s relationships with similar companies.

Berkshire Hathaway holds a significant equity interest in The Washington Post Company (“Washington Post”). In 2010, the Company paid fees of approximately $2.0 million to Washington Post for print media and online advertising in the ordinary course of business. From January 1 to October 2, 2010, CCE paid a subsidiary of Washington Post approximately $121,000 for advertising fees. In the opinion of management, the relationship with Washington Post is fair and reasonable and is on terms as favorable to the Company as those that could have been obtained from unrelated third parties.

Evan G. Greenberg

Evan G. Greenberg, one of our Directors, is Chairman, President and Chief Executive Officer of ACE Limited. ACE has provided insurance related products and services to the Company since 1986. ACE provides traditional insurance coverage where the Company seeks to transfer risk and fronting services where the Company seeks to retain risk. The Company renews its insurance coverage on an annual basis. For the one-year period of November 1, 2009 to November 1, 2010, ACE was the primary insurer in the Company’s Directors’ and Officers’ (“D&O”) liability tower and the fiduciary liability tower and the only insurer for employed lawyers liability. During this period, it also provided insurance coverage, but was not considered the primary insurer, for property insurance covering the Company’s plants and buildings. For the one-year period of November 1, 2010 to

November 1, 2011, the Company changed its insurance coverage and ACE is no longer the primary insurer in the D&O liability tower, although it provides D&O liability coverage on an excess basis. Also, ACE no longer provides employed lawyers liability insurance but continues to provide the Company with primary coverage for fiduciary liability. Since October 2, 2010, CCR is covered under the Company’s insurance policies. ACE also provides fronting services to the Company by issuing contracts for U.S. and international general and product liability insurance, U.S. workers’ compensation insurance and global property insurance on behalf of the Company. In 2010, the Company paid ACE approximately $3.0 million for insurance premiums and approximately $937,000 in fronting fees for property and casualty insurance premiums. From January 1 to October 1, 2010, CCE paid ACE approximately $576,000 for insurance premiums and other services in the ordinary course of business. In the opinion of management, the terms of the Company’s insurance coverage and fronting arrangements with ACE are fair and reasonable and as favorable to the Company as those that could have been obtained from unrelated third parties.

Donald R. Keough

A son of Donald R. Keough, one of our Directors, is an executive officer of, and holds a significant equity interest in, Marsys Digital LLC (“Marsys Digital”). In 2009, the Company and Marsys Digital entered into a five-year services agreement relating to the Company’s use of Marsys Digital’s platform technology and infrastructure. Under the terms of the services agreement, the Company is required to pay Marsys Digital $2.9 million annually over the five-year period for services associated with the operation, maintenance and support of the platform technology and infrastructure. In 2009, the Company also entered into a warrant agreement with Marsys Digital whereby the Company was granted the right to purchase, for a period of up to six years, a 5% equity interest in Marsys Digital for an exercise price that is to be determined by the terms of the warrant agreement. The exercise price is based on a formula dependent on the fair market value of such equity interest and is subject to credit adjustments based on revenues recognized by Marsys Digital pursuant to its services agreement with the Company. In 2010, the Company paid Marsys Digital approximately $3.8 million for services associated with the design, operation, maintenance and support of the platform technology and infrastructure and additional hardware. Since Marsys Digital is a startup company, the value of the Company’s equity interest is not currently determinable.

Peter V. Ueberroth

A daughter of Peter V. Ueberroth, one of our Directors, is an executive officer of the NBA. In 2010, the Company and the NBA entered into a new four-year marketing, sponsorship and advertising agreement. Also in 2010, the Company and the NBA entered into a three-year marketing, sponsorship and advertising agreement associated with the Women’s National Basketball Association. The Company paid approximately $5.6 million to the NBA’s affiliated companies in 2010 for marketing, media placement, advertising and sponsorship in the ordinary course of business. From January 1 to October 1, 2010, CCE paid the NBA approximately $73,000 for marketing in the ordinary course of business. The Company has had a relationship with the NBA since the late 1980s. In the opinion of management, the terms of the Company’s agreements with the NBA are fair and reasonable.

BlackRock, Inc.

BlackRock, Inc.’s holdings constitute approximately 5.00% of the Company’s outstanding Common Stock as of February 28, 2011. The Coca-Cola Company Master Retirement Trust (the

“Trust”), a trust established by the Company for purposes of providing retirement benefits under certain employee benefit plans, and BlackRock Realty Advisors, Inc., a subsidiary of BlackRock, Inc., are parties to an investment management agreement. Certain assets of the Company’s U.S. defined benefit pension plans (the “Trust Assets”) are invested in a fund that is managed by a subsidiary of BlackRock, Inc. In 2010, the Trust paid fees of approximately $189,000 to BlackRock Realty Advisors, Inc. for its services as an investment manager in the ordinary course of business. The Trust Assets have been invested in the fund since the 1990s, when it was managed by an entity that was acquired by BlackRock, Inc. in 2006. Also, certain assets of the U.K. Pension Scheme, which was established by the Company to provide retirement benefits under its employee benefit plans in the United Kingdom, are invested in funds managed by a subsidiary of BlackRock, Inc. In 2010, the U.K. Pension Scheme paid fees of approximately $482,000 to a subsidiary of BlackRock, Inc. for its services as an investment manager in the ordinary course of business.

Since the CCE Transaction, the Coca-Cola Enterprises Master Trust for Defined Benefit Plans (the “CCE Trust”), a trust established by CCE for purposes of providing retirement benefits under CCE employee benefit plans in the United States, continues in effect for CCR employees. Similarly, the Coca-Cola Bottling Company Master Trust (the “Canadian Trust”), a trust established by a Canadian subsidiary of CCE to provide retirement benefits under a CCE employee benefit plan in Canada, continues in effect for CCR employees. Certain assets of CCR’s U.S. and Canadian defined benefit pension plans are invested in funds managed by subsidiaries of BlackRock, Inc. pursuant to investment management agreements with entities that were acquired by BlackRock, Inc. in 2009. From January 1 to October 1, 2010, the CCE Trust and the Canadian Trust paid fees of approximately $468,000 and from October 2 to December 31, 2010, the CCE Trust paid fees of $70,000 to subsidiaries of BlackRock, Inc. for their services as investment managers in the ordinary course of business. No fees were paid by the Canadian Trust subsequent to October 2, 2010. In the opinion of management, the Company’s relationship with the subsidiaries of BlackRock, Inc. is fair and reasonable and is on terms substantially similar to the Company’s relationship with other investment managers.

Approval of Related Person Transactions

Our policies and procedures regarding related person transactions are in writing in the charters for the Committee on Directors and Corporate Governance and the Audit Committee and in our Codes of Business Conduct. These documents can be found on the Company’s website, www.thecoca-colacompany.com, under the “Investors” section.

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and, as relates to Directors or shareowners who have an ownership interest in the Company of more than 5%, the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. Under our policy, there is no threshold amount applicable to executive officers with regard to Related Person Transactions.

A “Related Person” means:

•	any person who is, or at any time during the applicable period was, a Director of the Company or a nominee for Director or an executive officer;

•	any person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Director, nominee for Director, executive officer or more than 5% beneficial owner of the Common Stock, and any person (other than a tenant or employee) sharing the household of such Director, nominee for Director, executive officer or more than 5% beneficial owner of the Common Stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In general, the Company will enter into or ratify Related Person Transactions only when the Board, acting through the Committee on Directors and Corporate Governance, determines that the Related Person Transaction is reasonable and fair to the Company.

When a new Related Person Transaction is identified, it is brought to the Committee on Directors and Corporate Governance to determine if the proposed transaction is reasonable and fair to the Company. The Committee on Directors and Corporate Governance considers, among other things, the evaluation of the transaction by employees directly involved and the recommendation of the Chief Financial Officer.

However, many transactions that constitute Related Person Transactions are ongoing and some arrangements predate any relationship with the Director or predate the Director’s relationship with the Company. For example, ACI’s lease of space at 711 Fifth Avenue predates Herbert Allen’s service as a Director and was in place when the Company acquired the property as part of the purchase of Columbia Pictures in 1982.

When a transaction is ongoing, any amendments or changes are reviewed and the transaction is reviewed annually for reasonableness and fairness to the Company.

Identifying possible Related Person Transactions involves the following procedures, in addition to the completion and review of the customary annual questionnaires by Directors, executive officers and shareowners who have an ownership interest of more than 5% of the Common Stock and complete a questionnaire.

•	Directors and nominees for Directors are required to annually verify and update information about (i) where the Director is an employee, director or executive officer, (ii) each entity where an immediate family member of a Director is an executive officer, (iii) each firm, corporation or other entity in which the Director or an immediate family member is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest and (iv) each charitable or non-profit organization where the Director or an immediate family member is an employee, executive officer, director or trustee.

•	Any Related Person Transaction involving an executive officer must be preapproved by the Chief Executive Officer. Any transaction involving the Chief Executive Officer must be submitted to the Audit Committee for approval.

•	The process for evaluating transactions involving a shareowner who has an ownership interest of more than 5% is essentially the same as that used for Directors, except that the transactions are submitted to the Audit Committee for approval.

Verification Process

When the Company receives the requested information from its Directors (including nominees), executive officers and shareowners who own more than 5% of the outstanding Common Stock, the Company compiles a list of all persons and entities, including all subsidiaries of the entities identified, that may give rise to a Related Person Transaction. The Office of the Secretary reviews the updated list and expands the list if necessary, based on a review of SEC filings, Internet searches and applicable websites.

Once the list of approximately 2,450 persons and entities has been reviewed and updated, it is distributed within the Company to identify any potential transactions. This list also is sent to each of the Company’s approximately 380 accounting locations to be compared to payments and receipts. As a result of the CCE Transaction, in 2010, the Office of the Secretary reviewed information provided by CCE on transactions between CCE and these persons and entities.

All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. The information is reviewed and relevant information is presented to the Committee on Directors and Corporate Governance or the Audit Committee, as the case may be, in order to obtain approval or ratification of the transactions and to review in connection with its recommendations to the Board on the independence determinations of each Director.

DIRECTOR COMPENSATION

Directors who also serve as employees of the Company do not receive payment for services as Directors. The Committee on Directors and Corporate Governance is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to fees and retainers paid to Directors for Board, committee and committee chair services. Under the Committee on Directors and Corporate Governance’s charter, it is authorized to engage consultants or advisors in connection with its review and analysis, though it did not engage any consultants in 2010.

In making non-employee Director compensation recommendations, the Committee on Directors and Corporate Governance takes various factors into consideration, including, but not limited to, the responsibilities of Directors generally, as well as committee chairs, and the forms of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Committee on Directors and Corporate Governance and determines the form and amount of Director compensation.

The current compensation program for non-employee Directors, The Coca-Cola Company Compensation and Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Plan”), has been in effect since January 1, 2009 and is described further below.

Prior Directors’ Plan

In 2006, the Board adopted the Compensation Plan for Non-Employee Directors of The Coca-Cola Company, which was amended on December 13, 2007 (the “Prior Directors’ Plan”). The Prior Directors’ Plan, which was effective through December 31, 2008, tied the Directors’ annual pay to the Company’s performance over a three-year period. For all of the performance periods, the Board set a target of 8% compound annual growth in comparable earnings per share. For the 2007–2009 performance period, the Company’s 2006 comparable earnings per share of $2.37 was used as the base for this calculation. For the 2008–2010 performance period, the Company’s 2007 comparable earnings per share of $2.70 was used as the base for this calculation. For all performance periods, the calculation of comparable earnings per share growth was adjusted for significant structural changes, accounting changes and nonrecurring charges and gains.

Under the Prior Directors’ Plan, each Director, except a new Director, was credited with share units as compensation for each year in an amount equal to the number of shares of Common Stock that could be purchased for $175,000 on the date of the first regularly scheduled Board meeting each year. When a dividend was paid on Common Stock, the number of units was increased by the number of shares of Common Stock that could be purchased with the amount of the dividend on the dividend payment date. If the performance goal was met at the end of the three-year period, each participating Director was paid in cash an amount equal to the number of units multiplied by the fair market value of a share of Common Stock on the date the Audit Committee certified performance results. If performance goals had not been met, the participating Directors would have received nothing for that year of service. Pursuant to the terms of this plan, new Directors were paid $175,000 in cash for their first twelve months of service and thereafter were eligible to participate in the performance portion of this plan.

The Prior Directors’ Plan is now complete. The final payouts under the Prior Directors’ Plan to each eligible Director are summarized in the table below.

	Audit Committee	Number of Share
Performance Period	Certification Date	Units Credited	Payout
2007-2009 (for 2007 compensation)	February 17, 2010	3,986	$219,861

2008-2010 (for 2008 compensation)	February 16, 2011	3,301 [1]	208,544

[1]	Ms. Herman received a prorated number of share units (834) because she was only eligible for the performance portion of this plan for part of 2008.

2010 Annual Compensation

Under the Directors’ Plan, 2010 annual compensation to non-employee Directors consisted of $50,000 (or approximately 29%) paid in cash in quarterly installments and $125,000 (or approximately 71%) credited in deferred share units. Non-employee Directors have the option of deferring all or a portion of their cash compensation in share units. The number of share units awarded to non-employee Directors is equal to the number of shares of Common Stock that could be purchased for $125,000 on April 1st (or the next business day if April 1st is not a business day). Share units do not have voting rights but are credited with hypothetical dividends that are reinvested in additional units to the extent dividends on Common Stock are received by shareowners. Share units will be paid out in cash to non-employee Directors on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months after the Director leaves the Board. Directors may elect to take their payout in a lump sum or in up to five annual installments.

In addition, each non-employee Director who served as a committee chair in 2010 received an additional $20,000 in cash. Directors do not receive fees for attending Board or committee meetings. Non-employee Directors are reimbursed for reasonable expenses incurred in connection with Board-related activities.

The Board believes that the Directors’ Plan:

•	ties the majority of Directors’ compensation to shareowner interests because the value of the units fluctuates up or down depending on the stock price;

•	focuses on the long term, since the share units are not paid until after the Director leaves the Board;

•	is simple to understand and communicate; and

•	is equitable based on the work required of directors serving an entity of the Company’s size and scope.

The following table details the total compensation of the Company’s non-employee Directors for the year ended December 31, 2010.

2010 Director Compensation

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Herbert A. Allen	$50,000	$125,000	$0	$0	$0	$1,064	$176,064

Ronald W. Allen	50,000	125,000	0	0	0	1,675	176,675

Cathleen P. Black[1]	70,000	125,000	0	0	0	1,675	196,675

Howard G. Buffett[2]	12,500	8,771	0	0	0	0	21,271

Barry Diller	50,000	125,000	0	0	0	1,675	176,675

Alexis M. Herman	50,000	125,000	0	0	0	1,064	176,064

Donald R. Keough	70,000	125,000	0	0	0	0	195,000

Maria Elena Lagomasino	50,000	125,000	0	0	0	21,064	196,064

Donald F. McHenry	70,000	125,000	0	0	0	2,096	197,096

Sam Nunn	50,000	125,000	0	0	0	35,867	210,867

James D. Robinson III	70,000	125,000	0	0	0	22,096	217,096

Peter V. Ueberroth	70,000	125,000	0	0	0	15,867	210,867

Jacob Wallenberg	50,000	125,000	0	0	0	1,064	176,064

James B. Williams	70,000	125,000	0	0	0	23,011	218,011

[1]	Ms. Black resigned from the Board effective December 31, 2010.

[2]	Mr. Buffett was appointed to the Board on December 9, 2010.

Fees Earned or Paid in Cash (Column (b))

Under the terms of the Directors’ Plan, up to $50,000 of the $175,000 annual retainer may be paid in cash to each non-employee Director. Each of Ms. Black and Messrs. Keough, McHenry, Robinson, Ueberroth and Williams received an additional $20,000 for service as a committee chair in 2010. Messrs. Diller and Nunn each deferred $37,500 of their 2010 cash compensation into 678 share units and Mr. Williams deferred $52,500 of his 2010 cash compensation into 950 share units. The number of share units is equal to the number of shares of Common Stock that could be purchased for the deferred amount based on the average of the high and low prices of a share of Common Stock on April 1, 2010.

Stock Awards (Column (c))

The amounts reported in the Stock Awards column reflect the grant date fair value associated with each Director’s share units that are required to be deferred under the Directors’ Plan, calculated in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation–Stock Compensation (“FASB Topic 718”).

All Other Compensation (Column (g))

The amounts reported in the All Other Compensation column reflect, where applicable, the premiums for business travel accident insurance, life insurance (including accidental death and dismemberment coverage), medical and dental insurance, Company matching gifts to non-profit organizations and certain amenities provided to Directors at a Board meeting held at the Vancouver Olympic Games, which the Company sponsored.

For Directors who elected coverage prior to 2006 (Messrs. Nunn, Ueberroth and Williams), the Company provides health and dental insurance coverage on the same terms and at the same cost as available to U.S. employees. For Directors who elected coverage prior to 2006, the Company also provides life insurance coverage, which includes $30,000 term life insurance and $100,000 group accidental death and dismemberment insurance. The premiums for this life insurance (including accidental death and dismemberment, if applicable) for participating Directors were: for each of Messrs. Ronald Allen and Diller and Ms. Black — $611, for Mr. Williams — $1,021 and for each of Messrs. McHenry, Nunn, Robinson and Ueberroth — $1,033. This coverage was discontinued in 2006 for all other Directors. Group travel accident insurance coverage of $200,000 is provided to all Directors while traveling on Company business, at a Company cost of $4 per Director. The total cost for these insurance benefits to all of the non-employee Directors in 2010 was $45,496.

The Directors are eligible to participate in the Company’s matching gifts program, which is the same program available to all U.S. based employees and retirees. In 2010, this program matched up to $10,000 of charitable contributions to tax-exempt arts, cultural, environmental or educational organizations, on a two for one basis. The total cost of matching contributions on behalf of the non-employee Directors for 2010 gifts was $70,000. Messrs. Nunn’s and Robinson’s and Ms. Lagomasino’s designated charities received $20,000 each. Mr. Williams’ designated charity received $10,000. In addition, the table does not include matching contributions of $20,000 paid in 2010 because they relate to gifts made in late 2009 by Mr. Robinson.

The Company provides its products to Directors’ offices without charge. The total cost of Company products provided during 2010 to all of the non-employee Directors was approximately $17,075, which is not reflected in the table.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Common Stock by each Director, each individual named in the Summary Compensation Table on page 73, and our Directors and Executive Officers as a group, all as of February 28, 2011.

	Aggregate Number		Percent of
	of Shares		Outstanding
Name	Beneficially Owned		Shares[20]
Herbert A. Allen	9,005,400	[1]	*

Ronald W. Allen	12,000	[2]	*

Howard G. Buffett	24,296	[3]	*

Barry Diller	1,636,000	[4]	*

Evan G. Greenberg	3,896		*

Alexis M. Herman	1,000	[5]	*

Donald R. Keough	5,041,088	[6]	*

Maria Elena Lagomasino	4,825	[7]	*

Donald F. McHenry	25,936	[8]	*

Sam Nunn	1,000	[9]	*

James D. Robinson III	61,925	[10]	*

Peter V. Ueberroth	61,000	[11]	*

Jacob Wallenberg	1,000	[12]	*

James B. Williams	96,893,828	[13]	4.22%

Muhtar Kent	2,098,273	[14]	*

Ahmet C. Bozer	615,677	[15]	*

J. Alexander M. Douglas, Jr.	863,650	[16]	*

Gary P. Fayard	1,931,572	[17]	*

José Octavio Reyes	1,536,931	[18]	*

All Directors and Executive Officers as a Group (31 Persons)	126,659,266	[19]	5.49%

*	Less than 1% of issued and outstanding shares of Common Stock.

[1]	Includes 3,000,000 shares held by ACI and 5,400 shares held in three trusts in which Mr. Allen, in each case, is one of five trustees. Does not include 21,258 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[2]	Includes 2,000 shares held by Mr. Allen’s wife. Mr. Allen has disclaimed beneficial ownership of his wife’s shares. Does not include 20,006 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[3]	Does not include 137 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board. Does not include shares owned by Berkshire Hathaway Inc., which are included in the “Principal Shareowners” table on page 49.

[4]	Does not include 30,862 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[5]	Does not include 5,341 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[6]	Includes 6,000 shares held by a trust of which a management company in which Mr. Keough holds a significant interest is the trustee. Also includes 131,000 shares held by a foundation of which he is one of eight trustees. Mr. Keough disclaims beneficial ownership of these 137,000 shares held by the trust and the foundation. Also includes 420,088 shares held by three limited liability companies in which Mr. Keough’s children hold a majority of the economic interest. Mr. Keough and his wife have investment control over these shares. Mr. Keough disclaims beneficial ownership of these 420,088 shares except to the extent of his pecuniary interest therein. Does not include 21,708 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[7]	Does not include 5,341 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[8]	Includes 536 shares held by Mr. McHenry’s grandchildren. Does not include 22,899 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[9]	These shares are pledged in connection with a margin account. Does not include 42,184 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[10]	Includes 29,698 shares held by a trust of which Mr. Robinson is a co-trustee. Does not include 1,400,000 shares held by a trust of which Mr. Robinson is a beneficiary with no voting or investment power. Does not include 41,253 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[11]	Includes 22,000 shares held by a trust of which Mr. Ueberroth is one of two trustees and a beneficiary, 10,000 shares held by his wife and 8,000 shares held by a foundation of which he is one of six directors. Does not include 48,235 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[12]	Does not include 5,341 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[13]	Includes 81,057,003 shares held by four foundations of which Mr. Williams is, in all cases, one of five trustees, and 15,786,700 shares held by a foundation of which he is one of three trustees. Does not include 66,818 share units deferred under the Directors’ Plan, which are settled in cash on the later of (i) January 15 of the year following the year in which the Director leaves the Board or (ii) six months following the date on which the Director leaves the Board.

[14]	Includes 32,036 shares credited to Mr. Kent’s accounts under The Coca-Cola Company Thrift & Investment Plan (the “Thrift Plan”), 44,887 shares of restricted stock and 1,900,599 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 29, 2011. Does not include 60,756 unvested restricted stock units, which will be settled in shares upon vesting, and 13,231 share units credited to his account under The Coca-Cola Company Supplemental Thrift Plan (the “Supplemental Thrift Plan”), which are settled in cash after retirement.

[15]	Includes 7,205 shares credited to Mr. Bozer’s accounts under the Thrift Plan and 577,421 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 29, 2011. Does not include 43,410 unvested restricted stock units, which will be settled in shares upon vesting, and 5,061 share units credited to his account under the Supplemental Thrift Plan, which are settled in cash after retirement.

[16]	Includes 4,149 shares credited to Mr. Douglas’ accounts under the Thrift Plan, 47,515 shares of restricted stock and 759,840 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 29, 2011. Does not include 26,733 unvested restricted stock units, which will be settled in shares upon vesting, and 6,845 share units credited to his account under the Supplemental Thrift Plan, which are settled in cash after retirement.

[17]	Includes 9,276 shares credited to Mr. Fayard’s accounts under the Thrift Plan, 47,217 shares of restricted stock and 1,724,652 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 29, 2011. Does not include 37,466 unvested restricted stock units, which will be settled in shares upon vesting, and 11,533 share units credited to his account under the Supplemental Thrift Plan, which are settled in cash after retirement.

[18]	Includes 139,866 shares held by a trust in which Mr. Reyes has an indirect beneficial interest. Also includes 1,397,065 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 29, 2011. Does not include 68,966 unvested restricted stock units, which will be settled in shares upon vesting, and 848 share units credited to Mr. Reyes’ account under The Coca-Cola Export Corporation International Thrift Plan (the “International Thrift Plan”), which are settled in cash after retirement.

[19]	Includes 306,978 shares of restricted stock, 84,000 shares that are subject to performance criteria, 12,492,464 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 29, 2011, 110,008 shares credited to accounts under the Thrift Plan and 13,219 shares subject to pledges or held in margin accounts. Does not include 331,383 share units deferred under the Directors’ Plan, 737,548 unvested restricted stock units, which will be settled in shares upon vesting, 22,857 share units credited to accounts under the International Thrift Plan and 66,600 share units credited to accounts under the Supplemental Thrift Plan.

[20]	Share units credited under the Directors’ Plan, the International Thrift Plan and the Supplemental Thrift Plan are not included as outstanding shares in calculating these percentages. Unvested restricted stock units, which will be settled in shares upon vesting, also are not included.

Principal Shareowners

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of the issued and outstanding Common Stock.

	Aggregate	Percent of
	Number of Shares	Outstanding
Name and Address	Beneficially Owned	Shares[3]
Berkshire Hathaway Inc.[1]	200,000,000	8.71%
3555 Farnam Street, Suite 1440
Omaha, Nebraska 68131

BlackRock, Inc.[2]	114,794,721	5.00%
40 East 52nd Street
New York, New York 10022

[1]	Berkshire Hathaway, a diversified holding company, has informed the Company that, as of December 31, 2010, it held an aggregate of 200,000,000 shares of Common Stock through subsidiaries.

[2]	The information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on June 10, 2010 reporting beneficial ownership as of May 31, 2010. BlackRock, Inc. reported that it has sole voting and dispositive power with respect to these shares of Common Stock.

[3]	The ownership percentages set forth in this column are based on the assumption that each of the principal shareowners continued to own the number of shares reflected in the table above on February 28, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, Directors and certain persons who own more than 10% of the outstanding shares of Common Stock are required by Section 16(a) of the 1934 Act and related regulations:

•	to file reports of their ownership of Common Stock with the SEC and the NYSE; and

•	to furnish us with copies of the reports.

We received written representations from each such person who did not file an annual statement on Form 5 with the SEC that no Form 5 was due. Based on our review of the reports and representations, we believe that all Section 16(a) reports were filed timely in 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and programs, the compensation decisions we have made under those programs, and the factors we considered in making those decisions. The Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2010, who were:

•	Muhtar Kent, Chairman of the Board and Chief Executive Officer;

•	Ahmet C. Bozer, President, Eurasia and Africa Group;

•	J. Alexander M. Douglas, Jr., President, North America Group;

•	Gary P. Fayard, Executive Vice President and Chief Financial Officer; and

•	José Octavio Reyes, President, Latin America Group.

Executive Compensation Practices

Our compensation programs are designed to reward employees for producing sustainable growth consistent with the Company’s 2020 Vision, to attract and retain world-class talent and to align compensation with the long-term interests of our shareowners.

The table below highlights our current executive compensation practices – both the practices we believe drive performance (left column) and the practices we have not implemented because we do not believe they would serve our shareowners’ long-term interests (right column).

		Executive Compensation Practices We
Our Executive Compensation Practices:	See	Have Not Implemented:	See
(What We Do)	Page	(What We Don’t Do)	Page
• We tie pay to performance. The great majority of executive pay is not guaranteed. We set clear financial goals for corporate and business unit performance and differentiate based on individual achievement. • We review tally sheets when making executive compensation decisions.	51	• We do not have employment contracts for the Chairman and Chief Executive Officer or other Named Executive Officers except for Mr. Reyes, who is based in Mexico where contracts are required.	66

• We mitigate undue risk, including utilizing caps on potential payments, clawback provisions, retention provisions, multiple performance targets, and robust Board and management processes to identify risk.	61	• We do not believe any of the Company’s compensation programs create risks that are reasonably likely to pose a material adverse impact to the Company.	61

		Executive Compensation Practices We
Our Executive Compensation Practices:	See	Have Not Implemented:	See
(What We Do)	Page	(What We Don’t Do)	Page
• We have reasonable post-employment and change in control provisions that apply to executive officers in the same manner as the employee population generally. • We amended our stock option and restricted stock plans under which additional awards may be granted to generally provide for accelerated vesting of future awards after a change in control only if an employee is also terminated within two years of the change in control (a double-trigger).	67	• We do not have separate change in control agreements or excise tax gross-ups. • We do not have an executive retirement plan that provides extra benefits to the Named Executive Officers and do not include the value of equity awards in pension calculations.	67

• We provide only modest perquisites that have a sound benefit to the Company’s business.	66	• We do not provide tax gross-ups for personal aircraft use or financial planning.	66

• We have adopted stringent share ownership guidelines, which all Named Executive Officers meet. • We have a holding period on earned performance share units. • We evaluate share utilization by reviewing overhang and annual run rates.	70	• We do not reprice underwater stock options.	59

• Our Compensation Committee benefits from its utilization of an independent compensation consulting firm.	65	• Effective July 2010, the Compensation Committee does not allow its compensation consulting firm to provide any other services to the Company.	65

How Pay is Tied to Company Performance

2010 Financial Highlights

In 2010, the Company continued to deliver strong operating performance, meeting or exceeding all of its long-term growth targets. In addition, the Company successfully completed the CCE Transaction, which we believe will increase operating effectiveness and efficiency in North America. Financial highlights include:

•	strong worldwide unit case volume growth of 5%;

•	reported net revenue of $35.1 billion, with comparable currency neutral net revenue of $34.5 billion, up 14% from 2009, including an 8% benefit from structural changes, principally related to the CCE Transaction;

•	reported operating income of $8.4 billion, with comparable currency neutral operating income of $9.3 billion, up 11% from 2009, including a 1% benefit from structural changes, principally related to the CCE Transaction;

•	reported earnings per share of $5.06, with comparable earnings per share of $3.49, up 14% from 2009; and

•	strong cash flow generated, with cash from operations up 16% from 2009, to $9.5 billion.

Comparable currency neutral net revenue, comparable currency neutral operating income and comparable earnings per share differ from what is reported under U.S. generally accepted accounting principles, or GAAP. See the “Investors” section of the Company’s website, www.thecoca-colacompany.com, for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Relationship Between Company Performance and Chairman and Chief Executive Officer Compensation

The following illustrates the directional relationship between Company performance, based on two of our key financial metrics, and Chairman and Chief Executive Officer compensation from 2008 to 2010. These metrics were chosen because they are key components of our long-term growth model and contribute directly to long-term shareowner value.

[1]	In 2010, excludes the benefit of new cross-licensed brands in connection with the CCE Transaction.

[2]	Operating income growth is calculated after adjusting for the impact of currency and certain other nonrecurring items. This information, therefore, differs from operating income as reported under GAAP. See the “Investors” section of the Company’s website, www.thecoca-colacompany.com, for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

[3]	Total compensation as reported in the Summary Compensation Table on page 73, excluding change in pension value and nonqualified deferred compensation earnings.

Review of Chairman and Chief Executive Officer Compensation and Company Performance Relative to Our Peer Group

In order to validate our pay for performance philosophy, the Compensation Committee also looks at historical data on various financial metrics for the Company relative to our peer group of companies (described beginning on page 63). This is used to test the structure of the compensation programs and as an input in future compensation decisions. The illustration below shows the approximate percentile ranking of the Company versus our peers on various metrics in 2009, the latest period for which information was publicly available, as well as the approximate percentile rank of our Chairman and Chief Executive Officer’s total direct compensation versus our peers.

[1]	Source: Research Insight. Comparison only to U.S. based SEC reporting peer companies.

[2]	Total direct compensation is the sum of base salary, annual incentive and the grant date fair value of long-term incentives.

What We Pay and Why: Elements of Compensation

We have three elements of total direct compensation: base salary, annual incentive and long-term equity compensation. As illustrated below, in 2010, more than 90% of total direct compensation to the Named Executive Officers was performance-based and not guaranteed.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Since several other elements of compensation are driven by base salary, the Compensation Committee is careful to set the appropriate level of base salary.

For each salaried position in the Company, including the Named Executive Officers, we assign a job grade. Each job grade has a salary range. The salary range is informed by a survey of our peer group’s pay practices for the various jobs within the job grade. These ranges are used as guidelines in determining individual salaries and there is no targeted amount in the range.

Base salaries for the Named Executive Officers are individually determined by the Compensation Committee within their salary range after consideration of:

•	breadth, scope and complexities of the role;

•	fairness (ensuring that employees with similar responsibilities, experience and historical performance are rewarded comparably);

•	the employee’s current compensation; and

•	individual performance.

We do not set the base salary of any employee, including any Named Executive Officer, at a certain multiple of the salary of another employee.

There are three situations that may warrant an adjustment to base pay:

Annual Merit Increases.  All employees’ base salaries are reviewed annually for possible merit increases, but merit increases are not automatic or guaranteed. Any adjustments take into account the individual’s performance, responsibilities and experience, as well as fairness and external market practices. The increases for senior executives generally are based on a pre-established budget approved by the Compensation Committee.

Merit increases for senior executives, including Named Executive Officers other than Mr. Kent, were approved in February 2010, based on the Compensation Committee’s review of market data and the solid performance of the Company in 2009 as follows:

•	Mr. Bozer received a 3.1% increase;

•	Mr. Douglas received a 2.3% increase;

•	Mr. Fayard received a 3.6% increase; and

•	Mr. Reyes received a 3.5% increase.

Notwithstanding Mr. Kent’s strong performance, the Compensation Committee did not change Mr. Kent’s base salary in 2010, deciding to focus on variable rewards related to performance. In February 2011, the Compensation Committee increased Mr. Kent’s base salary to $1,400,000, effective April 1, 2011. The Compensation Committee believed this base salary increase was appropriate in light of Mr. Kent’s contribution to the Company’s achievements, his strong leadership and a review of market data. This was Mr. Kent’s first base salary increase since he was elected Chief Executive Officer in 2008. In addition, in February 2011, based upon the Company’s strong performance, the Compensation Committee increased the base salaries of each of the other Named Executive Officers, ranging from 3% to 4%, effective April 1, 2011.

Promotions or Changes in Role.  Base salary may be increased to recognize additional responsibilities resulting from a change in an employee’s role or a promotion to a new position. Increases are not guaranteed for a promotion or change in role. No increases were awarded to Named Executive Officers in 2010 based on promotions or changes in role.

Market Adjustments.  A market adjustment is awarded to an individual who is performing successfully when we recognize a significant gap between the market data and the individual’s base salary. Mr. Bozer received a 12% market adjustment in 2010 to better align his salary with the market, based on his responsibilities as President of the Eurasia and Africa Group and an internal review of similar positions. No other Named Executive Officer received a market adjustment in 2010.

Annual Incentive

We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. Annual incentives are awarded under the Company’s Performance Incentive Plan. The business performance factors for the 2010 plan year were set in February 2010. The formula, set forth below, is used to calculate a range of payments that may be awarded to a Named Executive Officer (from $0 to the upside limit determined by the formula). Once the range of permitted payments is determined, the Compensation Committee sets the amount within the range to be paid to each Named Executive Officer based on the factors described below.

Formula

Base Salary x Target Percentage of Base Salary x Business Performance Factor

Business Performance Factor – Targets and Results

For Messrs. Kent and Fayard, the business performance factor consisted of:

•	50% for overall Company unit case volume growth (Unit Case Volume Growth Business Factor); and

•	50% for overall Company comparable currency neutral earnings per share growth (Earnings Per Share Growth Business Factor).

For Messrs. Bozer, Douglas and Reyes, who each have responsibility for one of the Company’s operating groups, the business performance factor consisted of:

•	50% for overall Company business performance factor described above; and

•	50% based on the performance of their respective operating group, measured by unit case volume growth and profit before tax growth, each weighted equally.

These performance measures were selected because they are part of the Company’s long-term growth model, contribute to achievement of the goals set forth in the 2020 Vision, and together contribute to sustainable growth and improved productivity.

The business performance factor for overall Company performance in 2010 was calculated by adding the 2010 Unit Case Volume Growth Business Factor and the 2010 Earnings Per Share Growth Business Factor. The maximum aggregate business performance factor for overall Company performance was capped at 300% (Unit Case Volume Growth Business Factor was capped at 150% and Earnings Per Share Growth Business Factor was capped at 150%). The specific measures comprising the overall Company business performance factor and the results against the targets are set forth in the following charts. The specific targets for the Eurasia and Africa Group, the North America Group and the Latin America Group are not disclosed because they relate to specific geographies and disclosure would result in competitive harm.

Overall Company Business Performance Factor for 2010 Performance
Unit Case Volume Growth Business Factor	150%

Earnings Per Share Growth Business Factor	150%

Total	300%

Comparable currency neutral earnings per share growth is calculated after adjusting for the impact of currency and certain other nonrecurring items affecting comparability. This number, therefore, differs from earnings per share growth as reported under GAAP. We believe these adjustments are appropriate because they are consistent with how the Company measures performance against its long-term growth targets and they ensure a more consistent comparison against the prior year. In 2010, these adjustments included:

•	asset impairments;

•	restructuring;

•	productivity initiatives;

•	proportionate share of charges recorded by equity method investees;

•	gain on the CCE Transaction and other transactions;

•	certain tax matters; and

•	other nonrecurring items.

Summary of Payments
							Maximum
			Target				Payment		Actual
	Base		Percentage		Business		Based on	Range of Payments	Award for
	Salary		of Base		Performance		2010	Based on 2010	2010
Name	(12/31/10)	x	Salary	x	Factor	=	Performance	Performance	Performance
Mr. Kent	$1,200,000	x	200%	x	300.00%	=	$7,200,000	$0 - $7,200,000	$6,500,000

Mr. Bozer[1]	585,000	x	125%	x	258.75%	=	1,892,109	0 -1,892,109	1,340,000

Mr. Douglas[2]	630,000	x	125%	x	244.50%	=	1,925,438	0 -1,925,438	1,340,000

Mr. Fayard	768,000	x	125%	x	300.00%	=	2,880,000	0 - 2,880,000	1,997,000

Mr. Reyes[3]	626,000	x	125%	x	253.50%	=	1,983,638	0 -1,983,638	1,500,000

[1]	For Mr. Bozer, the business performance factor was weighted 50% for overall Company performance (at 300%) and 50% for Eurasia and Africa Group performance (at 217.5%).

[2]	For Mr. Douglas, the business performance factor was weighted 50% for overall Company performance (at 300%) and 50% for North America Group performance (at 189%).

[3]	For Mr. Reyes, the business performance factor was weighted 50% for overall Company performance (at 300%) and 50% for Latin America Group performance (at 207%).

In setting the amount of each Named Executive Officer’s actual award within the range determined by the formula, the Compensation Committee considered a number of quantitative and qualitative factors, including, but not limited to:

•	volume and value share gains;

•	share of sales;

•	currency gains and losses;

•	total return to shareowners, including share price appreciation and dividends;

•	impact of significant acquisitions and divestitures, including the CCE transaction;

•	impact of significant innovations;

•	internal equity and fairness; and

•	progress toward the goals contained in the 2020 Vision and other strategic priorities.

In addition, the Compensation Committee considered the following individual accomplishments:

•	Mr. Kent: Mr. Kent’s strong and visionary leadership contributed directly to the Company’s successful performance in 2010. His commitment to lead and align our Company and our system has continued to be an area of focus, resulting in the completion of the CCE Transaction, the largest transaction in the Company’s history, and the related integration with Coca-Cola North America. Through Mr. Kent’s leadership, acceptance of the 2020 Vision both internally and with our bottling partners has gained momentum, laying the foundation for long-term sustainable growth and creation of shareowner value. He led the Company in delivering consistent, sustainable, quality results, including growing volume and growing comparable currency neutral revenue and profits which met or exceeded the Company’s long-term growth targets. Mr. Kent focused on the representation of women in key leadership positions and worked closely with the Board of Directors to develop a robust plan to ready key talent for critical leadership roles.

•	Mr. Bozer: Under Mr. Bozer’s leadership, the business in the Eurasia and Africa Group accelerated substantially, delivering both incremental volume and profit for the Company, and developing best practices for other groups to follow. Mr. Bozer led the Eurasia and Africa Group to deliver both volume and operating profit at or ahead of the long-term growth model and consistent with the 2020 vision.

•	Mr. Douglas: Mr. Douglas led Coca-Cola North America to meet or exceed its volume, share and profit goals in 2010. Under his leadership, volume in North America grew for the first time in five years, despite challenging economic conditions. He was an integral part of the successful transformation and integration of Coca-Cola North America and CCE’s North American business. Mr. Douglas has continued to focus on developing women and minority talent and saw significant increases in employee engagement in key areas such as operating effectiveness and training and development.

•	Mr. Fayard: Mr. Fayard played a critical role in the negotiation and successful completion of the CCE Transaction, including the sale of the Company-owned bottlers in Norway and Sweden. He contributed to the Company’s bottom line through effective and proactive leadership in the areas of strategy, the 2020 Vision, tax, treasury, audit and mergers and acquisitions. Under Mr. Fayard’s leadership, investor confidence has strengthened in the Company’s ability to achieve both short- and long-term performance targets and the belief that the Company is well aligned and structured for continued growth momentum.

•	Mr. Reyes: Despite a very challenging macroeconomic environment in Latin America, Mr. Reyes achieved or surpassed all key metrics (volume, share and profit) in the Latin America Group and exported best practices around consumer marketing, commercial leadership and franchise leadership to other parts of the world. In addition, he has continued his focus on developing key talent, including women, within the Latin America Group, which supplies talent to many other parts of the world.

Long-Term Equity Compensation

General.  We provide performance-based long-term equity compensation to our senior executives, including the Named Executive Officers, to tie the interests of these individuals directly to the interests of our shareowners. We also believe that long-term equity compensation is an important retention tool. In 2010, we granted long-term equity compensation to approximately 4,800 Company employees, including all Named Executive Officers. This number does not include former CCE employees who are now employed with the Company, who will become eligible for Company long-term equity compensation in 2011. Additional details concerning our long-term equity compensation plans can be found beginning on page 98.

Value of Long-Term Equity Compensation Awarded.  The Compensation Committee sets ranges for long-term equity compensation for each job grade at the senior executive levels. The ranges are informed by a survey of our peer group’s pay practices. The Compensation Committee does not target a specific percentile ranking against our peer group.

The actual value of long-term equity compensation awarded to each senior executive, including Named Executive Officers, is individually determined, within the discretion of the Compensation Committee, after considering:

•	skills, experience and time in role;

•	potential;

•	internal equity; and

•	individual and Company performance in the prior year.

In determining the value of long-term equity compensation awards to the Named Executive Officers in February 2010, among other things, the Compensation Committee took into consideration the Company’s solid operating performance and return to shareowners in 2009, despite global macroeconomic challenges. Since 2010 was the first year of implementation of the 2020 Vision, the Compensation Committee also aimed to encourage behavior that reinforced the values underlying the 2020 Vision by incentivizing the key individuals who are critical to executing our long-term strategy.

Mix of Equity Vehicles.  For 2010 and 2011, the Company returned to using a mix of 60% stock options and 40% performance share units. The Compensation Committee chose this mix of equity vehicles because options have value only if there is a corresponding increase in value recognized by shareowners while performance share units focus executives on the sustained long-term performance of the Company regardless of stock price fluctuations.

Stock Options.  We believe stock options are performance-based because employees recognize value only if the market value of the Common Stock and the investment of our shareowners appreciate over time. The exercise price is no less than the fair market value of the Common Stock on the date the option is granted. When the stock price does not increase, the stock options do not have value. We do not, and have not, backdated or repriced options.

Performance Share Units.  Performance share units, or PSUs, provide an opportunity for employees to receive restricted stock or restricted stock units if a performance criterion is met for a three-year performance period. If the performance criterion is met, the award is generally subject to an additional one or two year holding period. The Compensation Committee has discretion to grant PSUs and determine whether dividends or dividend equivalents are payable during the performance or holding periods. For annual PSU grants prior to 2011, dividends or dividend equivalents are paid during the holding period after the performance criterion is met, except in limited circumstances for PSUs granted prior to 2008 when an employee retired during a performance period. Effective with the annual grant of PSUs in 2011, no dividends or dividend equivalents will be paid either during the performance period or the holding period.

For 2010 and 2011, growth in economic profit was chosen as the performance measure because it is an important measure of the Company’s long-term health and is historically correlated with stock price over time. Economic profit is our net operating profit after tax less the cost of our capital used in our business, after adjusting for the impact of structural changes that are significant to the Company as a whole, accounting changes and certain other nonrecurring items affecting comparability. A three-year performance period was selected to mirror our long-term business planning cycle. The following summarizes the performance criteria used since 2006 and the status of the PSU programs.

Threshold, Target
and Maximum
Performance	Performance	Performance
Period	Criterion	Levels[1]		Status
2006–2008	Compound annual growth in comparable currency neutral earnings per share	Threshold Target Maximum	= 6% = 8% = 10%	Results certified in February 2009. Maximum was achieved, resulting in 150% of the target number of shares awarded. Shares were released in December 2010.

2007–2009	Compound annual growth in economic profit	Threshold Target Maximum	= 5.7% = 8.3% = 10.3%	Results certified in February 2010. Results were below target, resulting in 98.1% of the target number of shares awarded. Shares are subject to an additional holding period through December 2011.

2008–2010[2]	Compound annual growth in economic profit	Threshold Target Maximum	= 6.5% = 9% = 11%	Results certified in February 2011. Results were above target, resulting in 107.5% of the target number of shares awarded. Shares are subject to an additional holding period through February 2012.

2010–2012[2,3]	Compound annual growth in economic profit	Threshold Target Maximum	= 5.7% = 8.7% = 10.7%	Through December 31, 2010, payout is projected above the target level. However, the global economic environment and the impact of currency over the remaining two years of the performance period will have a significant impact on the number of shares, if any, earned. Shares, if earned, will be subject to an additional holding period through February 2014.

2011–2013[2]	Compound annual growth in economic profit	Threshold Target Maximum	= 8.7% = 11.7% = 13.7%	Too early to determine.

[1]	Participants receive 60% (for the 2006–2008 period) or 50% (for the 2007-2009, 2008-2010, 2010-2012 and 2011–2013 periods) of the award at the threshold level, 100% of the award at the target level, and 150% of the award at the maximum level. Results are rounded and the number of shares is extrapolated on a linear basis between performance levels.

[2]	The calculation of economic profit for the 2008-2010 and 2010-2012 periods was adjusted to exclude certain nonrecurring items, including items related to the CCE Transaction. In addition, as a result of the CCE Transaction, the 2009 base year for the 2010-2012 period and the 2010 base year for the 2011-2013 period will be adjusted as if the Company owned CCE’s North American operations for the full base year.

[3]	No PSUs were granted in 2009 due to the difficulty of setting reliable three-year performance targets at that time.

Restricted Stock.  Restricted stock awards may be performance-based or time-based. Time-based restricted stock is used in limited circumstances, such as for critical retention situations, make-whole awards or special recognition. Mr. Douglas received a time-based restricted stock award in 2010 for retention purposes following the CCE Transaction. The Compensation Committee believed that his knowledge of the North American business was critical to ensure business continuity and a successful integration following the closing of the transaction.

How We Make Compensation Decisions

Risk Considerations

The Compensation Committee reviews the risks and rewards associated with the Company’s compensation programs. The Compensation Committee designs compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short and long term.

Management and the Compensation Committee regularly evaluate the risks involved with compensation programs globally and do not believe any of the Company’s compensation programs create risks that are reasonably likely to have a material adverse impact on the Company. In 2010, the Company conducted, and the Compensation Committee reviewed, a comprehensive global risk assessment. The risk assessment included conducting a global inventory of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments, and risk mitigation factors. The compensation plans and programs assumed in the CCE Transaction were reviewed as part of the due diligence process and will be included in the global inventory in 2011.

The table below summarizes the risk mitigation factors applicable to each element of the Company’s executive compensation program.

Element of
Pay	Specific Risk Mitigation Factors
Base Salary	Fixed Amount. Base salary does not encourage risk-taking as it is a fixed amount.
Small Percentage of Total Compensation. Base salary is a relatively small percentage of total direct compensation for executives. We have not increased the relative weighting of base salary because we believe there is also risk to the Company if executives are too conservative.

Annual Incentive	Multiple Performance Factors. The Performance Incentive Plan uses multiple performance factors that encourage executives to focus on the overall health of the business rather than a single financial measure.
Award Cap. Awards payable to any individual are capped.
Clawback Provision. The Performance Incentive Plan allows the Company to recapture awards from current and former employees in certain situations, including restatement of financial results, as described on page 66.
Management Processes. Board and management processes are in place to oversee risk associated with the Performance Incentive Plan, including, but not limited to, monthly and quarterly business performance reviews by management and regular business performance reviews by the Audit Committee and the Company’s internal disclosure committee.
Annual Global Plan Inventory. Management annually reviews various compensation and incentive plans globally.

Long-Term Equity Compensation	Stock Ownership Guidelines. The Company has substantial stock ownership requirements for senior executives, as described beginning on page 70.
Retention of Shares. Stock option grants in 2009, 2010 and 2011 contain a provision requiring any senior executive who has not met his or her ownership guidelines within the required period to retain all shares necessary to satisfy the guidelines after paying the exercise price and taxes.
Hold Until Separation. The Compensation Committee may require senior executives to retain net shares obtained upon exercise of stock options until separation from the Company, as it did with the special grants made to Mr. Kent in 2008.
Additional Holding Period After Performance. The performance share unit program generally requires an additional holding period of one or two years after the performance period has ended.
Anti-Hedging Policy. The Company’s anti-hedging policy prohibits the Board of Directors, the Company’s executive officers and certain other employees from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds.
Clawback Provision. In the event an equity plan participant engages in a “Prohibited Activity” (as defined under our equity plan agreements) at any time during the term of the award or the later of (i) within one year after termination of the participant’s employment or (ii) within one year after exercise of all or any portion of the award, the award may be rescinded and, if applicable, any gain associated with any exercise of an award may be forfeited and repaid to the Company.
Annual Global Plan Inventory. Management annually reviews the long-term incentive plans.

Decision-Making Process and Role of Executive Officers

For the Chairman and Chief Executive Officer, the Compensation Committee reviews and discusses the Board’s evaluation of the Chairman and Chief Executive Officer and makes preliminary determinations of base salary, annual incentive and long-term equity compensation. The Compensation Committee then discusses the compensation recommendations with the full Board and the Compensation Committee approves final compensation decisions after this discussion. Executive officers do not determine the compensation of the Chairman and Chief Executive Officer.

For other Named Executive Officers, the Chairman and Chief Executive Officer considers performance and makes individual recommendations to the Compensation Committee on base salary, annual incentive and long-term equity compensation. The Compensation Committee reviews, discusses and modifies as appropriate these compensation recommendations.

Peer Group

We use a peer group of companies:

•	as an input in developing base salary ranges, annual incentive targets and long-term incentive award ranges;

•	to benchmark overhang levels (dilutive impact on our shareowners of equity compensation) and annual run rate (the aggregate shares awarded as a percentage of total outstanding shares);

•	to benchmark the form and mix of equity awarded to employees;

•	to benchmark share ownership guidelines;

•	to assess the competitiveness of total direct compensation awarded to senior executives;

•	to validate whether executive compensation programs are aligned with Company performance; and

•	as an input in designing compensation plans, benefits and perquisite programs.

Since some of the peer group companies are not U.S. based, a subgroup of the peer companies may be used for some of these purposes, when data is not publicly available for the foreign companies. For example, the historical comparison on page 53 only includes U.S. based companies in the peer group.

In February 2010, the Compensation Committee approved a new peer group. The new peer group was selected based on the following criteria:

•	comparable size based on revenue;

•	major global presence, with sales in a minimum of 100 countries;

•	large consumer products business; and/or

•	market-leading brands or category positions, as defined by Interbrand.

Each company selected met at least three of the four criteria. The peer group companies are as follows:

Abbott Laboratories	Kraft Foods Inc.

Anheuser-Busch InBev SA/NV*	McDonald’s Corporation

Colgate-Palmolive Company	Nestlé S.A.

Diageo plc*	NIKE, Inc.

General Mills, Inc.	PepsiCo, Inc.

Danone*	Philip Morris International Inc.*

Heineken Holding N.V.*	SABMiller plc*

H.J. Heinz Company	Sara Lee Corporation*

Johnson & Johnson	The Procter & Gamble Company

Kellogg Company*	Unilever PLC

Kimberly-Clark Corporation	YUM! Brands, Inc.*

*	New peer company.

Due to the timing of adopting the new peer group, the ranges for long-term equity awarded in 2010 were based on the prior peer group, which consisted of the following companies:

3M Company	Kimberly-Clark Corporation

Abbott Laboratories	Kraft Foods Inc.

Altria Group, Inc.	McDonald’s Corporation

American Express Company	Merck & Co., Inc.

Bank of America Corporation	Microsoft Corporation

Bristol-Myers Squibb Company	Nestlé S.A.

Citigroup Inc.	NIKE, Inc.

Colgate-Palmolive Company	PepsiCo, Inc.

Eli Lilly and Company	Pfizer Inc.

General Electric Company	Schering-Plough Corporation[1]

General Mills, Inc.	The Home Depot, Inc.

Hewlett-Packard Company	The Procter & Gamble Company

H.J. Heinz Company	The Walt Disney Company

Intel Corporation	Unilever PLC

International Business Machines Corporation	Wyeth[2]

Johnson & Johnson

[1]	Schering-Plough Corporation merged with Merck & Co., Inc. in 2009.
[2]	Wyeth was acquired by Pfizer Inc. in 2009.

Role of the Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as approve the consultant’s fees and other terms of retention. During 2010, the Compensation Committee utilized two compensation consulting firms and adopted changes to its Independence Policy for the Compensation Consultant.

Current Consulting Firm and Revised Independence Policy

In July 2010, the Compensation Committee revised its Independence Policy and engaged a new independent compensation consulting firm, Exequity. Exequity works directly for the Compensation Committee. The Compensation Committee retains the sole authority to hire the consultant, determine the scope of work, review the consultant’s performance and terminate its relationship with the consultant.

If the Compensation Committee chooses to use a compensation consultant, the consultant must be independent. A consultant is considered independent if (i) the representative of the consultant does not provide services or products of any kind to the Company or any of its consolidated subsidiaries, or to their management, (ii) the consulting firm does not derive more than 1% of its consolidated gross revenues from the Company, and (iii) the consulting firm is precluded from providing any other services to the Company and its consolidated subsidiaries. Exequity has certified to the Company that it meets all of these requirements.

Exequity provides research, data analyses, survey information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. In addition, Exequity keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. Exequity does not determine or recommend the exact amount or form of executive compensation for any of the Named Executive Officers. A representative of Exequity generally attends meetings of the Compensation Committee, is available to participate in executive sessions and communicates directly with the Compensation Committee.

Prior Consulting Firm and Independence Policy

Until May 2010, the Compensation Committee engaged a representative of Towers Watson as its independent compensation consultant to provide research, market data, survey information and other advisory services. The representative reported directly to the Chairman of the Compensation Committee and the Compensation Committee determined the scope of requested services. Towers Watson provided valuable advice to the Compensation Committee for several years and was not replaced for any reason related to the quality of its services. Towers Watson was paid $29,549 in 2010 for Compensation Committee consulting services. Towers Watson provided other services to the Company in 2010. These services included benefit consulting services, employee survey support, and actuarial services. The total amount paid for these other services globally to Towers Watson in 2010 was $5,672,982. These other services were provided at the request of management, and were not subject to prior approval by the Compensation Committee.

The services provided by Towers Watson were in compliance with the Committee’s Independence Policy prior to revision of the policy. The previous policy required that the compensation consulting firm not derive more than 1% of its consolidated gross revenues from the Company. In addition, the representative provided no other consulting services to the Company. Towers Watson had established a firewall between the representative and other services provided by Towers Watson to the Company.

Additional Information

Contracts and Agreements

Generally, we have no employment contracts with our employees, unless required or customary based on local law or practice. We do not have a contract with Mr. Kent or any of the other Named Executive Officers except Mr. Reyes, since all of our employees in Mexico have employment contracts in accordance with Mexican law.

Clawback Provisions

Most of our compensation plans and programs contain provisions that allow the Company to recapture amounts paid to employees under certain circumstances. The annual Performance Incentive Plan allows the Company to recapture any award from a participant if the amount of the award was based on achieving certain financial results that were later required to be restated due to the participant’s misconduct. In addition, all equity awards since 2004 contain provisions under which employees may be required to forfeit equity awards or profits from equity awards if they engage in certain conduct including, but not limited to, violating Company policies, such as the Code of Business Conduct, or competing against the Company. In addition, effective February 16, 2011, the Performance Incentive Plan, The Coca-Cola Company 2008 Stock Option Plan (the “2008 Stock Option Plan”), The Coca-Cola Company 1999 Stock Option Plan (the “1999 Stock Option Plan”), the 1989 Restricted Stock Plan and The Coca-Cola Company 1983 Restricted Stock Award Plan (the “1983 Restricted Stock Plan”) were each amended to include a “clawback” provision with respect to the recapture of awards as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or the listing standards of the NYSE.

Benefits

In the United States, the Named Executive Officers participate in the same benefit plans as the general employee population of the Company. International plans vary, but each Named Executive Officer receives only the benefits offered in the relevant broad-based plan. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits help keep employees focused on serving the Company and not distracted by matters related to paying for health care, saving for retirement or similar issues.

Perquisites

We provide perquisites that we feel are necessary to enable the Named Executive Officers to perform their responsibilities efficiently and to minimize distractions. We believe the benefit the Company receives from providing these perquisites significantly outweighs the cost to provide them.

The Board requires Mr. Kent to fly on the Company aircraft for business and personal travel. This requirement provides security given the high visibility of the Company and its brands, maximizes his productive time, and ensures his quick availability. Mr. Kent is personally responsible for all taxes associated with personal use of Company aircraft. No other Named Executive Officer uses Company aircraft for personal purposes except in extraordinary circumstances.

Mr. Kent’s use of a Company car and driver enhances security and productivity. Mr. Kent also is provided with a Company car and driver when in Turkey for security purposes. Mr. Bozer is provided with a Company car and driver in Turkey for security purposes. Mr. Reyes and his spouse each have the use of a Company car and driver for security purposes in Mexico City. Messrs. Douglas and Fayard are not provided with a Company car or driver.

The Company reimburses its senior executives, including the Named Executive Officers, for financial and tax planning up to $13,000 per year for Mr. Kent and up to $10,000 per year for other Named Executive Officers. This benefit is available only as a reimbursement, not as a guaranteed amount, and if not used in a year, is forfeited. The Company provides this reimbursement for three reasons. First, a significant percentage of our senior executives have dual nationalities and work or have worked outside their home country, which complicates their tax and financial situations. Second, this benefit helps to ensure they are compliant with local country laws. Third, it allows the executive to stay focused on business matters.

Mr. Bozer, who is based in Turkey, participates in the Company’s International Service Program. He is provided only the benefits offered to all employees eligible to participate in the International Service Program.

The Company considers security to be a business necessity to protect our employees given the global visibility of our brands and the extensive locations where we operate. As described further on page 78, the Company provides personal security when circumstances warrant.

For a more detailed discussion of these perquisites and their values, see the discussion of All Other Compensation beginning on page 76.

Post-Termination Compensation

Retirement Plans

We do not have special retirement or retirement savings plans for any Named Executive Officer. Messrs. Kent, Bozer, Douglas and Fayard are eligible to participate in The Coca-Cola Company Pension Plan (the “Pension Plan”) and The Coca-Cola Company Supplemental Pension Plan (the “Supplemental Pension Plan”). Substantially all of our non-union U.S. employees participate in the Pension Plan or, for employees of CCR, a similar defined benefit plan previously sponsored by CCE. A pension plan,
The Coca-Cola Export Corporation Overseas Retirement Plan (the “Overseas Plan”) is provided for International Service Associates. Mr. Reyes accrues benefits under the Overseas Plan related to his prior international service. Local pension plans are also provided where it is considered a competitive benefit. Mr. Reyes participates in the Coca-Cola Mexico Pension Plan (the “Mexico Plan”) along with all other Mexico-based employees and his benefit is calculated in the same manner as all other participants in the Mexico Plan.

We have these plans as an additional means to attract and retain employees, many of whom accept international mobility as a basic precept of their employment with the Company. For a more detailed discussion on the retirement plans and the accumulated benefits under these plans, see the 2010 Pension Benefits table and the accompanying narrative beginning on page 85. For additional information about the retirement plans in which the Named Executive Officers participate, see the discussion beginning on page 95.

The Company also provides retirement savings plans, including a Company matching contribution, to encourage all employees to save additional funds for their retirement. The Company matching contribution is provided on the same basis to Named Executive Officers as all other participants in the applicable plan. Messrs. Kent, Bozer, Douglas and Fayard participate in the Thrift

Plan and the Supplemental Thrift Plan. Mr. Reyes participates in the thrift plan component of the Mexico Plan.

Deferred Compensation Plan

The Coca-Cola Company Deferred Compensation Plan (the “Deferred Compensation Plan”) is a nonqualified and unfunded deferred compensation program. We offer this program because it provides an opportunity for eligible U.S. based Company employees to save for future financial needs at little cost to the Company. The Deferred Compensation Plan essentially operates as an unsecured, tax-advantaged personal savings account, administered by the Company, and contributes to the Company’s attractiveness as an employer. The Company may hedge the liability, invest the cash retained and/or use the cash in its business. The Deferred Compensation Plan offers a range of deemed investment options, including various equity funds, a bond fund, and a money market fund. The Deferred Compensation Plan does not guarantee a return or provide for above-market preferential earnings.

For a more detailed discussion of the Deferred Compensation Plan, see page 99 and the 2010 Nonqualified Deferred Compensation table and accompanying narrative beginning on page 87.

Severance Plan

The Coca-Cola Company Severance Pay Plan (the “Severance Plan”) provides cash severance benefits to eligible employees who are involuntarily terminated. Eligible employees include regular, full-time, non-union, non-manufacturing U.S. employees and International Service Associates, including the U.S. based Named Executive Officers. Separate severance plans apply to employees of CCR. Payments are based on job grade level and/or length of service. For the U.S. based Named Executive Officers, the maximum payment under the Severance Plan is two times base salary. This amount was determined to be appropriate for senior employees, including the Named Executive Officers, to assist in transition to new employment, as it may take a longer period of time for a more senior executive to find comparable employment. Mr. Reyes’ separation arrangements are governed by Mexican law. The Company has no separate termination arrangements with any of the Named Executive Officers. For a more detailed discussion of the Severance Plan, see page 100 and Payments on Termination or Change in Control beginning on page 87.

Change in Control

The Company has change in control provisions in its annual Performance Incentive Plan, its equity compensation plans and its retirement plans, in which the Named Executive Officers participate. These provisions apply equally to all plan participants. The provisions require that the event that triggers the change in control, such as an acquisition, actually be completed. The Board can determine prior to the potential change in control that no change in control will be deemed to have occurred.

We do not provide a tax gross-up for any change in control situation. We have no additional change in control agreements or arrangements with any of the Named Executive Officers.

The annual incentive plan provides that the annual incentive be paid at target (and in no event above target) upon a change in control, prorated for the actual number of months worked in the year.

Effective February 16, 2011, equity compensation plans under which additional awards may be granted were amended to provide that future awards are subject to accelerated vesting following a change in control only if an employee is terminated within two years following the change in control, unless the successor company does not assume the awards, in which case, accelerated vesting occurs upon a change in control. Unvested awards granted prior to these amendments vest upon a change in control. Beginning in 2008, PSUs contain a provision that provides that participants are entitled to receive the target number of shares upon a change in control. However, if restricted stock has been awarded after the performance goals have been met, any additional service-based restrictions will lapse upon a change in control.

The Company’s retirement plans also contain change in control provisions that affect all participants equally, including the Named Executive Officers. The employee must actually leave the Company within two years of a change in control in order to receive this benefit. There are no additional credited years of service. Under the Pension Plan and the Supplemental Pension Plan, for benefits accrued under the defined benefit formula, upon a change in control and subsequent termination, vested participants generally would receive an enhanced benefit as a result of a more favorable early retirement subsidy. A change in control has no effect on the cash balance portion of the Pension Plan. In addition, the Overseas Plan contains a provision reducing the normal retirement date to age 60, which increases the value of the benefit upon a change in control. The Company believes these provisions provide some security with respect to pension benefits in the event of a change in control. For a more detailed discussion of these change in control provisions, see page 91.

The change in control provisions were adopted to ensure that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction will not be tempted to act in their own interests rather than the interests of the shareowners in general. Thus, the provisions are designed to make any transaction neutral to the employees’ economic interests. Employees likely would not be in a position to influence the Company’s performance after a change in control and might not be in a position to earn their incentive awards or vest in their equity awards. Therefore, the Company believes that the change in control provisions are fair and protect shareowner value.

For a more detailed discussion of change in control arrangements, see Payments on Termination or Change in Control beginning on page 87.

Tax Deductibility Policy

Section 162(m) of the Tax Code limits deductibility of certain compensation for the chief executive officer and the three other executive officers (other than the chief financial officer) who are highest paid and employed at year-end (“Covered Employees”) to $1 million per year. If certain conditions are met, performance-based compensation may be excluded from this limitation. While we do not design our compensation programs solely for tax purposes, we do design our plans to be tax efficient for the Company where possible and where the design does not add a layer of complexity to the plans or their administration. Our shareowner-approved incentive plans, stock option plans and performance-based awards under the 1989 Restricted Stock Plan meet the conditions necessary for deductibility. However, if following the requirements of Section 162(m) of the Tax Code would not be in the interests of shareowners, the Compensation Committee may exercise discretion to pay nondeductible compensation. At the 2011 Annual Meeting of Shareowners, shareowners are being asked to approve the performance measures available under the Performance Incentive Plan and the

1989 Restricted Stock Plan to preserve the tax deductibility of awards under Section 162(m) of the Tax Code. See Item 3 beginning on page 107 and Item 4 beginning on page 112.

Tax and Accounting Implications of Compensation

The Compensation Committee considers the tax and accounting implications of compensation, but they are not the only factors considered. In some cases, other important considerations outweigh tax or accounting considerations.

Generally, compensation is expensed as earned. Equity compensation is expensed in accordance with FASB Topic 718, which is generally over the vesting period.

Most compensation is designed to be deductible under Section 162(m) of the Tax Code. Any salary in excess of $1 million is not deductible. All annual incentive payments for 2010 were deductible. Stock option gain is tax deductible and the value of most PSUs and performance-based restricted stock and restricted stock units is deductible when income is realized.

Ownership Guidelines

For many years, the Company has had share ownership guidelines for executives, including the Named Executive Officers. The ownership guidelines are:

Role	Value of Common Stock to be Owned*
Chief Executive Officer	8 times base salary

Executive Vice Presidents and Group Presidents	4 times base salary

Other Senior Executives	2 times base salary

Business Unit Presidents Below Senior Executive Level	1 time base salary

*	Shares are valued based on the average closing price of Common Stock for the prior one-year period.

The Chairman of the Board and Chief Executive Officer and the Compensation Committee monitor compliance annually. Each executive has five years from the date he or she becomes subject to the share ownership guidelines to meet his or her target. If an executive is promoted and the target is increased, an additional two-year period is provided to meet the target. All Named Executive Officers have met their share ownership guidelines. Shares counted toward the guidelines include:

•	shares held of record or in a brokerage account by the executive or his or her spouse;

•	shares and share units held in the Thrift Plan, the International Thrift Plan, and the Supplemental Thrift Plan, including any Company match;

•	shares of time-based restricted stock or time-based restricted stock units;

•	shares of performance-based restricted stock or performance-based restricted stock units after the necessary performance criteria have been satisfied; and

•	shares of restricted stock or restricted stock units awarded upon satisfaction of the necessary performance criteria under the PSU program.

Once an executive has met and maintained the ownership objective for a year, the Compensation Committee has the discretion to grant a one-time long-term equity award. This award is generally delivered in stock options and with a value between 5% and 15% of the executive’s annual equity award value. As an example, any executive who had achieved his or her objective as of December 31, 2009 was eligible for the additional award in 2011.

Messrs. Douglas, Fayard and Reyes received one-time awards in 2010 for having achieved their objectives as of December 31, 2008. Mr. Bozer received a one-time award in 2011 for having achieved his objective as of December 31, 2009.

Further, to ensure compliance with the guidelines, management has the discretion, with Compensation Committee approval, to withhold a portion of up to 50% of the annual cash incentive if an executive is not compliant. The Compensation Committee also may mandate the retention of 100% of net shares, after settlement of taxes and transaction fees, acquired pursuant to equity awards granted on or after January 1, 2009.

Trading Controls and Hedging Transactions

Executive officers, including the Named Executive Officers, are required to receive the permission of the Company’s General Counsel prior to entering into any transactions in Company securities, including gifts, grants and those involving derivatives, other than the exercise of employee stock options. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including the Named Executive Officers, may enter into a trading plan under Rule 10b5-1 of the 1934 Act. These trading plans may be entered into only during an open trading period and must be approved by the Company. The Named Executive Officer bears full responsibility if he or she violates Company policy by permitting shares to be bought or sold without preapproval or when trading is restricted. The Company does not restrict pledges as pledging can provide a more attractive interest rate for personal loans. All shares held in brokerage margin accounts can be considered “pledged” and the Company has not forbidden margin accounts. Executive officers are prohibited from entering into hedging transactions, as described on page 32.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Form 10-K.

Maria Elena Lagomasino, Chair
Ronald W. Allen
Alexis M. Herman
James D. Robinson III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of the four independent Directors listed above. No member of the Compensation Committee is a current, or during 2010 was a former, officer or employee of the Company or any of its subsidiaries. During 2010, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2010, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

EXECUTIVE COMPENSATION

The following tables, narrative and footnotes discuss the compensation of the Chairman and Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated Executive Officers during 2010.

2010 Summary Compensation Table

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Muhtar Kent	2010	$1,200,000	$0	$5,119,578	$5,687,523	$6,500,000	$5,537,068	$737,848	$24,782,017
Chairman of the Board and	2009	1,200,000	0	0	7,433,790	5,500,000	4,019,949	659,274	18,813,013
Chief Executive Officer	2008	1,100,000	4,500,000	2,999,975	10,280,428	0	2,792,762	748,182	22,421,347
Ahmet C. Bozer[1]	2010	565,825	0	1,651,152	1,832,928	1,340,000	530,434	474,268	6,394,607
President, Eurasia and
Africa Group
J. Alexander M. Douglas, Jr.[1]	2010	626,400	0	2,676,658	1,603,812	1,340,000	775,288	78,099	7,100,257
President, North America
Group

Gary P. Fayard	2010	761,400	0	1,852,512	2,326,842	1,997,000	1,236,015	94,997	8,268,766
Executive Vice President and	2009	741,600	0	0	2,319,604	1,680,000	953,558	60,774	5,755,536
Chief Financial Officer	2008	732,777	1,100,000	1,849,997	2,260,602	0	1,081,237	98,391	7,123,004
José Octavio Reyes[2]	2010	633,029	0	1,847,478	2,418,864	1,500,000	1,523,487	586,664	8,509,522
President, Latin America	2009	617,871	0	0	2,676,470	1,400,000	1,400,898	522,288	6,617,527
Group	2008	606,081	1,250,000	1,649,992	2,016,214	0	495,457	399,036	6,416,780

[1]	Compensation for Messrs. Bozer and Douglas is provided only for 2010 because they were not Named Executive Officers for 2008 or 2009.

[2]	Compensation for Mr. Reyes, a Mexico-based employee, is delivered in Mexican pesos. In calculating the dollar equivalent for items that are not denominated in U.S. dollars, the Company converts each payment into dollars based on an average exchange rate. For purposes of converting the pension value into dollars, the December accounting rate of exchange is used.

Bonus (Column (d))

The Company paid annual incentives to the Named Executive Officers for 2010 based on pre-determined performance metrics. These payments, which were made under the Company’s annual Performance Incentive Plan, are reported in the Non-Equity Incentive Plan Compensation column (column (g)). As described in the Company’s 2009 Definitive Proxy Statement beginning on page 38, the Company paid discretionary bonuses to the Named Executive Officers for 2008. Therefore, the annual incentive amount for 2008 is reflected in this column.

Stock Awards (Column (e))

The amount in the Stock Awards column is the grant date fair value of stock awards determined pursuant to FASB Topic 718. All of the awards to Named Executive Officers in 2008 are PSUs. No stock awards were made to Named Executive Officers in 2009. All of the stock awards to Named Executive Officers in 2010 are PSUs, except for Mr. Douglas, who also received an award of time-based restricted stock, as described on page 61 of the Compensation Discussion and Analysis.

PSUs provide an opportunity for employees to receive Common Stock if certain performance criteria are met for a three-year performance period. If the minimum performance criteria are not met, no award is earned. If at least the minimum performance criteria are attained, awards can range from 50% of the target number of shares to 150% of the target number of shares. The amounts in the table above reflect the value of the PSUs at the target (or 100%) level. The charts below provide the potential value of the PSUs at the threshold, target and maximum levels for each of these awards. The status of each PSU program is described on page 60 of the Compensation Discussion and Analysis.

	2010–2012 Performance Share Units			2008–2010 Performance Share Units
	Granted 02/18/2010			Granted 02/21/2008
		Value at Target			Value at Target
		(100%)			(100%)
	Value at	(Reported in	Value at	Value at	(Reported in	Value at
	Threshold	Column (e)	Maximum	Threshold	Column (e)	Maximum
Name	Level (50%)	Above)	Level (150%)	Level (50%)	Above)	Level (150%)
Mr. Kent	$2,559,789	$5,119,578	$7,679,367	$1,499,988	$2,999,975	$4,499,963
Mr. Bozer	825,576	1,651,152	2,476,728	n/a1	n/a1	n/a1
Mr. Douglas	659,454	1,318,908	1,978,362	n/a1	n/a1	n/a1
Mr. Fayard	926,256	1,852,512	2,778,768	924,999	1,849,997	2,774,996
Mr. Reyes	923,739	1,847,478	2,771,217	824,996	1,649,992	2,474,988

[1]	Not reported because Messrs. Bozer and Douglas were not Named Executive Officers in 2008.

The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 12 to the Company’s consolidated financial statements in the Form 10-K. The Company grants PSUs and restricted stock under the 1989 Restricted Stock Plan. The material provisions of the 1989 Restricted Stock Plan are described on page 99 and the proposal to approve the performance measures available under the 1989 Restricted Stock Plan and additional information about the 1989 Restricted Plan begins on page 112.

The Company cautions that the amounts reported for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s performance, stock price, and continued employment. Additional information on all outstanding stock awards is reflected in the 2010 Outstanding Equity Awards at Fiscal Year-End table on page 82.

To see the value actually received upon vesting of stock by the Named Executive Officers in 2010, refer to the 2010 Option Exercises and Stock Vested table on page 84.

Option Awards (Column (f))

The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted to each of the Named Executive Officers, calculated in accordance with FASB Topic 718. Even though the awards may be forfeited, the amounts do not reflect this contingency. For Messrs. Douglas, Fayard and Reyes, the amounts reported include one-time awards in 2010 for having achieved the Company’s stock ownership guidelines, which are described beginning on page 70.

The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 12 to the Company’s consolidated financial statements in the Form 10-K. The options were awarded under the 1999 Stock Option Plan, The Coca-Cola Company 2002 Stock

Option Plan (the “2002 Stock Option Plan”), or the 2008 Stock Option Plan. The material provisions of the plans are described beginning on page 98.

The Company cautions that the amounts reported in the 2010 Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s stock price and continued employment. Additional information on all outstanding option awards is reflected in the 2010 Outstanding Equity Awards at Fiscal Year-End table on page 82.

To see the value actually received upon exercise of options by the Named Executive Officers in 2010, refer to the 2010 Option Exercises and Stock Vested table on page 84.

Non-Equity Incentive Plan Compensation (Column (g))

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each Named Executive Officer under the Company’s annual Performance Incentive Plan in 2010 and 2009. The material provisions of the Performance Incentive Plan are described on page 98 and the proposal to approve the performance measures available under the Performance Incentive Plan and additional information about the Performance Incentive Plan begins on page 107. As discussed in the Company’s 2009 Definitive Proxy Statement beginning on page 38, discretionary bonuses were paid for 2008, as reported in column (d).

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2010, 2009 and 2008 are comprised entirely of changes between December 31, 2009 and December 31, 2010, between December 31, 2008 and December 31, 2009, and between December 31, 2007 and December 31, 2008, respectively, in the actuarial present value of the accumulated pension benefits of each of the Named Executive Officers.

The assumptions used by the Company in calculating the change in pension value are described on page 86.

The Company cautions that the values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column (h)) are theoretical as those amounts are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company’s audited financial statements for the fiscal years ended December 31, 2010, December 31, 2009, December 31, 2008 and December 31, 2007. As described on page 86, the Company’s retirement plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, which apply to all participants under such plans. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue or receive under the Company’s retirement plans during any given year.

None of the Named Executive Officers received above-market or preferential earnings (as these terms are defined by the SEC) on their nonqualified deferred compensation accounts. The material provisions of the Company’s retirement plans and Deferred Compensation Plan are described beginning on page 95 and on page 99, respectively.

All Other Compensation (Column (i))

The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits; (ii) the amount of any tax reimbursements; (iii) the amounts contributed by the Company to the Thrift Plan, the Supplemental Thrift Plan, the International Thrift Plan and the Mexico Plan (collectively, the “Company Thrift Plans”); and (iv) the dollar value of life insurance premiums paid by the Company. Amounts contributed to the Company Thrift Plans are calculated on the same basis for all participants in the relevant plan, including the Named Executive Officers. The material provisions of the Company Thrift Plans are described beginning on page 96.

The following table outlines those perquisites and other personal benefits and additional all other compensation required by SEC rules to be separately quantified. A dash indicates that the Named Executive Officer received the perquisite or personal benefit but the amount was not required to be disclosed under SEC rules. The narrative following the table describes all categories of perquisites and other personal benefits provided by the Company in 2010.

		Perquisites and Other Personal Benefits						Additional All Other Compensation
					International				Company
					Service				Contributions	Life
		Aircraft	Car and		Program	Financial		Tax	to Company	Insurance
Name	Year	Usage	Driver	Security	Benefits	Planning	Other	Reimbursement	Thrift Plans	Premiums
Mr. Kent	2010	$165,427	$183,087	$118,613	N/A	—	—	$53,919	$201,000	$1,742
	2009	130,930	166,481	102,741	N/A	—	$0	73,502	171,000	1,620
	2008	229,484	204,754	65,348	$61,294	—	0	27,865	146,925	1,512
Mr. Bozer	2010	0	89,433	167,970	171,616	$0	0	0	44,425	824
Mr. Douglas	2010	—	0	0	N/A	—	—	0	54,402	742
Mr. Fayard	2010	0	0	0	N/A	—	—	9,157	73,242	1,742
	2009	—	0	0	N/A	—	0	0	55,248	1,620
	2008	—	0	0	N/A	—	0	7,319	79,460	1,512
Mr. Reyes	2010	0	424,964	108,417	N/A	—	0	0	16,901	26,382
	2009	0	370,495	118,224	N/A	0	0	0	15,868	17,701
	2008	0	220,239	138,681	N/A	0	0	0	15,892	24,224

Aircraft Usage

The Company owns and operates business aircraft to allow employees to safely and efficiently travel for business purposes around the world. Given the Company’s significant global presence, we believe it is a business imperative for senior leaders to be on the ground at our global operations. The Company-owned aircraft allow employees to be far more productive than if commercial flights were utilized, as the aircraft provide a confidential and highly productive environment in which to conduct business without the schedule constraints imposed by commercial airline service.

The Company aircraft were made available to the Named Executive Officers for their personal use in the following situations:

•	Mr. Kent is required by the Board to use the Company aircraft for all travel, both business and personal. This is required for security purposes due to the high profile and global nature of our business and our highly symbolic and well recognized brands, as well as to ensure that he can be immediately available to respond to business priorities from any location around the world. This arrangement also allows travel time to be used productively for the Company. Mr. Kent and his immediate family traveling with him use the Company aircraft for a reasonable number of personal trips. Personal use of Company aircraft results in imputed taxable income to the executives. Mr. Kent is not provided a tax reimbursement for personal use of aircraft.

•	No other Named Executive Officer uses Company aircraft for personal purposes except in extraordinary circumstances. Mr. Douglas had one trip on Company aircraft in 2010 for personal reasons due to a death in his family. Mr. Douglas was not provided a tax reimbursement for personal use of aircraft. No other Named Executive Officer used the Company aircraft solely for personal purposes in 2010.

•	Infrequently, spouses and guests of Named Executive Officers ride along on the Company aircraft when the aircraft is already going to a specific destination for a business purpose. This use has minimal cost to the Company. Income is imputed to the Named Executive Officer for income tax purposes, but no tax reimbursement is provided since such persons are not traveling for a business purpose.

In determining the incremental cost to the Company of the personal use of Company aircraft, the Company calculates, for each aircraft, the direct variable operating cost on an hourly basis, including all costs that may vary by the hours flown. Items included in calculating this cost are:

•	aircraft fuel and oil;

•	travel, lodging and other expenses for crew;

•	prorated amount of repairs and maintenance;

•	prorated amount of rental fee on airplane hangar;

•	catering;

•	logistics (landing fees, permits, etc.);

•	telecommunication expenses and other supplies; and

•	the amount, if any, of disallowed tax deductions associated with such use.

When the aircraft is already flying to a destination for business purposes, only the direct variable costs associated with the additional passenger (for example, catering) are included in determining the aggregate incremental cost to the Company. While it happens very rarely, if an aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, this “deadhead” segment would be included in the incremental cost.

Car and Driver

Mr. Kent is provided with a car and driver both for security purposes and to maximize his efficiency during business hours. When not being utilized by Mr. Kent, the cars and drivers are used for other Company business. However, the Company has included the entire cost of the cars and drivers, including all salary, benefits and related employment costs. Messrs. Kent and Bozer are each provided with a car and driver in Turkey for security purposes. Mr. Reyes and his spouse are each provided with a specially equipped car and driver for security purposes in Mexico City. No other Named Executive Officer is provided with a car or driver.

The cost to the Company in 2010 was as follows:

•	Mr. Kent: cars $31,921; drivers $151,166;

•	Mr. Reyes: cars $235,522; drivers $189,442; and

•	Mr. Bozer: cars $24,338; drivers $65,095.

Security

The Company provides a comprehensive security program for Mr. Kent. This includes monitoring equipment at his homes and Company-paid security personnel. Mr. Bozer, based in Turkey, is provided with security at his residence. Mr. Reyes, based in Mexico City, is provided with security at his residence as well as monitoring of his and his spouse’s cars. No other Named Executive Officer is provided with Company-paid security, except where necessary when traveling overseas.

International Service Program Benefits

The Company provides benefits to International Service Associates under the International Service Program, the material provisions of which are described beginning on page 99. Currently, there are approximately 300 participants in the program. The International Service Program is designed to relocate and support employees who are sent on an assignment outside of their home country. The purpose of the program is to make sure that when the Company requests that an employee move outside his or her home country, economic considerations do not play a role. This helps the Company quickly meet its business needs around the world and develop its employees.

Mr. Kent participated in the International Service Program in 2006 when he was based in Hong Kong. Mr. Kent ceased participating in the International Service Program when he relocated to the United States in 2006. The amounts reported in 2008 for Mr. Kent relate to his prior assignment in Hong Kong. Mr. Bozer participates in the International Service Program because he is a U.S. citizen based in Turkey.

Under the tax equalization program, an International Service Associate, economically, pays tax at the same federal and state income tax rates as a resident of the State of Georgia on base salary, incentive compensation and personal income. The amount of tax equalization could be deemed a tax reimbursement; however, since an International Service Associate is subject to hypothetical taxes pursuant to the International Service Program, these amounts are more properly characterized as International Service Program benefits. Payments for tax equalization often occur in years following the actual tax year.

The costs to the Company were as follows:

					Host		Other
		Housing	Auto	Home	Country	Tax	Program
Name	Year	Expenses	Expenses	Leave	Allowance	Equalization	Allowances
Mr. Kent	2010	$0	$0	$0	$0	$0	$0
	2009	0	0	0	0	0	0
	2008	0	4,180	0	0	57,114	0
Mr. Bozer[1]	2010	0	0	24,788	121,177	3,171	22,480

[1]	Information for Mr. Bozer is provided only for 2010 because he was not a Named Executive Officer for 2008 or 2009.

Financial Planning

The Company provides a taxable reimbursement to the Named Executive Officers for financial planning services, which may include tax preparation and estate planning services. No tax reimbursements are provided to the Named Executive Officers for this benefit.

Other Perquisites

Other perquisites consist of club memberships and amenities provided to certain Named Executive Officers at a Board meeting held at the Vancouver Olympic Games, which the Company sponsored. Club memberships are provided to the Named Executive Officers when necessary for business purposes. Monthly dues are paid by the Company; however, the Named Executive Officers are taxed on a pro-rata portion of the dues associated with any personal use of the clubs, even though the Named Executive Officer pays for the direct cost of any personal use. The Company does not provide any tax reimbursement in connection with the personal use of the clubs. All Named Executive Officers reimbursed the Company for any personal costs, including a pro-rata portion of the dues. Therefore, there was no personal benefit to any Named Executive Officer associated with use of clubs in 2010.

Additional All Other Compensation

Tax Reimbursement.  The amounts reported in the table above on page 76 represent tax reimbursements paid to certain Named Executive Officers. All amounts are related to business use of the Company aircraft. No Named Executive Officer is provided a tax reimbursement for personal use of aircraft, but Named Executive Officers are provided a tax reimbursement for taxes incurred when a spouse travels for business purposes. These taxes are incurred because of the Internal Revenue Service’s extremely limited rules concerning business travel by spouses. It is sometimes necessary for spouses to accompany Named Executive Officers to business functions. In contrast to personal use, the Company does not believe an employee should pay personally when travel is required or important for business purposes.

The Company imputes income to the executive when the use of Company aircraft is considered income for tax purposes. To calculate taxable income, the Standard Industry Fare Level rates set by the Internal Revenue Service are used. Where a tax reimbursement is authorized, it is calculated using the highest marginal federal tax rate, applicable state rate and Medicare rates. The rate used to calculate taxable income has no relationship to the incremental cost to the Company associated with the use of the aircraft.

Company Contributions to Company Thrift Plans.  The Company makes matching contributions to each Named Executive Officer’s account under the Company Thrift Plans, as applicable, on the same terms and using the same formulas as other participating employees.

The amounts reflected above represent the following contributions made by the Company in 2010:

•	for Mr. Kent, $7,350 to the Thrift Plan and $193,650 to the Supplemental Thrift Plan;

•	for Mr. Bozer, $7,350 to the Thrift Plan and $37,075 to the Supplemental Thrift Plan;

•	for Mr. Douglas, $7,350 to the Thrift Plan and $47,052 to the Supplemental Thrift Plan;

•	for Mr. Fayard, $7,350 to the Thrift Plan and $65,892 to the Supplemental Thrift Plan; and

•	for Mr. Reyes, $2,146 to a savings fund and $14,755 contributed to the defined contribution portion of the Mexico Plan.

Life Insurance Premiums.  The Company provides limited life insurance to all U.S. based employees, including the U.S. based Named Executive Officers, and International Service Associates. For employees of the Company, this coverage is equal to the lesser of their base salary or $300,000. The Company provides life insurance to all Mexico-based employees equal to 30 months of base salary. The amounts reported in the table on page 76 represent the Company premiums paid for this insurance, which are on the same terms and at the same cost as other employees.

2010 Grants of Plan-Based Awards

		Estimated Future Payouts			Estimated Future Payouts			All Other	All Other Option	Exercise or		Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Stock Awards;	Awards: Number	Base Price		Fair Value
		Plan Awards			Plan Awards			Number of	of Securities	of Option	Closing	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Shares or	Underlying	Awards	Price on	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Stock Units (#)	Options (#)	($/Sh)	Grant	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	Date	(l)

Muhtar Kent	02/18/2010	$0	$2,400,000	$7,200,000
	02/18/2010				50,850	101,700	152,550					$5,119,578
	02/18/2010								605,700	$55.54	$55.91	5,687,523

Ahmet C. Bozer	02/18/2010	0	731,250	2,193,750
	02/18/2010				16,400	32,800	49,200					1,651,152
	02/18/2010								195,200	55.54	55.91	1,832,928

J. Alexander M.	02/18/2010	0	787,500	2,362,500
Douglas, Jr.	02/18/2010				13,100	26,200	39,300					1,318,908
	02/18/2010								170,800[1]	55.54	55.91	1,603,812
	04/22/2010							25,000			54.31	1,357,750

Gary P. Fayard	02/18/2010	0	960,000	2,880,000
	02/18/2010				18,400	36,800	55,200					1,852,512
	02/18/2010								247,800[1]	55.54	55.91	2,326,842
José Octavio	02/18/2010	0	782,500	2,347,500
Reyes	02/18/2010				18,350	36,700	55,050					1,847,478
	02/18/2010								257,600[1]	55.54	55.91	2,418,864

[1]	Includes stock options granted in connection with the achievement of stock ownership guidelines (14,600 for Mr. Douglas, 29,000 for Mr. Fayard and 39,000 for Mr. Reyes). See page 70 for details of the Company’s stock ownership guidelines.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Incentive)

The amounts represent the awards made under the annual Performance Incentive Plan in February 2010 to each of the Named Executive Officers as described beginning on page 55 of the Compensation Discussion and Analysis. Actual payments under these awards have already been determined, will be paid on March 15, 2011 and are included in the Non-Equity Incentive Plan Compensation column (column (g)) of the 2010 Summary Compensation Table.

Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs)

The awards represent PSUs granted in 2010 under the 1989 Restricted Stock Plan. The performance period for the awards is January 1, 2010 to December 31, 2012. The awards are subject to an additional holding period, through February 2014. The grant date fair value is included in the

Stock Awards column (column (e)) of the 2010 Summary Compensation Table. For a discussion of the PSU awards for 2010, see the Compensation Discussion and Analysis beginning on page 59.

All Other Stock Awards; Number of Shares or Stock Units (Restricted Stock)

The award for Mr. Douglas is a time-based restricted stock award, as described on page 61 of the Compensation Discussion and Analysis. The award will vest on April 30, 2014, provided Mr. Douglas remains employed with the Company. The grant date fair value is included in the Stock Awards column (column (e)) of the 2010 Summary Compensation Table. No other Named Executive Officer received a restricted stock award in 2010.

All Other Option Awards (Stock Options)

The awards represent stock options granted in 2010 to Named Executive Officers under the 2008 Stock Option Plan. These options have a term of ten years from the grant date and vest 25% on the first, second, third and fourth anniversaries of the grant date.

2010 Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
										Equity Incentive
									Equity Incentive	Plan Awards:
									Plan Awards:	Market or
									Number of	Payout Value
							Number of	Market Value	Unearned	of Unearned
	Number of		Number of				Shares or	of Shares or	Shares, Units	Shares, Units
	Securities		Securities				Units of	Units of	or Other	or Other
	Underlying		Underlying		Option		Stock That	Stock That	Rights That	Rights That
	Unexercised		Unexercised		Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)		Options (#)		Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		($)	Date	(#)	($)	(#)	($)
(a)	(b)		(c)		(e)	(f)	(g)*	(h)*	(i)*	(j)*
Muhtar Kent	80,000	[1]			$43.4300	05/01/2015	155,643 [17]	$10,236,640	152,550 [18]	$10,033,214
	150,000	[2]			41.1850	12/13/2015
	258,621	[3]	86,207	[3]	47.8400	02/14/2017
	182,927	[4]	182,926	[4]	58.1450	02/20/2018
	316,456	[5]	316,455	[5]	50.5300	07/16/2018
			289,352	[6]	58.1095	07/16/2018
	291,750	[7]	875,250	[7]	43.2000	02/18/2019
			605,700	[8]	55.5350	02/17/2020

Ahmet C. Bozer	12,880	[9]			53.4063	10/20/2014	43,410 [19]	2,855,076	49,200 [20]	3,235,884
	2,780	[10]			60.2813	12/14/2014
	37,830	[11]			57.8438	10/17/2015
	12,910	[12]			41.2700	12/15/2014
	25,820	[2]			41.1850	12/13/2015
	66,207	[3]	33,103	[3]	47.8400	02/14/2017
	112,683	[4]	112,682	[4]	58.1450	02/20/2018
	84,034	[7]	252,100	[7]	43.2000	02/18/2019
			195,200	[8]	55.5350	02/17/2020

J. Alexander M. Douglas, Jr.	15,000	[9]			53.4063	10/20/2014	74,248 [21]	4,883,291	39,300 [22]	2,584,761
	35,000	[13]			54.3438	02/15/2015
	59,380	[11]			57.8438	10/17/2015
	90,000	[14]			48.2100	05/29/2016
	24,000	[15]			44.6550	12/17/2017
	46,000	[16]			49.8000	12/17/2013
	129,725	[3]	43,241	[3]	47.8400	02/14/2017
	80,488	[4]	80,487	[4]	58.1450	02/20/2018
	77,031	[7]	231,092	[7]	43.2000	02/18/2019
			170,800	[8]	55.5350	02/17/2020

Gary P. Fayard	31,250	[9]			53.4063	10/20/2014	134,683 [23]	8,858,101	55,200 [24]	3,630,504
	50,000	[13]			54.3438	02/15/2015
	83,000	[11]			57.8438	10/17/2015
	300,000	[14]			48.2100	05/29/2016
	175,000	[15]			44.6550	12/17/2017
	112,000	[16]			49.8000	12/17/2013
	125,000	[12]			41.2700	12/15/2014
	180,000	[2]			41.1850	12/13/2015
	191,379	[3]	63,793	[3]	47.8400	02/14/2017
	112,805	[4]	112,804	[4]	58.1450	02/20/2018
	91,037	[7]	273,108	[7]	43.2000	02/18/2019
			247,800	[8]	55.5350	02/17/2020

José Octavio Reyes	33,750	[9]			53.4063	10/20/2014	68,966 [25]	4,535,894	55,050 [26]	3,620,639
	35,000	[13]			54.3438	02/15/2015
	50,000	[11]			57.8438	10/17/2015
	90,000	[14]			48.2100	05/29/2016
	57,813	[15]			44.6550	12/17/2017
	112,000	[16]			49.8000	12/17/2013
	160,000	[12]			41.2700	12/15/2014
	160,000	[2]			41.1850	12/13/2015
	204,828	[3]	68,275	[3]	47.8400	02/14/2017
	100,610	[4]	100,609	[4]	58.1450	02/20/2018
	105,042	[7]	315,126	[7]	43.2000	02/18/2019
			257,600	[8]	55.5350	02/17/2020

*	Column (g) reflects time-based restricted stock and restricted stock or restricted stock units issued upon satisfaction of the performance criteria under the 2007–2009 and 2008–2010 PSU programs. Column (i) reflects performance-based restricted stock and PSUs. The PSUs in Column (i) reflect the maximum award level for the 2010–2012 PSU program because through December 31, 2010, payout was projected above the target level. Market value in columns (h) and (j) was determined by multiplying the number of shares of stock or units, as applicable, by $65.77, the closing price of the Common Stock on December 31, 2010.

[1]	These options were granted on May 2, 2005. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[2]	These options were granted on December 14, 2005. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[3]	These options were granted on February 15, 2007. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

[4]	These options were granted on February 21, 2008. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

[5]	These options were granted on July 17, 2008. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

[6]	These options were granted on July 17, 2008. The options vest 100% on the fourth anniversary of the grant date.

[7]	These options were granted on February 19, 2009. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

[8]	These options were granted on February 18, 2010. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

[9]	These options were granted on October 21, 1999. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[10]	These options were granted on December 15, 1999. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[11]	These options were granted on October 18, 2000. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[12]	These options were granted on December 16, 2004. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[13]	These options were granted on February 16, 2000. The options vested 100% on the third anniversary of the grant date.

[14]	These options were granted on May 30, 2001. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[15]	These options were granted on December 18, 2002. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[16]	These options were granted on December 18, 2003. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[17]	Reflects 44,887 shares of restricted stock issued upon satisfaction of the performance criterion under the 2007–2009 PSU program; 50,000 shares of performance-based restricted stock that vested in February 2011 upon satisfaction of the performance criterion; and 60,756 restricted stock units issued upon satisfaction of the performance criterion under the 2008–2010 PSU program.

[18]	Reflects 152,550 PSUs for the 2010–2012 PSU program at the maximum award level.

[19]	Reflects 14,005 restricted stock units issued upon satisfaction of the performance criterion under the 2007–2009 PSU program; and 29,405 restricted stock units issued upon satisfaction of the performance criterion under the 2008–2010 PSU program.

[20]	Reflects 49,200 PSUs for the 2010–2012 PSU program at the maximum award level.

[21]	Reflects 22,515 shares of restricted stock issued upon satisfaction of the performance criterion under the 2007–2009 PSU program; 26,733 restricted stock units issued upon satisfaction of the performance criterion under the 2008–2010 PSU program; and 25,000 shares of time-based restricted stock that would vest in April 2014.

[22]	Reflects 39,300 PSUs for the 2010–2012 PSU program at the maximum award level.

[23]	Reflects 14,000 shares of restricted stock that would vest on Mr. Fayard’s retirement but no earlier than age 62; 33,217 shares of restricted stock issued upon satisfaction of the performance criterion under the 2007–2009 PSU program; 50,000 shares of performance-based restricted stock that vested in February 2011 upon satisfaction of the performance criterion; and 37,466 restricted stock units issued upon satisfaction of the performance criterion under the 2008–2010 PSU program.

[24]	Reflects 55,200 PSUs for the 2010–2012 PSU program at the maximum award level.

[25]	Reflects 35,550 restricted stock units issued upon satisfaction of the performance criterion under the 2007–2009 PSU program; and 33,416 restricted stock units issued upon satisfaction of the performance criterion under the 2008–2010 PSU program.

[26]	Reflects 55,050 PSUs for the 2010–2012 PSU program at the maximum award level.

2010 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Muhtar Kent	0	$0	52,500	$3,442,950
Ahmet C. Bozer	64,292	697,873	13,500	885,330
J. Alexander M. Douglas, Jr.	101,000	2,012,591	22,500	1,475,550
Gary P. Fayard	0	0	60,000	3,934,800
José Octavio Reyes	0	0	52,500	3,442,950

Option Awards

The stock options exercised by Messrs. Bozer and Douglas were all pursuant to trading plans established under Rule 10b5-1 of the 1934 Act. The following table provides details of the stock options exercised:

				Value Realized on
Name	Grant Date	Options Exercised	Exercise Date	Exercise

Mr. Bozer	2/15/2007	6,207	10/5/2010	$72,374
	2/15/2007	26,897	10/5/2010	313,619
	12/18/2003	6,188	10/6/2010	61,880
	12/18/2003	25,000	10/6/2010	250,000
Mr. Douglas	12/14/2005	20,000	10/18/2010	376,300
	12/16/2004	17,000	10/18/2010	318,410
	12/14/2005	1,500	10/19/2010	28,223
	12/14/2005	15,000	11/4/2010	312,225
	12/14/2005	23,500	11/4/2010	489,153
	12/18/2002	24,000	12/16/2010	488,280

Stock Awards

The amounts in column (e) represent shares underlying the PSUs for the 2006–2008 performance period. Net shares, after withholding for taxes, were released on December 31, 2010. The amount reflected is based upon $65.58 per share, the average of the high and low prices of the Common Stock on the date the shares were released.

2010 Pension Benefits

		Number of		Present Value	Payments
		Years Credited		of Accumulated	During Last
		Service		Benefit	Fiscal Year
Name	Plan Name	(#)		($)	($)
(a)	(b)	(c)		(d)	(e)

Muhtar Kent	Pension Plan	22.9		$723,705	$0
	Supplemental Pension Plan	—	[1]	13,826,810	0
Ahmet C. Bozer	Pension Plan	20.8		428,803	0
	Supplemental Pension Plan	—	[1]	1,956,140	0
J. Alexander M. Douglas, Jr.	Pension Plan	23.0		451,119	0
	Supplemental Pension Plan	—	[1]	2,677,026	0
Gary P. Fayard	Pension Plan	16.8		548,012	0
	Supplemental Pension Plan	—	[1]	5,265,696	0
José Octavio Reyes	Mexico Plan	24.1		5,336,436	0
	Overseas Plan	12.5	[2]	1,853,331	0

[1]	For each person, the same years of service apply to both the Pension Plan and the Supplemental Pension Plan, which work in tandem.

[2]	Mr. Reyes has 30.3 years of total service with the Company and its affiliates. There are 6.3 years of credited service that overlap between the Mexico Plan and the Overseas Plan. Mr. Reyes’ Overseas Plan benefit is offset by the value of the Mexico Plan benefit earned during this period of overlapping service. Mr. Reyes’ benefit under the Overseas Plan will increase only as a result of changes in compensation.

The Company provides retirement benefits from various plans to its employees, including the Named Executive Officers. Due to the Company’s global operations, it maintains different plans to address different market conditions, various legal and tax requirements and different groups of employees.

The Company’s retirement plans operate in the same manner for all participants and there is no special formula for the Chairman and Chief Executive Officer or any other Named Executive Officer. The formulas used to calculate benefits under the Pension Plan, the Supplemental Pension Plan, the Overseas Plan and the Mexico Plan, the material terms of which are described beginning on page 95, are the same for each participant in each plan.

The table above reflects the present value of benefits accrued by each of the Named Executive Officers from the various plans in which they participate. As a result of the Tax Code limitations on the amount of compensation that may be considered under the Pension Plan, a portion of the benefit that would be payable under the Pension Plan without those limitations is paid from the Supplemental Pension Plan.

Compensation used for determining pension benefits under the Pension Plan, the Supplemental Pension Plan and the Overseas Plan generally includes only salary and short-term cash incentives. The amounts reflected for each plan represent the present value of the maximum benefit payable under the applicable plan. In some cases the payments may be reduced by benefits paid by other Company-sponsored retirement plans, statutory payments or social security.

Under the Mexico Plan, compensation used for determining pension benefits generally includes salary, annual incentive, savings fund and other payments made in accordance with Mexican law and customary business practice.

The Pension Plan, the Supplemental Pension Plan and the Overseas Plan take into account the employee’s career at the Company as a whole and calculate the pension benefit based on years of credited service and the average eligible compensation using the five highest consecutive years out of the last 11 years of service. As of January 1, 2010, the Pension Plan and the Supplemental Pension Plan incorporated a cash balance benefit that grows each year by a percentage of the employee’s eligible compensation and by interest credited on the cash balance account.

The Company generally does not grant additional years of benefit service. In rare circumstances, the Company may give credit to a new hire to compensate for pension amounts forfeited at a previous employer or as a hiring incentive. No Named Executive Officer has been credited with additional years of benefit service.

The discount rate assumptions used by the Company in calculating the present value of accumulated benefits vary by plan as follows: Pension Plan, Supplemental Pension Plan and Overseas Plan - 5.45% and Mexico Plan - 7.85%. Additional assumptions used by the Company in calculating the present value of accumulated benefits are incorporated herein by reference to Note 13 to the Company’s consolidated financial statements in the Form 10-K. The calculations assume that the Named Executive Officer continues to live until the earliest age at which an unreduced benefit is payable.

The Company cautions that the values reported in the Present Value of Accumulated Benefit column are theoretical and are calculated pursuant to SEC requirements. The Company’s retirement plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, which apply to all participants under the plans. For example, the Overseas Plan generally pays benefits in a lump sum. The amount of such lump sum is calculated using the interest rates and mortality tables prescribed under the Pension Protection Act of 2006, a U.S. pension law.

The Supplemental Pension Plan is comprised of two parts, a traditional pension benefit and a cash balance account. The traditional pension benefit is paid in the form of an annuity if the employee has reached at least age 55 with 10 years of service at the time of his or her separation from the Company. Therefore, Messrs. Kent and Fayard will be required to take the traditional pension benefit portion of their Supplemental Pension Plan benefit in the form of an annuity. The cash balance account is paid as a lump sum equal to the actual value of the account at the date of distribution.

The change in pension value from year to year is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue or receive under the Company’s retirement plans during any given year.

2010 Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings	Withdrawals/	Balance at Last
	Last FY	in Last FY	in Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Muhtar Kent	N/A	N/A	N/A	N/A	N/A
Ahmet C. Bozer	N/A	N/A	N/A	N/A	N/A
J. Alexander M. Douglas, Jr.	$0	$0	$177,308	$0	$1,212,024
Gary P. Fayard	0	0	226,482	0	1,883,872
José Octavio Reyes	N/A	N/A	N/A	N/A	N/A

The Deferred Compensation Plan allows eligible U.S. based Company employees to elect to save on a tax-deferred basis a portion of their salary and/or annual incentive. The material provisions of this plan are described on page 99. Messrs. Fayard and Douglas are the only Named Executive Officers who have participated in the Deferred Compensation Plan. Messrs. Bozer and Reyes, who are based outside of the U.S., are not eligible to participate in the Deferred Compensation Plan.

The amounts above reflect each Named Executive Officer’s individual contributions to the Deferred Compensation Plan. The Company does not match any employee deferral or guarantee a return on deferred amounts.

None of the Named Executive Officers has ever received a Company contribution to his account in the Deferred Compensation Plan. Accordingly, the earnings reflected in column (d) of the table above represent deemed investment earnings or losses solely from voluntary deferrals. No amounts reported in column (d) are reported in the 2010 Summary Compensation Table because the plan does not provide for above-market returns. The amount reflected in column (f) for Mr. Fayard, with the exception of the aggregate earnings reflected in column (d), has been reported in prior Company proxy statements. Amounts deferred by the employee are shown in the Summary Compensation Table when earned.

Payments on Termination or Change in Control

General

Most of the Company’s plans and programs contain specific provisions detailing how payments are treated upon termination or change in control. Generally, other than the Company’s broad-based Severance Plan, the Company does not have any separation or severance agreements with U.S. based senior executives, including the Named Executive Officers. The Company’s Severance Plan applies to all U.S. based non-union, non-manufacturing employees and International Service Associates and pays benefits in the event that an employee is involuntarily terminated without cause or in connection with a position elimination. The amount of severance varies based on the employee’s grade level and length of service and the reason for termination. The maximum amount of severance, which applies to all U.S. based Named Executive Officers, is two years of base pay. Separate severance plans apply to employees of CCR.

Mr. Reyes’ separation arrangements are determined by Mexican law. In the event that an employee is involuntarily terminated without cause or in connection with a position elimination, Mexican law requires payment of the following to the employee: (i) three months of base salary,

Christmas bonus, vacation premiums and bonus; (ii) 20 days of base salary, Christmas bonus, vacation premiums and bonus for each year of employment; (iii) a seniority premium equal to 12 days of salary per year of employment (capped at two times the minimum wage); (iv) a proportional share of vacation, annual bonus, and profit sharing for the year in which the employment was terminated; and (v) base salary accrued from the date of termination to the date of payment.

The change in control provisions in the various Company plans are designed so that employees are neither harmed nor given a windfall in the event of a change in control. The provisions are intended to ensure that executives evaluate business opportunities in the best interests of shareowners. The change in control provisions under these plans generally provide for accelerated vesting, and do not provide for extra payments. The Company does not have individual change in control agreements and no tax gross-up is provided for any taxes incurred as a result of a change in control payment.

The Board can determine prior to the potential change in control that no change in control will be deemed to have occurred. Generally, the Company’s plans provide that a change in control is deemed to have occurred upon:

(i)	any person acquiring beneficial ownership, directly or indirectly, of securities representing 20% or more of the combined voting power for election of Directors of the Company;

(ii)	during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the Directors then still in office who were directors at the beginning of the period;

(iii)	the shareowners approve any merger or consolidation resulting in the Common Stock being changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company), any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company and such merger, consolidation, liquidation or sale is completed; or

(iv)	the shareowners approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareowners of the Company immediately prior to the effective date of the merger or consolidation beneficially own less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger or consolidation is completed.

The results of specific termination and change in control events under the plans are described below. These provisions apply to all participants in each plan.

Annual Incentive Plan

Change in Control

Upon a change in control, employees generally receive the target amount of the incentive after the end of the performance year. This amount is prorated if the employee leaves during the year.

Termination Provisions

Generally, employees must be employed on December 31 to receive a cash incentive for the year. If an employee is eligible for retirement, he or she generally receives a prorated incentive based on actual business performance and the portion of the year actually worked.

Deferred Compensation Plan

Change in Control

Upon a change in control, any Company contributions to deferred compensation accounts vest. None of the Named Executive Officers has received a Company contribution. There are no other special change in control provisions.

Termination Provisions

Employees who terminate employment after age 50 with five years of service receive payments based on elections made at the time they elected to defer compensation. Other employees receive a lump sum at termination. Individuals who are designated as “specified employees” under Section 409A of the Tax Code may not receive payments from the Deferred Compensation Plan for at least six months following termination of employment to the extent the amounts were deferred after January 1, 2005.

Equity Plans

Change in Control

Effective February 16, 2011, equity plans under which additional awards may be granted were amended to provide that future awards are subject to accelerated vesting upon a change in control only if an employee is terminated within two years following the change in control, unless the successor company does not assume the awards, in which case, accelerated vesting occurs upon a change in control. Unvested awards granted prior to these amendments vest upon a change in control. For PSUs granted in 2008 and 2010, the target number of shares would be granted just prior to a change in control. For PSUs granted prior to 2008, there is no provision for a change in control and, as a result, the terms of the PSUs continue to apply.

Termination Provisions

The treatment of equity upon termination of employment depends on the reason for the termination and the employee’s age and length of service at termination. The chart below details the termination provisions of the various equity plans.

Summary of Separation Provisions in Equity Plans

	Separation Prior to	Separation After
	Meeting Age/Service	Meeting Age/Service
Plan	Requirement[1]	Requirement[1]
Stock Option Plans	Employees have six months to exercise vested options. Unvested options are forfeited.	All options held at least 12 months vest. Employees have the full remaining term to exercise the options.

Restricted Stock Plans	Shares are forfeited unless held until the time specified in the grant and performance criteria, if any, are met.	Shares are forfeited unless held until the time specified in the grant and performance criteria, if any, are met. Some grants vest upon meeting age and service requirements.
2007–2009 PSUs	All PSUs are forfeited.	For grants held at least 12 months, the target number of PSUs are converted to shares prior to separation. The shares remain restricted. If the performance criterion is met, the shares are released.

2008–2010 PSUs 2010-2012 PSUs	All PSUs are forfeited.	For grants held at least 12 months, the employee receives the same number of earned shares as active employees when the results are certified.

[1]	For options granted prior to 2009, the age and service requirement is generally age 55 with at least ten years of service, or age 60 with at least one year of service. For options granted in 2009 and after, the age and service requirement is generally age 60 with at least ten years of service. For PSUs granted prior to 2008, the age and service requirement is age 55 with at least five years of service. For the PSUs granted in 2008, the age and service requirement is age 55 with at least ten years of service. For PSUs granted in 2010 and after, the age and service requirement is generally age 60 with at least ten years of service.

Death

If an employee dies, all options from all option plans vest. For options granted prior to 2007, the employee’s estate has 12 months from the date of death to exercise the options. For options granted in 2007 and after, the employee’s estate has five years from the date of death to exercise the options. Restricted stock vests and is released to the employee’s estate. For PSUs, the performance period is shortened and the performance is calculated. The employee’s estate receives a cash payment based on the performance results for the shortened period. For PSUs granted prior to 2008, this payment is prorated for time worked in the performance period. For PSUs granted in 2008 and after, this payment is not prorated.

Disability

If an employee becomes disabled, all options from all option plans vest. The employee has the full original term to exercise the options. Restricted stock vests and is released to the employee. For all PSUs, the employee receives shares or a cash payment equal to the value of the number of shares that the employee would have earned based on actual performance after the end of the performance period. For PSUs granted prior to 2008, this amount is prorated for time worked in the performance period. For PSUs granted in 2008 and after, this amount is not prorated.

Retirement and Thrift Plans

Change in Control

The Pension Plan, the Supplemental Pension Plan and the Overseas Plan, the material provisions of which are described beginning on page 95, contain special change in control provisions. To receive these benefits, the employee must actually leave the Company within two years of a change in control. There are no additional credited years of service. Upon a change in control, the earliest retirement age is reduced from age 55 with ten years of service to age 50 with ten years of service. This means that employees between the ages of 50 and 55 terminating with at least ten years of service will receive an early retirement benefit calculated as if they had reached earliest retirement age. If the employee has not attained age 50 with ten years of service, but has completed at least three years of service, he or she may elect to receive a benefit beginning as of the earlier of six months following the employment termination date or the month after turning age 55. In this case, the standard early retirement reduction is applied from the earliest unreduced retirement age to age 55, and the benefit is further reduced on an actuarial basis to the benefit commencement date elected by the participant. In addition, the Overseas Plan contains a provision reducing the normal retirement date to age 60, which also increases the value of the benefit.

The Thrift Plan and the Supplemental Thrift Plan, the material provisions of which are described beginning on page 96, do not have special provisions for change in control.

Under the International Thrift Plan, participants’ benefits vest upon a change in control.

Termination Provisions

No payments may be made under the Pension Plan, the Supplemental Pension Plan or the Overseas Plan until an employee has separated from service and met eligibility requirements. No payments may be made under the Thrift Plan, the Supplemental Thrift Plan or the International Thrift Plan until separation from service, except distributions may be taken from the Thrift Plan after age 59 1/2, whether or not the employee has terminated.

The benefit under the Supplemental Pension Plan vests according to the same schedule as the Pension Plan. For participants who separate from service beginning January 1, 2010, vesting occurs after three years of service. However, if a participant separates prior to age 55 with 10 years of service, the maximum compensation that is considered in calculating the benefit under the Supplemental Pension Plan is four times the compensation limit set by the Tax Code ($245,000 for 2010). If a participant separates after age 55 with ten years of service, all eligible compensation is taken into account.

Individuals who are designated as “specified employees” under Section 409A of the Tax Code, which include the U.S. based Named Executive Officers, may not receive payments from the Supplemental Pension Plan, the Supplemental Thrift Plan, the Overseas Plan or the International Thrift Plan for at least six months following termination of employment.

Quantification of Payments Upon Termination or Change in Control

The amounts shown in the tables below assume that the event that triggered the payment occurred on December 31, 2010. The tables do not include the value of pension benefits that are disclosed in the 2010 Pension Benefits table on page 85, but do include any pension enhancement triggered by the event, if applicable. The tables also do not include the value of any benefits (such as retiree health coverage) provided on the same basis to substantially all other employees in the country in which the Named Executive Officer works.

Voluntary Separation

Messrs. Kent, Fayard and Reyes have satisfied the age and service requirement for acceleration of vesting of certain equity awards under the Company’s equity plans. These Named Executive Officers have not satisfied the age and service requirement for acceleration of vesting of stock options granted in and after 2009 and for PSUs granted in and after 2010. In addition, Mr. Kent’s special stock option awards granted in 2008 do not accelerate upon voluntary separation. For these Named Executive Officers, the amounts below reflect (i) the intrinsic value of the acceleration of vesting of any stock options that vest on separation (intrinsic value is the difference between the exercise price of an unvested stock option and the closing price of a share of Common Stock, which was $65.77 on December 31, 2010) and (ii) the value of the shares or share units issued upon satisfaction of the performance criteria under the 2007–2009 and 2008–2010 PSU programs, which would be released early upon separation. For Mr. Reyes, the total also includes an amount required under Mexican law to be paid upon separation. No amounts are included for the 2010–2012 PSU program because the PSUs remain subject to performance requirements even after retirement. Messrs. Bozer and Douglas have not satisfied the age and service requirement for acceleration of any equity awards and therefore no additional payments would be triggered upon their voluntary separation.

Voluntary Separation

		Acceleration of	Restricted
	Severance	Vesting of Stock	Stock	Pension
Name	Payments	Options	and PSUs	Enhancement	Total
Mr. Kent	$0	$2,940,502	$6,948,140	$0	$9,888,642
Mr. Bozer	0	0	0	0	0
Mr. Douglas	0	0	0	0	0
Mr. Fayard	0	2,003,939	4,648,821	0	6,652,760
Mr. Reyes	42,052	1,991,314	4,535,894	0	6,569,260

Involuntary Termination

Messrs. Kent, Fayard and Reyes have satisfied the age and service requirement for acceleration of vesting of certain equity awards under the Company’s equity plans. These provisions apply in the event of a separation, including an involuntary separation. These Named Executive Officers have not satisfied the age and service requirement for acceleration of vesting of stock options granted in and after 2009 and for PSUs granted in and after 2010. In addition, Mr. Kent’s special stock option awards granted in 2008 do not accelerate upon involuntary separation. For these Named Executive Officers, the amounts below reflect (i) all of the amounts described above under “Voluntary Separation” and (ii) for Messrs. Kent and Fayard, severance due under the Severance Plan and for Mr. Reyes, severance due under Mexican law. For Messrs. Bozer and Douglas, the amounts below reflect severance due under the Severance Plan.

Involuntary Termination

		Acceleration of	Restricted
	Severance	Vesting of Stock	Stock	Pension
Name	Payments[1]	Options[2]	and PSUs[2]	Enhancement	Total
Mr. Kent	$2,400,000	$2,940,502	$6,948,140	$0	$12,288,642
Mr. Bozer	1,170,000	0	0	0	1,170,000
Mr. Douglas	1,260,000	0	0	0	1,260,000
Mr. Fayard	1,536,000	2,003,939	4,648,821	0	8,188,760
Mr. Reyes	3,523,555	1,991,314	4,535,894	0	10,050,763

[1]	In the event of involuntary termination for cause, no severance would be payable to the Named Executive Officers, except Mr. Reyes, who would receive $42,052 pursuant to Mexican law.

[2]	Since 2004, equity awards have contained provisions that allow the Company to cancel awards or recover amounts under certain circumstances. If a Named Executive Officer was terminated for cause and the Company enforced this provision, these amounts would be zero for the Named Executive Officer.

Disability

The amounts below reflect (i) the intrinsic value of the acceleration of stock options; (ii) the value of the shares or share units issued upon satisfaction of the performance criteria under the 2007–2009 and 2008–2010 PSU programs, which would be released early upon disability; (iii) for Messrs. Kent and Fayard, the value of performance-based restricted shares that would be released early upon disability; (iv) for Messrs. Douglas and Fayard, the value of time-based restricted shares that would be released early upon disability; and (v) for Mr. Reyes, a severance amount required under Mexican law. No amounts are included for the 2010–2012 PSU program because the PSUs remain subject to performance requirements even after disability.

Disability

		Acceleration of	Restricted
	Severance	Vesting of Stock	Stock	Pension
Name	Payments	Options	and PSUs	Enhancement	Total
Mr. Kent	$0	$35,933,589	$10,236,640	$0	$46,170,229
Mr. Bozer	0	9,140,506	2,855,076	0	11,995,582
Mr. Douglas	0	8,352,909	4,883,291	0	13,236,200
Mr. Fayard	0	10,704,220	8,858,101	0	19,562,321
Mr. Reyes	227,146	11,740,244	4,535,894	0	16,503,284

Death

The amounts below reflect (i) the intrinsic value of the acceleration of stock options; (ii) the value of the shares or share units issued upon satisfaction of the performance criterion under the 2007–2009 PSU program, which would be released early upon death; (iii) the value of a number of shares earned, if any, for the 2008–2010 PSU program, based on performance through 2009, which would be paid early upon death; (iv) the value of the target number of shares granted under the 2010–2012 PSU program, which would be released early upon death; (v) for Messrs. Kent and Fayard, the value of performance-based restricted shares that would be released early upon death; (vi) for Messrs. Douglas and Fayard, the value of time-based restricted shares that would be released early upon death; and (vii) for Mr. Reyes, amounts required to be paid under Mexican law.

Death

		Acceleration of	Restricted
	Severance	Vesting of Stock	Stock	Pension
Name	Payments	Options	and PSUs	Enhancement	Total
Mr. Kent	$0	$35,933,589	$12,929,527	$0	$48,863,116
Mr. Bozer	0	9,140,506	3,078,365	0	12,218,871
Mr. Douglas	0	8,352,909	4,848,236	0	13,201,145
Mr. Fayard	0	10,704,220	8,814,298	0	19,518,518
Mr. Reyes	42,052	11,740,244	4,751,883	0	16,534,179

Change in Control

The amounts below reflect (i) the intrinsic value of the acceleration of stock options; (ii) the value of the shares or share units issued upon satisfaction of the performance criteria under the 2007–2009 and 2008–2010 PSU programs, which would be released early upon a change in control; (iii) the value of the target number of shares granted under the 2010–2012 PSU program, which would be released early upon a change in control; (iv) for Messrs. Kent and Fayard, the value of performance-based restricted shares that would be released early upon change in control; (iv) for Messrs. Douglas and Fayard, the value of time-based restricted shares that would be released early upon a change in control; (v) for Mr. Bozer, the value of the more favorable early retirement subsidy provided for employees between ages 50 and 55 with at least ten years of service in the event of a change in control and subsequent termination; (vi) for Mr. Douglas, the value of the more favorable early retirement subsidy provided for employees under age 50 with at least three years of service in the event of a change in control and subsequent termination; and (vii) for Mr. Reyes, the value of the more favorable early retirement subsidy provided under the Overseas Plan for certain participants under age 60 with at least five years of service in the event of a change in control and subsequent termination. For PSUs granted in 2008 and 2010, the target number of shares would be granted just prior to a change in control. The Company has no separate change in control agreements with any Named Executive Officer and no tax gross-up is provided for any taxes incurred as a result of change in control payments. Effective February 16, 2011, equity compensation plans under which additional awards may be granted were amended to provide that future awards are subject to accelerated vesting following a change in control only if an employee is terminated within two years following the change in control, unless the successor company does not assume the awards, in which case, accelerated vesting occurs upon a change in control. Unvested awards granted prior to these amendments vest upon a change in control.

Change in Control

		Acceleration of	Restricted
	Severance	Vesting of Stock	Stock	Pension
Name	Payments	Options	and PSUs	Enhancement	Total
Mr. Kent	$0	$35,933,589	$16,646,716	$0	$52,580,305
Mr. Bozer	0	9,140,506	4,877,437	1,570,526	15,588,469
Mr. Douglas	0	8,352,909	6,483,804	1,555,621	16,392,334
Mr. Fayard	0	10,704,220	11,106,580	0	21,810,800
Mr. Reyes	0	11,740,244	6,796,343	779,487	19,316,074

Summary of Plans

The following section provides information on Company-sponsored plans noted in the Compensation Discussion and Analysis or in the executive compensation tables in which the Named Executive Officers participate. For the convenience of our shareowners, the descriptions of the plans are in one location. This summary of plans does not include plans that were assumed in connection with the CCE Transaction because no Named Executive Officers participate in those plans.

Retirement Plans

The Pension Plan.  The Pension Plan is a broad-based tax-qualified defined benefit plan that applies on the same terms for substantially all U.S. non-union employees. Under the Pension Plan, a participant becomes vested after completing three years of service or, for employees hired prior to January 1, 2010, attaining age 60, or, for employees hired on or after January 1, 2010, attaining age 65, with one year of service. Normal retirement is age 65. The Pension Plan provides for payment of a reduced benefit prior to age 55 after termination of employment. A lump sum payment option is available.

In 2010, a participant could receive no more than $195,000 annually from the Pension Plan and no compensation in excess of $245,000 per year could be taken into account for calculating benefits under the Pension Plan.

Prior to 2010, all pension benefits were based on a percentage of the employee’s final average compensation (the five highest consecutive calendar years of compensation out of the employee’s last eleven years) up to the limit for each year as set by the Tax Code, multiplied by the employee’s years of credited service. The term “compensation” for determining the pension benefit includes salary, overtime, commissions and cash incentive awards, but excludes any amounts related to stock options, PSUs or restricted stock. It also excludes deferred compensation and any extraordinary payments related to hiring or termination of employment.

In 2010, the Company made changes to the Pension Plan to better meet the needs of the Company’s increasingly diverse and mobile workforce. Beginning January 1, 2010, a benefit calculated using a cash balance formula was introduced in addition to the benefit calculation formula described above. Participants employed as of December 31, 2009 retained the pension benefit they accrued under the prior benefit calculation formula based on years of credited service completed as of December 31, 2009 and final average compensation earned through December 31, 2019 (known as the Part A benefit). Effective January 1, 2010, participants began accruing a pension benefit under the new cash balance formula (known as the Part B benefit). As a result, beginning in 2010, a participant’s benefit under the Pension Plan is based on two formulas–Part A (prior benefit calculation formula) plus Part B (new cash balance formula).

Under the new cash balance formula, the Company makes an annual pay credit allocation to each active participant’s account on December 31, ranging from 3% to 8% of compensation, based on the participant’s age. The term “compensation” under the new cash balance formula has substantially the same meaning as the term under the prior benefit calculation. In addition, on December 31 of each year, the Company makes an annual interest credit allocation based on the value of the participant’s account as of January 1 of the same year.

Realizing the importance of these changes, the Company decided that certain participants employed as of December 31, 2009 would be eligible for one or more special transition benefits. For those participants, the Part A benefit will be based on a participant’s final average compensation earned through December 31, 2019. In addition, those participants whose age plus years of service equaled at least 55 as of December 31, 2009 will receive an additional 2% of pay credited under the new cash balance formula (Part B) each year while they are working. Finally, those participants who were eligible for early retirement as of December 31, 2009 will receive the greater of: (i) the benefit calculated under the formula in effect prior to January 1, 2010 without change; or (ii) the combination of the Part A and Part B benefits.

The Supplemental Pension Plan.  The Supplemental Pension Plan makes employees whole when the Tax Code limits the benefit that otherwise would accrue under the Pension Plan. The Supplemental Pension Plan applies on the same terms for all U.S. non-union employees who exceed the limits set by the Tax Code. The Supplemental Pension Plan also operates to keep employees whole when they defer part of their salary or bonus under the Deferred Compensation Plan. Otherwise, electing to defer would reduce an employee’s retirement benefits. The benefit under the Supplemental Pension Plan vests according to the same schedule as the Pension Plan. However, if a participant separates prior to age 55 with ten years of service or attainment of age 60, the maximum compensation that is considered in calculating the benefit is four times the compensation limit set by the Tax Code. If a participant separates after age 55 with ten years of service or attainment of age 60, all eligible compensation is taken into account.

Benefits under the Supplemental Pension Plan are calculated in the same manner as if the participant’s otherwise eligible compensation or full annual benefit were able to be included under the Pension Plan. Accordingly, the changes made to the Pension Plan effective January 1, 2010 also were made in the same manner to the Supplemental Pension Plan. These changes include the addition of the new cash balance formula, the provision for special transition benefits for certain participants employed as of December 31, 2009 and the lessening of the vesting requirements to three years of service or attainment of age 65 with one year of service.

The Thrift Plan.  The Thrift Plan is a broad-based tax-qualified defined contribution plan that applies on the same terms for most U.S. non-union employees. The Company contributes to each participant’s account an amount equal to 100% of the participant’s contributions but not more than 3% of the participant’s compensation or the amount allowable under the limits imposed under the Tax Code, whichever is lower. For 2010, compensation over $245,000 may not be taken into account under the Thrift Plan. The Company’s matching contribution is invested originally in Common Stock but participants may move the contribution to any other available investment option. Employees hired after March 31, 2002 are vested in Company matching contributions one-third per year over three years. Employees hired on or before March 31, 2002 are immediately vested in all Company matching contributions.

Beginning January 1, 2010, an automatic enrollment feature was added to the Thrift Plan for eligible employees hired or rehired on or after January 1, 2010. For employees who do not make an affirmative election to participate in the Thrift Plan, the automatic enrollment feature presumes such employee elects to contribute on a before-tax basis at a rate of 3% of pay. Employees who are automatically enrolled have the flexibility to change their contribution rate or discontinue their contributions at any time.

The Supplemental Thrift Plan.  The Supplemental Thrift Plan makes employees whole when the Tax Code limits the Company matching contributions that otherwise would be credited to them under the Thrift Plan. The Supplemental Thrift Plan also operates to keep employees whole when they defer part of their salary or bonus under the Deferred Compensation Plan. The Company makes up for amounts that cannot be credited under the Thrift Plan by crediting the employee with the Company matching contributions in hypothetical share units. The value of the accumulated share units, including dividend equivalents, is paid in cash after separation from service. Participants are immediately vested in their Supplemental Thrift Plan benefit. Employees are not permitted to make contributions to the Supplemental Thrift Plan.

The Overseas Plan.  The Overseas Plan provides a retirement benefit to International Service Associates who are not U.S. citizens. The Overseas Plan applies on the same terms to the general population of International Service Associates worldwide. Payments under the Overseas Plan are reduced by benefits paid by other Company-sponsored plans, statutory payments and social security. Generally, the Overseas Plan pays benefits in a lump sum after separation from service. Under the Overseas Plan, a participant becomes vested after five years of service or attainment of age 60 while employed.

The International Thrift Plan.  The International Thrift Plan provides International Service Associates who are not U.S. citizens a benefit similar to that received by U.S. citizens under the Supplemental Thrift Plan. The International Thrift Plan applies on the same terms to the general population of International Service Associates worldwide. The International Thrift Plan provides a credit in hypothetical Company share units equivalent to 3% of the International Service Associate’s eligible compensation. The value of the accumulated share units, including dividend equivalents, is paid in cash to the individual after separation from service. Employees are vested in their International Thrift Plan benefit after four years of service. Employees are not permitted to make contributions to the International Thrift Plan.

The Mexico Plan.  The Mexico Plan consists of a traditional defined benefit plan, a pension equity plan, and a defined contribution plan. Eligible employees receive whichever plan formula (either the traditional defined benefit plan or the sum of the pension equity plan and the defined contribution plan) results in the larger benefit. For Mr. Reyes, the traditional defined benefit plan currently results in the larger benefit.

The traditional defined benefit plan is based on a percentage of the employee’s final eligible earnings, determined over the last 36 months prior to retirement, multiplied by the employee’s years of credited service. The benefit is then reduced by an offset for the benefit provided under the

Savings Systems for Retirement. The monthly pension benefit cannot be less than the pension that is provided by the termination indemnity required by Mexican law. The monthly pension benefit cannot exceed 70% of the final salary at retirement. The term “eligible earnings” for determining the pension benefit includes salary, vacation bonus, savings fund, and incentive program. No stock options or restricted stock are included in the pension earnings.

The pension equity plan pays a lump sum at retirement, based on the employee’s final average salary and points accumulated during employment. An employee earns points for each year of service based on age. The defined contribution plan is a savings plan in which employees can contribute up to 5% of their compensation on a pre-tax basis. The Company makes a matching contribution equal to 50% of the employee’s contribution.

Under the Mexico Plan, a participant becomes eligible for a reduced benefit as early as age 55 with at least ten years of service.

Incentive Plans

Annual Incentive Plan.  The Company maintains the Performance Incentive Plan for employees.

Approximately 9,400 employees participated in the incentive plan in 2010. The Compensation Committee may designate one or more performance criteria from the list contained in the plan.

Target annual incentives are established for each participant. Below a threshold level of performance, no payments can be made under the incentive plan. The program is designed to satisfy the requirements of Section 162(m) of the Tax Code.

Effective February 16, 2011, the Compensation Committee approved an amended and restated Performance Incentive Plan which is in effect in 2011 and thereafter. At the 2011 Annual Meeting of Shareowners, shareowners are being asked to vote to approve the performance measures available under the Performance Incentive Plan in order to preserve the tax deductibility of awards. See Item 3 on page 107 for additional information regarding this proposal and the amended and restated Performance Incentive Plan, which is included as Appendix A to this proxy statement.

Long-Term Incentive Plans

Stock Option Plans.  The Company currently has outstanding options under the 2008 Stock Option Plan, the 2002 Stock Option Plan and the 1999 Stock Option Plan. These plans provide that the option price must be no less than 100% of the fair market value of Common Stock on the date the option is granted. The fair market value is the average of the high and low prices of Common Stock on the grant date. In certain foreign jurisdictions, the law requires additional restrictions on the calculation of the option price. The grants provide that stock options generally may not be exercised during the first 12 months after the grant date. Generally, options vest 25% on the first, second, third and fourth anniversaries of the grant date and have a term of ten years.

The 2008 Stock Option Plan, the 2002 Stock Option Plan and the 1999 Stock Option Plan each allow shares of Common Stock to be used to satisfy any resulting federal, state and local tax liabilities. Death, disability and separation after a specified age, with certain exceptions, cause the acceleration of vesting. Effective February 16, 2011, the 2008 Stock Option Plan and 1999 Stock Option Plan were amended to provide that future awards are subject to accelerated vesting following a change in control only if an employee is terminated within two years following the change in control. Unvested awards granted prior to these amendments vest upon a change in control. In addition, effective February 16, 2011, the 2008 Stock Option Plan and 1999 Stock Option Plan were each amended to include a “clawback” provision with respect to the recapture of awards as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or the listing standards of the NYSE.

Restricted Stock Plan.  There are currently three types of awards under the 1989 Restricted Stock Plan that are outstanding. The majority of outstanding grants are PSUs tied to Company long-term performance measures.

Restricted Stock.  These awards may be performance-based or time-based. Shares of stock are granted and transferred into the employee’s name. Shares remain subject to forfeiture until the shares are released under the terms of the awards.

Restricted Stock Units.  These awards may be performance-based or time-based and are settled in stock when all required criteria are met. Employees may or may not receive dividend equivalents during the term.

Performance Share Units.  PSUs provide an opportunity for employees to receive restricted stock or restricted stock units if a performance criterion is met for a performance period. The Compensation Committee has discretion to grant PSUs and determine whether dividends or dividend equivalents are payable during the performance or holding periods.

At the 2011 Annual Meeting of Shareowners, shareowners are being asked to approve the performance measures available under the 1989 Restricted Stock Plan in order to preserve the tax deductibility of such awards. See Item 4 on page 112 for additional information regarding the proposal and the 1989 Restricted Stock Plan, which is included as Appendix B to this proxy statement.

Other Plans

The Deferred Compensation Plan.  The Deferred Compensation Plan is a nonqualified and unfunded deferred compensation program offered in 2011 to approximately 550 U.S. based Company employees who are not International Service Associates. Eligible participants may defer up to 80% of base salary and up to 95% of their incentive. The Company has the benefit of full unrestricted use of all amounts deferred under the Deferred Compensation Plan until such amounts are required to be distributed to the plan participants. Gains and losses are credited based on the participant’s election of a variety of deemed investment choices. The Company does not match any employee deferral or guarantee a return. Participants’ accounts may or may not appreciate and may depreciate depending on the performance of their deemed investment choices. None of the deemed investment choices provide interest at above-market rates. All deferrals are paid out in cash upon distribution. Participants may schedule a distribution during employment, or may opt to receive their balance after separation from service. Participants who are considered “specified employees” under the Tax Code (generally, the top 50 highest paid executives) may not receive a post-termination distribution for at least six months following separation from the Company. On occasion, the Company may provide a one-time credit to make up for benefits lost at a prior employer. The Company has not provided any credits for any of the Named Executive Officers.

The International Service Program.  Currently, there are approximately 300 International Service Associates. The International Service Program benefits include a housing allowance and, where appropriate, a host country allowance (a cash adjustment designed to provide equivalent purchasing power), a cash allowance recognizing differences in living conditions in the host location, a home leave allowance and currency protection. The program also provides tax preparation services and tax equalization. Under the tax equalization program, an International Service Associate, economically, pays tax at the same federal and state income tax rates as a resident of the State of Georgia on base salary, incentive compensation and personal income. The Company assumes responsibility for foreign taxes while on assignment.

The Severance Plan.  The Severance Plan provides cash severance benefits to eligible employees who are involuntarily terminated. Eligible employees include regular, full-time, non-union, non-manufacturing U.S. employees and International Service Associates. Generally, benefits are payable when an employee is terminated involuntarily due to specific circumstances such as when an employee’s position is eliminated. Benefits are not payable if the employee is offered substantially equivalent employment with the Company or its affiliates, is terminated for cause, or has entered into a separate agreement. The benefit payable is determined based on job grade level and/or length of service. The minimum benefit is four weeks of base pay and the maximum benefit is two years of base pay.

EQUITY COMPENSATION PLAN INFORMATION

			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	179,962,854 [1]	$48.77 [2]	149,953,252 [3]
Equity Compensation Plans Not Approved by Security Holders	0	N/A	0

Total	179,962,854		149,953,252

[1]	Includes 167,431,989 shares issuable pursuant to outstanding options under the 1999 Stock Option Plan, the 2002 Stock Option Plan and the 2008 Stock Option Plan. The weighted-average exercise price of such options is $49.06. Also includes 6,667,954 full-value awards of shares outstanding under the 1989 Restricted Stock Plan and The Coca-Cola Company 1983 Restricted Stock Award Plan (the “1983 Restricted Stock Plan”) (including shares that may be issued pursuant to outstanding performance share units, assuming the target award is met).

In connection with the CCE Transaction, certain outstanding awards relating to CCE common stock granted under stockholder-approved CCE equity incentive plans were replaced with awards relating to the Company’s Common Stock. As a result, the table above includes 4,063,073 shares issuable pursuant to outstanding options under the following CCE equity incentive plans which were assumed by the Company in connection with the CCE Transaction: Coca-Cola Enterprises Inc. 1997 Stock Option Plan, Coca-Cola Enterprises Inc. 2001 Stock Option Plan, Coca-Cola Enterprises Inc. 2004 Stock Award Plan and Coca-Cola Enterprises Inc. 2007 Incentive Award Plan. The weighted-average exercise price of such options is $36.83. Also includes 1,799,838 full-value awards of shares outstanding under the Coca-Cola Enterprises Inc. 2001 Restricted Stock Plan, Coca-Cola Enterprises Inc. 2004 Stock Award Plan and Coca-Cola Enterprises Inc. 2007 Incentive Award Plan, which were assumed by the Company in connection with the CCE Transaction (including shares that may be issued pursuant to outstanding performance share units, assuming the target award is met).

[2]	The weighted-average term of the outstanding options is 6.21 years.

[3]	Includes 112,299,965 options which may be issued pursuant to future awards under the 1999 Stock Option Plan and the 2008 Stock Option Plan and 22,284,087 shares of Common Stock that may be issued pursuant to the 1983 Restricted Stock Plan and the 1989 Restricted Stock Plan (assuming outstanding PSUs are achieved at target). The maximum term of the options is ten years.

Includes 1,059,927 options which may be issued pursuant to future awards under the Coca-Cola Enterprises Inc. 2001 Stock Option Plan and 14,309,273 shares of Common Stock which may be issued pursuant to future awards under the Coca-Cola Enterprises Inc. 2004 Stock Award Plan and Coca-Cola Enterprises Inc. 2007 Incentive Award Plan, which could be in the form of stock options, restricted stock, restricted stock units and performance share units (assuming outstanding PSUs are achieved at target). The maximum term of the options is ten years. Future awards under such plans may only be granted to individuals who were employed by CCE or its subsidiaries immediately prior to the CCE Transaction or who have been hired by the Company following the CCE Transaction.

All numbers in the table above are as of December 31, 2010.

Share units credited under the Supplemental Thrift Plan, the International Thrift Plan, the Prior Directors’ Plan and the Directors’ Plan are not included since they are paid in cash.

The Company provides a matching contribution in Common Stock under various plans throughout the world. No shares are issued by the Company under any of these plans. Shares are purchased on the open market by a third-party trustee. These plans are exempt from the shareowner approval requirements of the NYSE. These plans are as follows:

The Thrift Plan (U.S.).  Under the Thrift Plan, the Company matches employee contributions to a maximum of 3% of an employee’s compensation, subject to limits imposed by the Tax Code. Employees hired prior to April 1, 2002 are immediately vested in the matching contributions and employees hired after that date vest in the matching contributions over three years. Generally, employees may not withdraw the matching contributions until termination of employment.

The Coca-Cola Export Corporation Employee Share Savings Scheme (UK).  Under this plan, the Company matches employee contributions to a maximum of £1,500 per year. The employee is vested in the matching contributions once a month when matching shares of Common Stock are purchased. However, the matching shares of Common Stock may not be withdrawn before a five-year holding period without adverse tax consequences.

Employees’ Savings and Share Ownership Plan of Coca-Cola Ltd. (Canada).  Under this plan, the Company matches 50% of an employee’s contributions to a maximum of 4% of the employee’s salary and incentive, where applicable. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn until termination of employment.

Employee Stockholding Program (Japan).  Under this plan, the employee must be employed for at least three years in order to participate, and the Company matches contributions up to 3% of an employee’s salary. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn until the employee terminates from the Company, or if the employee requests to terminate from the plan (specific regulations apply for cases when employees request the termination from the plan).

Share Savings Plan (Denmark).  Under this plan, the Company matches contributions up to 3% of an employee’s salary. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn for five years without tax liability.

The Company also sponsors employee share purchase plans in several jurisdictions outside the United States. The Company does not grant or issue Common Stock pursuant to these plans, but does facilitate the acquisition of Common Stock by employees in a cost-efficient manner. These plans are not equity compensation plans.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee (the “Audit Committee”) is composed entirely of non-management Directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In 2010, the Audit Committee held nine meetings. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements. Additionally, the Committee has continued its long-standing practice of having independent legal counsel.

During 2010, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company’s financial management team. Additionally, the Audit Committee had separate private sessions, during its regularly scheduled meetings, with the Company’s general counsel or his designee, independent auditors, and the chief of internal audit, at which candid discussions regarding financial management, legal, accounting, auditing, and internal control issues took place. The Audit Committee’s agenda is established by the Audit Committee’s chairman and the chief of internal audit.

The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent auditors the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee reviewed with senior members of management, including the chief of internal audit and general counsel, and the independent auditors, the Company’s policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Codes of Business Conduct were also reviewed.

The Audit Committee decided to engage Ernst & Young LLP as the Company’s independent auditors for the year ended December 31, 2010, and reviewed with senior members of the Company’s financial management team, the independent auditors, and the chief of internal audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the shareowners, at their annual meeting, to ratify the appointment of the independent auditors.

Management has reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications prepared by the Chairman and Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company, and have expressed to both management and the auditors their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discusses their responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

•	Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

•	Based on the independent auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the independent auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Audit Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, as required by the PCAOB rules. The Audit Committee considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2010 was compatible with their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Peter V. Ueberroth, Chair
Ronald W. Allen
Donald F. McHenry
James B. Williams

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT AUDITORS

(Item 2)

The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2011, subject to ratification of the appointment by the shareowners. Ernst & Young LLP has served as the Company’s independent auditors for many years and is considered by management to be well qualified.

Audit Fees and All Other Fees

Audit Fees.  Fees for audit services totaled approximately $29.0 million in 2010 and $25.6 million in 2009, including fees associated with the annual audit and the audit of internal control over financial reporting, registration statements in 2010 and 2009, the reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees.  Fees for audit-related services totaled approximately $3.3 million in 2010 and $3.0 million in 2009. Audit-related services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.

Tax Fees.  Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $3.4 million in 2010 and $4.4 million in 2009.

All Other Fees.  Fees for all other services not described above totaled approximately $115,000 in 2010 for advisory services in certain international locations and $39,000 in 2009 for training services in certain international locations.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.

Under the policy, pre-approval is generally provided for work associated with the following:

•	registration statements under the Securities Act of 1933 (for example, comfort letters or consents);

•	statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits;

•	due diligence work for potential acquisitions or dispositions;

•	attest services not required by statute or regulation;

•	adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations;

•	internal control reviews and assistance with internal control reporting requirements;

•	review of information systems security and controls;

•	tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities, expatriate and other individual tax services; and

•	assistance and consultation on questions raised by regulatory agencies.

For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent auditors’ independence.

The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits.

Other Information

The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

One or more representatives of Ernst & Young LLP will be present at this year’s Annual Meeting of Shareowners. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Shareowners. If the shareowners should not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote
FOR
the ratification of the appointment of Ernst & Young LLP as independent auditors.

APPROVAL OF THE PERFORMANCE MEASURES AVAILABLE UNDER
THE PERFORMANCE INCENTIVE PLAN OF THE COCA-COLA COMPANY
TO PRESERVE THE TAX DEDUCTIBILITY OF THE AWARDS

(Item 3)

We are asking for your approval of the performance measures under the Performance Incentive Plan. While the Performance Incentive Plan itself does not require approval by shareowners, the approval of the performance criteria described in the Performance Incentive Plan gives the Company the benefit of a U.S. income tax deduction under Section 162(m) of the Tax Code for certain covered employees. The Performance Incentive Plan provides for annual incentive awards to officers and other participating employees. The purpose of the Performance Incentive Plan is to promote the interests of the Company and its shareowners by providing an incentive for participating employees to meet specified performance goals. The Performance Incentive Plan rewards outstanding performance by those individuals whose decisions and actions affect the sustainable growth, profitability and efficient operation of the Company. The performance criteria set forth in the Performance Incentive Plan are intended to align the interests of participating employees with the interests of shareowners.

In 2007, the Company adopted, and the shareowners approved, a performance incentive plan that replaced and consolidated all of the Company’s prior performance incentive plans. Effective February 16, 2011, an amended and restated Performance Incentive Plan was adopted by the Compensation Committee to (i) update the performance criteria for future grants of performance-based awards, (ii) include a “clawback” provision with respect to the recapture of awards as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or the listing standards of the NYSE and (iii) increase the limit of future awards for any performance period to $12 million. This Performance Incentive Plan replaces the prior plan and will be utilized for annual incentives to all eligible employees, including senior executives and elected officers, for 2011 and thereafter.

This proposal will be approved upon the affirmative vote of a majority of the votes cast by holders of shares of Common Stock voting in person or by proxy at the meeting.

Tax Issues

Section 162(m) of the Tax Code limits the deductibility of compensation of “covered employees” to $1 million per year unless the compensation qualifies as “performance-based.” Cash incentive compensation can be deductible if four conditions set forth by the Internal Revenue Service are met. These conditions are:

•	the compensation is payable on the attainment of one or more pre-established, objective performance criteria;

•	the performance criteria are established by a committee that is comprised solely of two or more outside directors;

•	the material terms of the compensation and performance criteria are disclosed to and approved by shareowners before payment; and

•	the committee that established the performance criteria certifies that the performance criteria have been satisfied before payment.

We are requesting shareowner approval in order to meet the third requirement listed above.

Summary of the Performance Incentive Plan

The following summary of the Performance Incentive Plan is qualified in its entirety by reference to the specific provisions of the Performance Incentive Plan, the full text of which is set forth as Appendix A to this proxy statement. The Performance Incentive Plan is administered by the Compensation Committee and is also authorized to appoint a Management Committee to assist in the administration of the Performance Incentive Plan. The Compensation Committee selects participants, sets the performance criteria and targets, and makes all decisions with respect to executives governed by the Compensation Committee. The Management Committee may handle other administrative items and make decisions with respect to employees who are not senior executives or elected officers.

The major provisions of the Performance Incentive Plan are as follows:

Eligibility.  The Compensation Committee decides which employees or categories of employees are eligible for participation in the Performance Incentive Plan. Eligible employees must be at least a certain minimum job grade and must be recommended for participation. Generally, middle-level professional employees and higher participate in the Performance Incentive Plan. The Compensation Committee selects eligible participants no later than 90 days after the beginning of the year.

Limitation of Benefits.  No participant may receive an award greater than $12,000,000 for any year.

Determination of Performance Criteria and Performance Goals.  No later than 90 days after the beginning of the year, the Compensation Committee will determine the target award for each participant or category of participant. This is typically specified as a percentage of base salary. In addition, the Compensation Committee will determine the formula under which awards will be determined, choose one or more performance criteria to be applied, and set the performance goals for each of the criteria. When the Compensation Committee sets the performance goals, the Compensation Committee may take into account any extraordinary or one-time or other nonrecurring items or any events, transactions or other circumstances that the Compensation Committee deems relevant in light of the nature of the performance goals set or the assumptions made by the Compensation Committee regarding such goals.

The Compensation Committee may choose one or more of the following performance criteria:

Performance Criteria

•	increase in shareowner value
•	earnings per share
•	stock price
•	net income
•	return on assets
•	return on shareowners’ equity
•	increase in cash flow
•	operating profit or operating margins
•	revenue growth of the Company
•	operating expenses
•	quality as determined by the Company’s Quality Index
•	economic profit
•	return on capital
•	return on invested capital
•	earnings before interest, taxes, depreciation and amortization
•	goals relating to acquisitions or divestitures
•	unit case volume
•	operating income
•	brand contribution
•	value share of Non Alcoholic Ready-To-Drink segment
•	volume share of Non Alcoholic Ready-To-Drink segment
•	net revenue
•	gross profit
•	profit before tax
•	number of transactions (number of physical packages sold)
•	productivity
•	service level

Any of the performance criteria can be applied on an absolute basis or on a relative basis (such as relative to a peer group or industry index) and may be calculated for a single year or calculated on a compound basis over multiple years.

Determination and Payment of Awards.  After the end of the year, the Compensation Committee will review the performance against the pre-established performance goals. The Compensation Committee will certify the extent, if any, to which the performance measures have been met. The Compensation Committee (for senior executives and elected officers) and the Management Committee (for other employees) may also review the individual’s performance and may decrease the award determined by the formula in their discretion.

Awards are payable in cash. The awards are paid on or about March 15 of the year following the year for which the performance is measured. For U.S. based employees who are also eligible for the Company’s Deferred Compensation Plan, awards under the Performance Incentive Plan may be deferred, provided the election to defer is made in a timely manner under the provisions of the Deferred Compensation Plan.

Termination of Employment and Change in Control

Generally, a participant must be employed through December 31 of the applicable year in order to receive payment of an award for that year. If a participant retires, dies or whose employment is transferred to a Related Company or Minority-Owned Related Company during a year, the participant or the participant’s estate is entitled to a prorated award. Any prorated amount would not be paid until the performance period has ended and the Compensation Committee has certified the award.

The Performance Incentive Plan contains a change in control provision substantially similar to the provision in other Company plans. In the event of a change in control, the performance goals are deemed to have been met at the target level. A participant is entitled to a nonforfeitable award equal to his or her target award, prorated for the time the participant is employed during the year. The payment is made in cash after the end of the year or, if earlier, upon the participant’s termination of employment.

For additional detail concerning termination and change in control provisions, see the discussion beginning on page 87.

Estimate of Benefits

The amount of incentive compensation to be paid under the Performance Incentive Plan depends on Company performance, individual performance and the discretion of the Compensation Committee. Accordingly, the amount of incentive compensation to be paid under the Performance Incentive Plan for 2011 is not currently determinable. For executive officers (including the Named Executive Officers), the target incentive awards under the Performance Incentive Plan for 2011 range from 75% to 200% of base salary, or $403,750 to $2,800,000. The target incentive awards under the Performance Incentive Plan for 2011 for other employees are based on a percentage of their base salary. No amounts under the Performance Incentive Plan are payable to Directors of the Company who are not also Company employees. For 2011, approximately 13,500 employees are eligible to participate in the Performance Incentive Plan. The following chart describes the target incentive awards under the Performance Incentive Plan for 2011 for the Named Executive Officers.

	Target Incentive	Target Incentive
Name	Percentage	Amount
Muhtar Kent	200%	$2,800,000
Ahmet C. Bozer	125%	760,500
J. Alexander M. Douglas, Jr.	125%	811,125
Gary P. Fayard	125%	988,800
José Octavio Reyes	125%	809,888

The annual incentive compensation paid for 2010 is set forth in the Summary Compensation Table on page 73.

Amendment and Termination of the Performance Incentive Plan

The Compensation Committee may amend, modify, suspend, reinstate or terminate the Performance Incentive Plan in whole or in part at any time or from time to time; however, no action will adversely affect any right or obligation with respect to any existing award. The Compensation Committee and the Management Committee may deviate from the provisions of the Performance Incentive Plan to the extent such committee deems appropriate to conform to local laws and practices.

Federal Income Tax Consequences

Under present United States income tax laws, participants will realize ordinary income in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Performance Incentive Plan and the award satisfy the requirements of Section 162(m) of the Tax Code. It is the Company’s intention that the Performance Incentive Plan be construed and administered in a manner that maximizes the deductibility of compensation for the Company under Section 162(m) of the Tax Code. For employees resident outside the United States, the tax consequences to the individual and to the Company are determined by the applicable tax laws of the foreign jurisdiction.

The Board of Directors recommends a vote
FOR
the proposal to approve the performance measures available under the Performance Incentive Plan of The Coca-Cola Company
to preserve the tax deductibility of the awards.

APPROVAL OF THE PERFORMANCE MEASURES AVAILABLE UNDER
THE COCA-COLA COMPANY 1989 RESTRICTED STOCK AWARD PLAN TO
PRESERVE THE TAX DEDUCTIBILITY OF THE AWARDS

(Item 4)

We are asking for your approval of the performance measures under the 1989 Restricted Stock Plan. The purpose of asking our shareowners to approve the performance measures under the 1989 Restricted Stock Plan is to allow certain future equity awards granted under the plan to qualify as exempt “performance-based compensation” pursuant to Section 162(m) of the Tax Code. To satisfy the performance-based compensation exception, Section 162(m) of the Tax Code requires, among other things, such performance measures be approved by shareowners every five years.

The 1989 Restricted Stock Plan was originally approved by shareowners on April 19, 1989. An amendment to establish performance criteria for future grants of performance-based awards was approved by shareowners on April 19, 2001 and an amendment to establish additional performance criteria for future grants of performance-based awards was approved by shareowners on April 18, 2007. The 1989 Restricted Stock Plan was amended and restated on February 18, 2009 to increase the age at which awards accelerate upon retirement. The 1989 Restricted Stock Plan was amended and restated on February 16, 2011 to (i) establish additional performance criteria for future grants of performance-based awards, (ii) include a “clawback” provision with respect to the recapture of awards as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or the listing standards of the NYSE, (iii) clarify the Compensation Committee’s discretion to determine whether a recipient of a performance share unit or other share unit shall receive dividends or dividend equivalents prior to the release of the shares and (iv) modify the change in control provisions to provide for a “double trigger” for future awards as described on page 69. This proposal will be approved upon the affirmative vote of a majority of the votes cast by holders of shares of Common Stock voting in person or by proxy at the meeting.

Important facts about this proposal:

•	this proposal does not seek to increase the number of shares of restricted stock that can be issued under the 1989 Restricted Stock Award Plan; and

•	this proposal will not result in any additional cost to the Company.

Tax Issues

Section 162(m) of the Tax Code limits the deductibility of compensation of “covered employees” to $1 million per year unless the compensation qualifies as “performance-based.” Compensation in the form of restricted stock can be deductible if four conditions set forth by the Internal Revenue Service are met. These conditions are:

•	the compensation is payable on the attainment of one or more pre-established, objective performance criteria;

•	the performance criteria are established by a committee that is comprised solely of two or more outside directors;

•	the material terms of the compensation and performance criteria are disclosed to and approved by shareowners before payment; and

•	the committee that established the performance criteria certifies that the performance criteria have been satisfied before payment.

We are requesting shareowner approval in order to meet the third requirement listed above.

Summary of Plan and Performance Criteria

The following summary of the 1989 Restricted Stock Plan is qualified in its entirety by reference to the specific provisions of the 1989 Restricted Stock Plan, the full text of which is set forth as Appendix B to this proxy statement. The Compensation Committee has full and final authority to determine who is eligible for awards, the number of shares and share units awarded, the period of the award and whether or not the award is performance-based.

The major provisions of the 1989 Restricted Stock Plan are as follows:

Eligibility.  The Compensation Committee is authorized to grant awards of restricted stock under the 1989 Restricted Stock Plan to officers and other key employees of the Company. Awards may also be granted to officers and other key employees of a Related Company (as defined in the 1989 Restricted Stock Plan), but only if at the time of the grant the Company owns, directly or indirectly, either, (i) at least 50% of the voting stock or capital of the Related Company or (ii) an interest that causes the Related Company to be included in the Company’s consolidated financial statements. No person is automatically eligible to participate in the 1989 Restricted Stock Award Plan in any plan year.

Awards and Performance Criteria.  Awards may be made in three forms.

•	Restricted Stock: Shares of stock are granted and transferred into the employee’s name. Shares remain subject to forfeiture until the date the shares are released under the terms of the award.

•	Restricted Stock Units: This is an arrangement where no shares of stock are granted until the end of the term. Employees may or may not receive dividend equivalents during the term of the award in the discretion of the Compensation Committee.

•	Performance Share Units: Restricted stock or restricted stock units are awarded only after performance targets based on pre-determined performance criteria are met. The performance period is generally three years and if performance targets are met, shares or share units are granted with an additional restriction period of one or two years. The Compensation Committee has discretion to determine whether dividends or dividend equivalents are payable during the performance or holding periods. For annual PSU grants prior to 2011, dividends or dividend equivalents are paid during the holding period after the performance criteria is met, except in limited circumstances for PSUs granted prior to 2008 when an employee retired during a performance period. Effective with the annual grant of PSUs in 2011, no dividends or dividend equivalents will be paid either during the performance period or the holding period.

Awards in any of these forms may be performance-based.  PSUs are always performance-based, but restricted stock and restricted stock units may be either performance-based or time-based. The majority of outstanding grants are PSUs tied to Company long-term performance measures.

For performance-based awards, the Compensation Committee sets the measurement period and the performance criteria no later than 90 days after the beginning of the measurement period. At this time, the Compensation Committee provides a specific definition of the criteria and any adjustments to be applied. The performance criteria may be applied to the Company as a whole or to particular business units, or a combination. The Compensation Committee may use one or more of the performance measures. Any of the performance criteria can be applied on an absolute basis or on a relative basis (such as relative to a peer group or industry index) and may be calculated for a single year or calculated on a compound basis over multiple years.

The awards may also contain provisions for death, disability, retirement or transfer to a Related Company.

The Compensation Committee has complete discretion to establish the performance criteria that will be used and to determine the percentage of shares that will be released upon various levels of attainment of the performance criteria. The Compensation Committee may select the performance criteria from the following:

Performance Criteria

•	increase in shareowner value (e.g. total shareowner return)
•	earnings per share
•	stock price
•	net income
•	return on assets
•	return on shareowners’ equity
•	increase in cash flow
•	operating profit or operating margins
•	revenue growth of the Company
•	operating expenses
•	quality as determined by the Company’s Quality Index
•	economic profit
•	return on capital
•	return on invested capital
•	earnings before interest, taxes, depreciation and amortization
•	goals relating to acquisitions or divestitures
•	unit case volume
•	operating income
•	brand contribution
•	value share of Non Alcoholic Ready-To-Drink segment
•	volume share of Non Alcoholic Ready-To-Drink segment
•	net revenue
•	gross profit
•	profit before tax
•	number of transactions (number of physical packages sold)
•	productivity
•	service level

No shares shall be released until the Compensation Committee certifies the level of attainment of the applicable performance criteria.

Time-based awards are used in limited circumstances, such as for critical retention situations, make-whole awards or special recognition. The Compensation Committee sets the term of the award at the time of grant and, absent a different provision, the 1989 Restricted Stock Plan provides that restrictions lapse and shares are released upon the earlier of (i) a “change in control” and subsequent termination within a two year period, (ii) death, (iii) disability or (iv) separation after attaining age 60, but only if the separation occurs after ten years of service.

Limitation of Awards and Maximum Compensation Payable.  As initially adopted, the 1989 Restricted Stock Plan authorized the issuance of up to 5,000,000 shares of Common Stock (or 40,000,000 shares as adjusted for subsequent stock splits). As of December 31, 2010, a total of

21,047,328 shares remained available for issuance under the 1989 Restricted Stock Plan (assuming outstanding PSUs are achieved at target). No more than 20% of shares authorized for issuance may be issued to any one participant. In addition, a participant may not receive performance-based grants in a single year valued in excess of $20,000,000 determined at the time of the grant. A participant may receive other shares in addition to this maximum under the regular terms of the 1989 Restricted Stock Plan. The maximum amount actually paid will depend upon the number of shares earned and the value of the shares at the time of release. The number of shares issuable under the 1989 Restricted Stock Plan, and the amount issuable to any one participant, are subject to adjustment in the event of stock dividends, stock splits or recapitalization, merger, consolidation, combination of shares or other similar events.

Termination of Employment and Change in Control

Generally, employees must remain employed through the term of the award in order to receive the shares awarded under the 1989 Restricted Stock Award Plan. The 1989 Restricted Stock Award Plan and certain awards contain provisions for death, disability, retirement, or transfer to a Related Company. In addition, the awards may contain provisions in the event of a change in control.

For specific details on these provisions, see the discussion beginning on page 87.

Estimate of Benefits

Because this proposal relates only to approval of the material terms of the performance goals under the 1989 Restricted Stock Plan, the approval of this proposal will not result in any new benefits being provided to participants. Awards granted under the 1989 Restricted Stock Plan are subject to the discretion of the Compensation Committee and to the achievement of performance targets as established by the Compensation Committee, as applicable. Amounts that may be received by participants in the 1989 Restricted Stock Plan are not presently determinable. Non-employee Directors of the Company are not eligible to participate in the 1989 Restricted Stock Plan. Approximately 5,500 persons were eligible to participate in the 1989 Restricted Stock Plan as of December 31, 2010. The following chart describes the amounts that the participants specified below were awarded under the 1989 Restricted Stock Plan in fiscal year 2010.

			Non-Performance-
	Performance-Based Awards		Based Awards
Name	#	($)	#	($)
Muhtar Kent	101,700	$5,119,578	0	$0
Ahmet C. Bozer	32,800	1,651,152	0	0
J. Alexander M. Douglas, Jr.	26,200	1,318,908	25,000	1,357,750
Gary P. Fayard	36,800	1,852,512	0	0
José Octavio Reyes	36,700	1,847,478	0	0
Executive Officers (including the persons named above)	467,300	23,587,946	30,600	1,662,686
Non-Executive Director Group	0	0	0	0
Non-Executive Officers and Employee Group	2,488,385	125,295,379	82,500	4,574,943

In the table above, the performance-based awards include both performance-based restricted stock and PSUs. The number of PSUs represents the target amount. If the minimum performance criterion for a PSU award is not met, no award is earned. If at least the minimum performance criterion is attained, awards can range from 50% to 150% of the target number of shares.

Amendment and Termination of the 1989 Restricted Stock Plan

The Board of Directors or the Compensation Committee may terminate, suspend or amend the 1989 Restricted Stock Plan at any time. However, the number of shares of stock available for awards may not be increased, administration of the 1989 Restricted Stock Plan may not be withdrawn from the Compensation Committee, and no member of the Compensation Committee may be made eligible for awards without the approval of shareowners. No change to the 1989 Restricted Stock Plan may affect awards previously granted without the consent of the recipient unless the Compensation Committee determines that the change is in the best interest of all persons to whom awards have been granted. The 1989 Restricted Stock Plan shall terminate when all awards authorized under the 1989 Restricted Stock Plan have been granted and all shares of stock subject to awards have been issued and are no longer subject to forfeiture.

Federal Income Tax Consequences

Under present United States income tax laws, participants will realize ordinary income in the taxable year that the shares are released from restrictions (and are thus no longer subject to a substantial risk of forfeiture) in an amount equal to the fair market value of the shares at the time of release. A participant may, however, elect within 30 days of the issuance of the shares to realize ordinary income in that taxable year in an amount equal to the fair market value of the shares. The Company will receive a deduction for the amount constituting ordinary income to the participant in the year that the participant realizes such income, provided that the 1989 Restricted Stock Plan satisfies the requirements of Section 162(m) of the Tax Code. It is the Company’s intention that the 1989 Restricted Stock Plan be construed and administered in a manner that maximizes the deductibility of compensation for the Company under Section 162(m) of the Tax Code. For employees resident outside the United States, the tax consequences to the individual and to the Company are determined by the applicable tax laws of the foreign jurisdiction.

The Board of Directors recommends a vote
FOR
the proposal to approve the performance measures available under
The Coca-Cola Company 1989 Restricted Stock Award Plan
to preserve the tax deductibility of the awards.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(THE SAY ON PAY VOTE)

(Item 5)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted on July 21, 2010. As required by the Dodd-Frank Act, the Company seeks a non-binding advisory vote from its shareowners to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis beginning on page 50 and the Executive Compensation section beginning on page 73. This proposal is also referred to as the say on pay vote.

The Company has designed its compensation programs to reward employees for producing sustainable growth consistent with the Company’s 2020 Vision, to attract and retain world-class talent and to align compensation with the long-term interests of our shareowners. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy. In deciding how to vote on this proposal, the Board urges you to consider the following factors, which are more fully discussed in the Compensation Discussion and Analysis beginning on page 50:

•	We tie pay to performance. The great majority of executive pay is not guaranteed. We set clear financial goals for corporate and business unit performance and differentiate based on individual achievement. We review how executive pay aligns with Company financial performance.

•	We mitigate undue risk, including utilizing caps on potential payments, clawback provisions, retention provisions, multiple performance targets, and robust Board and management processes to identify risk.

•	We have reasonable post-employment and change in control provisions that apply to executive officers in the same manner as the employee population generally.

•	We amended our stock option and restricted stock plans under which additional awards may be granted to generally provide for accelerated vesting of future awards after a change in control only if an employee is also terminated within two years of the change in control (a double-trigger).

•	We provide only modest perquisites that have a sound benefit to the Company’s business.

•	We have adopted stringent share ownership guidelines, which all Named Executive Officers meet.

•	We have a holding period on earned performance share units.

•	Our Compensation Committee benefits from its utilization of an independent compensation consulting firm.

•	We do not engage in certain compensation practices, including the following:

○	We do not have employment contracts for the Chairman and Chief Executive Officer or other Named Executive Officers except outside the U.S. where required by law.

○	We do not have separate change in control agreements or excise tax gross-ups.

○	We do not have an executive retirement plan that provides extra benefits to the Named Executive Officers and do not include the value of equity awards in pension calculations.

○	We do not provide tax gross-ups for personal aircraft use or financial planning.

○	We do not reprice underwater stock options.

The Board recommends that shareowners vote FOR the following resolution:

“RESOLVED, that the shareowners approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board values shareowners’ opinions and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote
FOR
the advisory vote on executive compensation.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE SAY ON PAY VOTE

(Item 6)

In addition to the advisory vote on executive compensation set forth in Item 5 above, the Dodd-Frank Act requires that shareowners have the opportunity to vote on how often they believe the advisory vote on executive compensation should be held in the future.

After thoughtful consideration and an ongoing dialogue with our shareowners, the Board believes that holding an advisory vote on executive compensation every year is the most appropriate policy for our shareowners and the Company at this time.

Our Board believes that good corporate governance and accountability to shareowners are not only marks of good management, but critical to a successful enterprise. Over time, shareowner dialogue has greatly influenced our advancement of effective corporate governance mechanisms to enhance long-term shareowner value. For example, we were one of the first major companies to expense stock options. We have also instituted annual elections of all of our Directors, adopted a majority vote by-law for uncontested Director elections, appointed an independent Presiding Director, and were one of the first companies to establish dedicated resources to actively engage our shareowners on an ongoing basis.

We anticipate that a say on pay vote conducted every year will complement a number of effective mechanisms already available to our shareowners which allow them to communicate with the Board regarding executive compensation or any other matter. Our shareowners have a variety of corporate governance mechanisms at their disposal for this purpose. These include a majority vote by-law, shareowner approval requirements for equity compensation plans, shareowner proposals, letters to individual Directors or the entire Board, voicing opinions at the Annual Meeting of Shareowners and our newly established shareowner forum. As with all of these practices, our Board will monitor the effectiveness of an annual advisory say on pay vote to ensure it remains a valuable tool for our shareowners.

Prior to voting on this proposal, shareowners are encouraged to read the Compensation Discussion and Analysis beginning on page 50 and the Executive Compensation section beginning on page 73, which more thoroughly discuss the Company’s compensation policies and programs.

While the Board recommends that shareowners vote to hold the say on pay vote every year, the voting options are to hold the say on pay vote every year, every two years or every three years. Shareowners may also abstain from voting on this proposal.

The Board of Directors recommends a vote for
holding the say on pay vote EVERY YEAR.
.

SHAREOWNER PROPOSAL

(Item 7)

The following proposal was submitted by shareowners. If a shareowner proponent, or a representative who is qualified under state law, is present and submits such proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Shareowners. Approval of the following proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Shareowners. In accordance with federal securities regulations, we include the shareowner proposal plus any supporting statement exactly as submitted by the proponent. To make sure readers can easily distinguish between material provided by the proponent and material provided by the Company, we have put a box around material provided by the proponent. If proposals are submitted by more than one shareowner, we will list only the primary filer’s name, address and number of shares held. We will provide the information regarding co-filers to shareowners promptly if we receive an oral or written request for the information.

Shareowner Proposal Regarding a Report on Bisphenol-A

Domini Social Investments, 532 Broadway, 9th Floor, New York, New York 10012, owner of 38,287 shares of Common Stock, and other co-filers, submitted the following proposal:

Bisphenol A Resolution

WHEREAS:  Coca-Cola is the world’s largest beverage company, selling 1.6 billion servings of beverages per day. A significant part of Coca-Cola’s business includes selling beverages in aluminum cans. Our company has developed a valuable premium brand based on the trust of consumers and our company’s market leadership.

Coca-Cola’s Product Safety Policy states that Coke uses “the highest standards and processes for ensuring consistent product safety and quality.” Yet, Coca-Cola’s canned beverages use linings containing Bisphenol A (BPA), a potentially hazardous chemical.

BPA has received media attention for its use in polycarbonate plastic bottles, which Coca-Cola does not use. However, BPA is also used in the epoxy lining of canned foods and beverages. BPA can leach out of these containers and into food and beverages, resulting in human exposures. BPA is known to mimic estrogen in the body; numerous animal studies link BPA, even at very low doses, to potential changes in brain structure, immune system, male and female reproductive systems, and changes in tissue associated with increased rates of breast cancer. Exposure to BPA by the very young, as well as pregnant women, are among the greatest concerns to experts.

A study published in the Journal of the American Medical Association associated BPA with increased risk for human heart disease and diabetes. In January 2010, the US Food and Drug Administration reversed its stance on the safety of BPA, concluding that the agency has “some concern” about the potential effects of BPA on the brain, behavior, and prostate gland in fetuses, infants, and young children, and supports additional research. Most recently, Canada’s health and environmental agencies added BPA to its list of toxic chemicals.

Several food companies, including Hain Celestial, ConAgra, and H.J. Heinz are using BPA-free can linings for certain products, and have developed timelines to transition to BPA-free packaging across all products. In contrast, the Washington Post reported in May 2009 that Coca-Cola was involved in meetings to “devise a public relations and lobbying strategy to block government bans” of BPA in can linings.

The US Congress, as well as some US states and cities, have proposed legislation banning BPA in certain food and beverage packages. In addition to potential bans, proponents believe our company faces liability or reputational risks from defending and continuing to use BPA in cans. For instance, class action lawsuits against other companies already contend that manufacturers and retailers of BPA-containing products failed to adequately disclose BPA’s risks.

RESOLVED:  Shareholders request the Board of Directors to publish a report by September 1, 2011, at reasonable cost and excluding confidential information, updating investors on how the company is responding to the public policy challenges associated with BPA, including summarizing what the company is doing to maintain its position of leadership and public trust on this issue, the company’s role in adopting or encouraging development of alternatives to BPA in can linings, and any material risk to the company’s market share or reputation in staying the course with continued use of BPA.

Statement Against Shareowner Proposal Regarding a Report on Bisphenol-A

This proposal asks shareowners to vote on whether they believe the Company should publish a report.

While the Board is respectful of the proponent’s request, the report requested would not provide additional or useful information to our shareowners that is not already available on our website.

Our position on Bisphenol-A (BPA), on the exploration for alternatives to BPA linings, and more broadly about the safety and quality of our products is already publicly available on our website, www.thecoca-colacompany.com. There we have provided as much detail relative to the proponent’s request as we can without divulging proprietary information. This would be the same information we would include in a written report.

Shareowners can be confident that the safety and quality of our products is of the utmost importance to our Company and has been an enduring obligation for 125 years. Therefore, as with any issue related to the safety of packaging, we are monitoring the research and regulatory developments and engaging with stakeholders concerned about BPA. BPA is used worldwide in the packaging for thousands of products, and is the industry standard for the lining of aluminum/steel food and beverage containers. BPA lining material plays a critical role in guarding against contaminants and at the same time extends the shelf life of foods and beverages.

While we are confident about the safety of our aluminum cans, we are always looking for ways to improve our packaging. We are working closely with several suppliers who are seeking alternatives to can liners containing BPA. Any new material, assuming it has met all necessary safety reviews and regulatory approvals, also would have to meet our safety, quality and functional requirements.

Our Company will continue to take guidance on this issue from national and international regulatory authorities and to take whatever steps are necessary, based on sound scientific evidence, to ensure that any package technology used for our products is safe for consumers. Today, regulatory agencies in Australia, Canada, Europe, Germany, Japan, New Zealand and the United States affirm the safety of BPA as currently used in our product packaging.

Again, we believe that we are already more than adequately transparent relative to what is requested in this proposal. Beyond what we currently disclose, the Company has a legitimate need to protect proprietary information — both ours and our suppliers. We therefore believe a written report would be redundant and require an unnecessary expenditure of Company resources.

Additional information regarding the quality and safety of our products can be found on our website, www.thecoca-colacompany.com.

The Board of Directors recommends a vote
AGAINST
the proposal regarding a report on Bisphenol-A.

QUESTIONS AND ANSWERS ABOUT
COMMUNICATIONS, SHAREOWNER PROPOSALS AND COMPANY DOCUMENTS

1.	How can I access the shareowner forum?

Shareowners may access our shareowner forum at www.theinvestornetwork.com/forum/KO. The forum provides validated shareowners the ability to learn more about our Company, participate in a shareowner survey and submit questions in advance of the Annual Meeting of Shareowners. Shareowners may also view the Company’s proxy materials, vote through the Internet and access the live webcast of the meeting through the shareowner forum. To access the forum, you must have your control number available, which can be found on your notice or proxy card.

2.	How do I submit a proposal for action at the 2012 Annual Meeting of Shareowners?

A proposal for action to be presented by any shareowner at the 2012 Annual Meeting of Shareowners will be acted upon only:

•	if the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the 1934 Act, the proposal is received at the Office of the Secretary on or before November 11, 2011; or

•	if the proposal is not to be included in the proxy statement, pursuant to our By-Laws, the proposal is submitted in writing to the Office of the Secretary on or before December 29, 2011, and such proposal is, under Delaware law, an appropriate subject for shareowner action.

In addition, the shareowner proponent, or a representative who is qualified under state law, must appear in person at the Annual Meeting of Shareowners to present such proposal.

Proposals should be sent to the Office of the Secretary by fax to (404) 676-8409 or by mail to the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301 or by e-mail to shareownerservices@na.ko.com.

3.	How does a person communicate with the Company’s Directors?

Mail can be addressed to Directors in care of the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. At the direction of the Board, all mail received may be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Employee Directors” will be forwarded or delivered to the Chairman of the Committee on Directors and Corporate Governance. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

4.	What is householding?

As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareowners residing at the same address, unless the shareowners have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareowner residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Office of the Secretary as described in the response to question 2.

Shareowners of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), to request that only a single copy of the proxy statement be mailed in the future.

Contact Computershare by phone at (888) 265-3747 or by mail at 250 Royall Street, Canton, MA 02021.

Beneficial owners, as described in the response to question 3 on page 2, should contact their broker or bank.

5.	Where can I see the Company’s corporate documents and SEC filings?

The Company’s website contains the Company’s Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, the Committee Charters, the Codes of Business Conduct and the Company’s SEC filings. To view these documents, go to www.thecoca-colacompany.com, click on “Investors” and click on “Corporate Governance”. To view the Company’s SEC filings and Forms 3, 4 and 5 filed by the Company’s Directors and executive officers, go to www.thecoca-colacompany.com, click on “Investors” and click on “SEC Filings”.

6.	How can I obtain copies of the Corporate Governance Guidelines, the Committee Charters or the Codes of Business Conduct?

The Company will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, the Committee Charters or the Codes of Business Conduct to any shareowner requesting a copy. Requests should be directed to the Office of the Secretary as described in the response to question 2.

You can also print copies of these documents from the Company’s website at www.thecoca-colacompany.com.

7.	How can I obtain copies of the Company’s Annual Report on Form 10-K?

The Company will promptly deliver free of charge, upon request, a copy of the Form 10-K to any shareowner requesting a copy. Requests should be directed to the Company’s Consumer and Industry Affairs Department, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301.

OTHER INFORMATION

The Company has made previous filings under the Securities Act of 1933, as amended, or the 1934 Act that incorporate future filings, including this proxy statement, in whole or in part. However, the Report of the Compensation Committee and the Report of the Audit Committee shall not be incorporated by reference into any such filings.

Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Shareowners, which may properly come before the meeting or other matters incident to the conduct of the meeting.

As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being provided to shareowners by its authority.

GLORIA K. BOWDEN
Associate General Counsel and Secretary

Atlanta, Georgia
March 10, 2011

The 2010 Annual Report on Form 10-K includes our financial statements for the fiscal year ended December 31, 2010. We have furnished the 2010 Annual Report on Form 10-K to all shareowners. The 2010 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Appendix A

PERFORMANCE INCENTIVE PLAN
OF THE COCA-COLA COMPANY
As Amended and Restated as of February 16, 2011

I.  Plan Objective

The purpose of the Performance Incentive Plan of The Coca-Cola Company is to promote the interests of The Coca-Cola Company (the “Company”) by providing additional incentive for participating officers and other employees who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth and profitability and efficient operation of the Company.

The Company intends for the Awards payable to certain Executives under this Plan to be performance-based compensation under Code Section 162(m).

II.  Definitions

The terms used herein will have the following meanings:

“Award” means an amount calculated and awarded under the Plan to a Participant.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means The Coca-Cola Company.

“Compensation Committee” means the Compensation Committee of the Board (or a subset thereof) consisting of not less than two members of the Board, each of whom is an “outside director” under Code Section 162(m).

“Employee” means any person regularly employed on a full-time or part-time basis by the Company or a Related Company.

“Executive” means any Employee whose compensation is within the purview of the Compensation Committee pursuant to the Compensation Committee’s practices and policies.

“Management Committee” means the committee appointed by the Compensation Committee to administer the Plan.

“Minority-Owned Related Company” means any corporation or business organization in which the Company owns, directly or indirectly, during the relevant time, 20% or more, but less than 50%, of the voting stock or capital.

“Participant” means an Employee who satisfies the eligibility requirements set forth in Section IV of the Plan.

“Performance Period” means the time period for which a Participant’s performance is measured for purposes of receiving an Award.

“Plan” means this Performance Incentive Plan of The Coca-Cola Company.

“Plan Year” means the 12-month period beginning January 1 and ending December 31.

“Related Company” means any corporation or business organization in which the Company owns, directly or indirectly, during the relevant time, either (i) 50% or more of the voting stock or capital where such entity is not publicly held, or (ii) an interest which causes the other entity’s financial results to be consolidated with the Company’s financial results for financial reporting purposes.

III.  Administration

The Plan will be administered by the Compensation Committee and/or the Management Committee. No person, other than members of these committees, shall have any discretion concerning decisions regarding the Plan. The Compensation Committee and/or the Management Committee, in its sole discretion, will determine which of the Participants to whom, and the time or times at which, Awards will be granted under the Plan, and the other conditions of the grant of the Awards. The provisions and conditions of the grants of Awards need not be the same with respect to each grantee or with respect to each Award.

The Compensation Committee will, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken by the Compensation Committee or the Management Committee pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted hereunder will be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, any Related Company, the Compensation Committee, the Management Committee, the Board, officers, the affected Employees of the Company or Related Companies, and any Participant or former Participant under the Plan, as well as their respective successors in interest.

IV.  Eligibility and Participation

a. Eligibility.  Eligibility for participation in the Plan is determined in the sole discretion of the Compensation Committee or the Management Committee. An Employee is eligible to participate in the Plan if 1) the Employee is compensated in an amount at least equal to the minimum salary grade guideline established annually by the Management Committee, and 2) the Employee is recommended for participation in the Plan by his or her immediate superior and is approved for such participation by the operating head of the Employee’s unit.

The fact that an Employee is eligible to participate in the Plan in one Plan Year does not assure that the Employee will be eligible to participate in any subsequent year. The fact that an Employee is eligible to participate in the Plan for any Plan Year does not mean that the Employee will receive an Award in any Plan Year. The Compensation Committee or the Management Committee will determine an Employee’s eligibility for participation in the Plan from time to time prior to or during each Plan Year.

b. Participation.  In the case of Executives, generally, the Compensation Committee annually will select the Participants no later than 90 days after the beginning of a Performance Period (or, if shorter, before 25% of the Performance Period has elapsed) in accordance with Code Section 162(m). Following such selection by the Compensation Committee, the Participants will be advised they are participants in the Plan for a Performance Period.

V.  Performance Criteria and Performance Goals

a. Performance Criteria.  Performance will be measured based upon one or more objective criteria for each Performance Period. Criteria will be measured over the Performance Period. No later than 90 days of the beginning of a Performance Period (or, if shorter, before 25% of the Performance Period has elapsed), the Compensation Committee shall specify in writing which of the following criteria will apply during such Performance Period, as well as any applicable matrices, schedules, or formulae applicable to weighting of such criteria in determining performance. Only Performance Criteria that have been approved by shareowners shall be used for awards to Executives.

•	increase in shareowner value;
•	earnings per share;
•	stock price;
•	net income;
•	return on assets;
•	return on shareowners’ equity;
•	increase in cash flow;
•	operating profit or operating margins;
•	revenue growth of the Company;
•	operating expenses;
•	quality as determined by the Company’s Quality Index;
•	economic profit;
•	return on capital;
•	return on invested capital;
•	earnings before interest, taxes, depreciation and amortization;
•	goals relating to acquisitions or divestitures;
•	unit case volume;
•	operating income;
•	brand contribution;
•	value share of Non Alcoholic Ready-To-Drink segment;
•	volume share of Non Alcoholic Ready-To-Drink segment;
•	net revenue;
•	gross profit;
•	profit before tax;
•	number of transactions (number of physical packages sold);
•	productivity; and
•	service level.

Any of the performance criteria can be applied on an absolute basis or on a relative basis (e.g., as a relative comparison to a peer group, industry index, broad-base index, etc.), and may be calculated for a single year or calculated on a compound basis over multiple years.

b. Performance Goals.  Using any applicable matrices, schedules, or formulae applicable to weighting of the performance criteria, the Compensation Committee will develop, in writing, performance goals for the Participants for a Performance Period, no later than 90 days of the start of the Performance Period (or, if shorter, before 25% of the Performance Period has elapsed) in which they would apply. The Compensation Committee shall have the right to use different performance criteria for different Participants. When the Compensation Committee sets the performance goals for a Participant, the Compensation Committee shall establish the general, objective rules which will be used to determine the extent, if any, that a Participant’s performance goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules, and any such specific, objective rules may be designed as the Compensation Committee deems appropriate to take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Compensation Committee deems relevant in light of the nature of the performance goals set for the Participant or the assumptions made by the Compensation Committee regarding such goals.

In the case of an Executive, in the event that a Participant is assigned a performance goal following the time at which performance goals are normally established for the Performance Period due to placement in a position, or due to a change in position after the start of the Performance Period, the Performance Period for such Participant may be the portion of the Plan Year or original Performance Period remaining, whichever is applicable. In such case, the Compensation Committee will develop in writing performance goals for each such Participant before 25% of the Performance Period in which they would apply elapses.

VI.  Awards

An Award to a Participant will be based on a percentage of the Participant’s base salary. The Management Committee (or the Compensation Committee) has discretion to adjust base salary for the purposes of the Plan.

The Compensation Committee or the Management Committee may, in each of their respective sole discretion, adjust the Award for each Participant based upon that Participant’s over achievement or under achievement in terms of his or her individual performance and the performance of the Participant’s operating unit during the Plan

Year. However, if any amount of the Award is based upon criteria other than objective measures established in accordance with Section V, the excess will not be performance based compensation under Code Section 162(m).

a. Hiring or Termination During Performance Period.  An Employee who is selected as a Participant after the beginning of a Plan Year or a Participant who retires, who dies, or whose employment is transferred to a Related Company or Minority-Owned Related Company prior to the end of such Plan Year will be eligible to receive a pro rata share of an Award based on participation during any portion of such Plan Year if, in the sole discretion of the Compensation Committee or the Management Committee, such an award is merited. A Participant whose employment is otherwise terminated prior to the end of such Plan Year will not be eligible for an Award.

b. Termination of Employment Prior to Payment.  A Participant shall receive payment of an Award for any Performance Period if his or her employment with the Company or a Related Company has terminated before the date the Award is actually paid unless the Compensation Committee in the exercise of its absolute discretion affirmatively directs the Company not to pay such Award to, or on behalf of, such Participant.

c. Award Limits.  A Participant shall not receive payment of an Award for any Performance Period in excess of $12,000,000.

VII.  Determination and Timing of Awards

At the end of each applicable Performance Period, the Compensation Committee shall certify the extent, if any, to which the measures established in accordance with Section V have been met. All Awards to Participants who are Executives will be made by the Compensation Committee in its sole discretion. Awards to all other Participants shall be made by the Management Committee in its sole discretion. Awards will be paid for a particular Plan Year on the March 15th following the end of the Plan Year, or if March 15th is not a business day, the first business day immediately preceding the March 15th following the end of the Plan Year.

VIII.  Method of Payment of Awards

a. Payments of Awards.  Except as otherwise provided in this Plan, Awards for each Participant will be paid in cash.

b. Deferral of Payment of Award.  An Award paid in cash may be deferred under The Coca-Cola Company Deferred Compensation Plan (or comparable international plan, if any) if the language of the applicable plan so provides.

c. Recapture of Award.

(i) If, within one year after receiving an Award, any Employee (a) renders services for any organization which, in the sole judgment of the Compensation Committee or Management Committee, is or becomes competitive with the Company, or (b) is terminated for a violation of any written policy of the Company, the Employee shall reimburse the Company the full amount of the Award, except where prohibited by local law.

(ii) The Company shall also seek to recover any Award paid to any Executive as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other “clawback” provision required by law or the listing standards of the New York Stock Exchange.

d. Withholding for Taxes.  The Company will have the right to deduct from any and all Award payments any taxes required to be withheld with respect to such payment, including hypothetical taxes under the Company’s International Service Program Policy and/or Tax Equalization Policy. For Participants who are International Service Associates or other international employees, all taxes remain the Participant’s responsibility, except as expressly provided in the Company’s International Service Policy and/or Tax Equalization Policy. The Company and any Related Company (i) make no representations or undertaking regarding the treatment of any taxes in connection with any Award; and (ii) do not commit to structure the terms of the Award to reduce or eliminate the Participant’s liability for taxes.

e. Payments to Estates.  Awards and interest thereon, if any, which are due to a Participant pursuant to the provisions hereof and which remain unpaid at the time of his or her death will be paid in full to the Participant’s estate.

f. Offset for Monies Owed.  Any payments made under this Plan will be offset for any monies that the Management Committee determines are owed to the Company or any Related Company.

IX.  Amendment and Termination

The Compensation Committee may amend, modify, suspend, reinstate or terminate this Plan in whole or in part at any time or from time to time; provided, however, that no such action will adversely affect any right or obligation with respect to any Award theretofore made. The Compensation Committee and the Management Committee may deviate from the provisions of this Plan to the extent such committee deems appropriate to conform to local laws and practices.

X.  Applicable Law

The Plan and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Delaware, to the extent not preempted by federal law, and construed accordingly.

XI.  Effect on Benefit Plans

Awards will not be included in the computation of benefits under any group life insurance plan, travel accident insurance plan, personal accident insurance plan or under Company policies such as severance pay and payment for accrued vacation, unless required by applicable laws.

XII.  Change in Control

If there is a Change in Control as defined in this Section XII at any time during a Plan Year, (1) the Compensation Committee or the Management Committee promptly shall determine the Award which would have been payable to each Participant under the Plan for such Plan Year if he had continued to work for the Company for such entire year and all performance goals established under Section V had been met in full for such Plan Year by multiplying his target percentage by his annual salary as in effect on the date of such Change in Control and (2) each such Participant’s nonforfeitable interest in his Award (as so determined by the Compensation Committee or the Management Committee) thereafter shall be determined by multiplying such Award by a fraction, the numerator of which shall be the number of full, calendar months he is an employee of the Company during such Plan Year and the denominator is 12 or the number of full calendar months the Plan is in effect during such Plan Year, whichever is less. The payment of a Participant’s nonforfeitable interest in his Award under this Section XII shall be made in cash as soon as practicable after his employment by the Company terminates or as soon as practicable after the end of such Plan Year, whichever comes first.

A “Change in Control,” for purposes of this Section XII, will mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect on January 1, 2004, provided that such a change in control will be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act as in effect on January 1, 2004) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 2004) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareowners of the Company approve any merger or consolidation as a result of which its stock will be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, and such merger, consolidation, liquidation or sale is completed; or (iv) the shareowners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareowners of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger, consolidation, liquidation or sale is completed; provided, however, that no Change in Control will be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise. Additionally, no Change in Control will be deemed to have occurred under clause (i) if, subsequent to such time as a Change of Control would otherwise be deemed to have occurred, a majority of the Directors in office prior to the acquisition of the securities by such person determines otherwise.

Appendix B

THE COCA-COLA COMPANY
1989 RESTRICTED STOCK AWARD PLAN
(As Amended and Restated through February 16, 2011)

Section 1.  Purpose

The purpose of the 1989 Restricted Stock Award Plan of The Coca-Cola Company (the “Plan”) is to advance the interest of The Coca-Cola Company (the “Company”) and its Related Companies (as defined in Section 4 hereof), by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of restricted shares of Company Common Stock and/or performance share units (the “Awards”, or singly, an “Award”). The Plan is intended to aid the Company and its Related Companies in retaining officers and key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies. In addition, the Plan may also aid in attracting officers and key employees who will become eligible to participate in the Plan after a reasonable period of employment by the Company or its Related Companies.

Section 2.  Administration

The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) or in accordance with Section 7, Article III of the By-Laws of the Company (as amended through October 20, 2005) from among its members and shall be comprised of not less than three (3) members of the Board. The Committee shall determine the officers and key employees of the Company and its Related Companies (including officers, whether or not they are directors) to whom, and the time or times at which, Awards will be granted, the number of shares to be awarded, the time or times within which the Awards may be subject to forfeiture, and all other conditions of the Award. The provisions of the Awards need not be the same with respect to each recipient.

The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action made or taken pursuant to the Plan, including interpretation of the Plan and the Awards granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons, including, without limitation, the Company and its Related Companies, the Committee, the Board, the Officers and the affected employees of the Company and/or its Related Companies and their respective successors in interest.

Section 3.  Stock

The stock to be issued under the Plan pursuant to Awards shall be shares of Common Stock, $.25 par value, of the Company (the “Stock”). The Stock shall be made available from treasury or authorized and unissued shares of Common Stock of the Company. The total number of shares of Stock that may be issued pursuant to Awards under the Plan, including those already issued, may not exceed 40,000,000 shares (subject to adjustment in accordance with Section 8). Shares of Stock previously granted pursuant to Awards, but which are forfeited pursuant to Section 5, below, shall be available for future Awards.

Section 4.  Eligibility

Awards may be granted to officers and key employees of the Company and its Related Companies who have been employed by the Company or a Related Company (but only if the Related Company is one in which the Company owns on the grant date, directly or indirectly, either (i) 50% or more of the voting stock or capital where such entity is not publicly held, or (ii) an interest which causes the Related Company’s financial results to be consolidated with the Company’s financial results for financial reporting purposes) for a reasonable period of time determined by the Committee. The term “Related Company” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 20 percent or more of the voting stock or capital at the applicable time.

Notwithstanding any other provision of the Plan, Awards, including performance share unit awards, may only be granted to employees if they are employed at the time the Award is initially granted; however, Awards in the form of performance share units or other share units may be settled in shares of Stock after the employee’s termination of employment, if such employee qualifies for such a settlement under the terms of the Award.

No employee shall acquire pursuant to Awards granted under the Plan more than twenty (20) percent of the aggregate number of shares of Stock issuable pursuant to Awards under the Plan.

Section 5.  Awards

Effective for grants on or after February 16, 2011, and except as otherwise specifically provided in the grant of an Award, Awards shall be granted solely for services rendered to the Company or any Related Company and shall be subject to the following terms and conditions:

(a) If at any time the recipient terminates employment after attaining age 60 and completing ten Years of Service, dies or becomes disabled, such recipient shall be entitled to retain the number of shares subject to the Award if such shares have been issued, unless otherwise specified at the time of grant.

(b) If the recipient terminates employment from the Company or a Majority-Owned Company within two years of a Change in Control, such recipient shall be entitled to retain the number of shares subject to the Award, unless otherwise specified at the time of grant. The term “Majority-Owned Related Company” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 50 percent or more of the voting stock or capital at the relevant time.

(c) Notwithstanding anything else herein, in the event of a Change in Control of the Company whereby the Award is to be i) cancelled or not assumed by the other party to the Change of Control, or ii) not replaced by substantially similar equity awards in the other party to the Change of Control, the recipient shall be entitled to retain the number of shares subject to the Award, unless otherwise specified at the time of grant.

(d) The Stock subject to an Award shall be forfeited to the Company if the employment of the employee by the Company or Related Company terminates for any other reason.

“Disabled” means a condition for which a recipient becomes eligible for and receives a disability benefit under the long term disability insurance policy issued to the Company providing Basic Long Term Disability Insurance benefits pursuant to The Coca-Cola Company Health and Welfare Benefits Plan, or under any other long term disability plan which hereafter may be maintained by the Company or a Related Company, provided that the recipient is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

“Years of Service” means “Years of Vesting Service” as that term is defined in the Employee Retirement Plan of The Coca-Cola Company.

“Change in Control” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on January 1, 2002, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 2002) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, and such merger, consolidation, liquidation or sale is completed; or (iv) the shareholders of the Company approve any merger or consolidation to which the

Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger or consolidation is completed; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise. Additionally, no Change in Control will be deemed to have occurred under clause (i) if, subsequent to such time as a Change in Control would otherwise be deemed to have occurred, a majority of the Directors in office prior to the acquisition of the securities by such person determines otherwise.

(e) Awards may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

(f) Performance-Based Awards.

1. The Committee, which shall be comprised of two or more outside directors meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) may select from time to time, in its discretion, executive officers, senior vice-presidents and other key executives of the Company and its Related Companies, to receive awards of restricted stock or performance share units under the Plan, in such amounts as the Committee may, in its discretion, determine (subject to any limitations provided in the Plan), the release of which will be conditioned upon the attainment of certain performance targets (“Performance-Based Awards”). With respect to individuals residing in countries other than in the United States, the Committee may authorize alternatives that deliver substantially the same value, including, but not limited to, promises of future restricted stock awards provided that the grant and subsequent release is contingent upon attainment of certain performance targets under this section.

2. The Committee shall determine the performance targets and the Measurement Period (as defined below) that will be applied with respect to such grant. Grants of Performance-Based Awards may be made, and the performance targets applicable to such Performance-Based Awards may be defined and determined, by the Committee no later than ninety days after the commencement of the Measurement Period. The performance criteria applicable to Performance-Based Awards will be one or more of the following criteria:

•	increase in shareowner value (e.g., total shareowner return);
•	earnings per share;
•	stock price;
•	net income;
•	return on assets;
•	return on shareowners’ equity;
•	increase in cash flow;
•	operating profit or operating margins;
•	revenue growth of the Company;
•	operating expenses;
•	quality as determined by the Company’s Quality Index;
•	economic profit;
•	return on capital;
•	return on invested capital;
•	earnings before interest, taxes, depreciation and amortization;
•	goals relating to acquisitions or divestitures;
•	unit case volume;
•	operating income;
•	brand contribution;
•	value share of Non Alcoholic Ready-To-Drink segment;
•	volume share of Non Alcoholic Ready-To-Drink segment;
•	net revenue;
•	gross profit;
•	profit before tax;
•	number of transactions (number of physical packages sold);
•	productivity; and
•	service level.

Any of the performance criteria can be applied on an absolute basis or on a relative basis (e.g., as a relative comparison to a peer group, industry index, broad-base index, etc.), and may be calculated for a single year or calculated on a compound basis over multiple years.

At the time the Committee sets the performance criteria, the Committee shall define the criteria and any adjustments to be applied. The performance criteria may be applied to the Company as a whole or to a particular business unit, or a combination thereof, as determined at the time of grant applicable to the particular recipient.

The Measurement Period will be a period of at least one year, determined by the Committee in its discretion, commencing on January 1 of the first year of the Measurement Period and ending on December 31 of the last year of the Measurement Period. The Measurement Period may be subject to adjustment as the Committee may provide in the terms of each award. For newly hired or eligible individuals, the Measurement Period may consist of a partial year or years. The Committee may specify an additional required holding period after the Measurement Period.

3. Except as otherwise provided in the terms of the award, shares awarded in the form of Performance-Based Awards shall be eligible for release (the “Release Date”) on March 1 following the completion of the Measurement Period.

4. Shares awarded in the form of Performance-Based Awards will be released only if the Controller of the Company (or, for non-financial measures, the appropriate approver) and the Committee certify that the performance targets have been achieved during the Measurement Period.

5. In addition to the other limitations in the Plan, a recipient may not receive Performance-Based Awards in a single year valued in excess of $20 million at the time of the Award.

6. Performance-Based Awards granted pursuant to this Section 5(d) are intended to qualify as performance-based compensation under Section 162(m) of the Code and shall be administered and construed accordingly.

(g) No Award shall be released unless the employee properly, timely and unconditionally executes (by any means approved by the plan administrator or the Director, Executive Compensation) an agreement provided in connection with the Award.

Section 6.  Nontransferability of Awards

Shares of Stock subject to Awards shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the first to occur of Retirement on a date which is at least five (5) years from the date of grant of an Award and on or after the date on which the employee has attained the age of 62, death or disability of the recipient of an Award or a Change in Control.

Section 7.  Rights as a Stockholder

An employee who receives an Award shall have rights as a stockholder with respect to Stock covered by such Award to receive dividends in cash or other property or other distributions or rights in respect to such Stock and to vote such Stock as the record owner thereof.

In the case of performance share units or other share units, the Committee has sole discretion as to whether a recipient shall receive dividends or dividend equivalents prior to the release of the shares, subject to the terms, conditions and restrictions described in the applicable agreement.

In the case of performance share units or other share units, the Committee has sole discretion as to whether shares will be issued after the date performance is certified or just prior to the release date. If shares are issued just prior to the release date, the recipient shall be deemed to have share units equal to the number of shares earned for the period between the date performance is certified and the date shares are issued.

Section 8.  Adjustment in the Number of Shares Awarded

In the event there is any change in the Stock through the declaration of stock dividends, through stock splits or through recapitalization or merger or consolidation or combination of shares or otherwise, the Committee or the Board shall make an appropriate adjustment in the number of shares of Stock thereafter available for Awards.

Section 9.  Recapture of Award

The Company shall seek to recover any Award paid to any executive as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other “clawback” provision required by law or the listing standards of the New York Stock Exchange.

Section 10.  Taxes

(a) If any employee properly elects, within thirty (30) days of the date on which an Award is granted, to include in gross income for federal income tax purposes an amount equal to the fair market value (on the date of grant of the Award) of the Stock subject to the Award, such employee shall make arrangements satisfactory to the Committee to pay to the Company in the year of such Award, any federal, state or local taxes required to be withheld with respect to such shares. If such employee shall fail to make such tax payments as are required, the Company and its Related Companies shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award.

(b) Each employee who does not make the election described in paragraph (a) of this Section shall, no later than the date as of which the restrictions referred to in Section 5 and such other restrictions as may have been imposed as a condition of the Award, shall lapse, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award, and the Company and its Related Companies shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award.

(c) The Committee may specify when it grants an Award that the Award is subject to mandatory share withholding for satisfaction of tax withholding obligations by employees. For all other Awards, whether granted before or after this paragraph 9(c) was added to this Plan, tax withholding obligations of an employee may be satisfied by share withholding, if permitted by applicable law, at the written election of the employee prior to the date the restrictions on the Award lapse. The shares withheld will be valued at the average of the high and low market prices at which a share of Stock was sold on the date the restrictions lapse (or, if such date is not a trading day, then the next trading day thereafter), as reported on the New York Stock Exchange – Composite Transactions listing.

Section 11.  Restrictive Legend and Stock Power

Each certificate evidencing Stock subject to Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award. Any attempt to dispose of Stock in contravention of such terms, conditions, and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any Award, that the recipient shall have delivered a stock power endorsed in blank relating to the Stock covered by such Award.

Section 12.  Amendments, Modifications and Termination of Plan

The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under the laws of various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the Exchange Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted thereunder, without the approval of the stockholders of the Company; provided, however, that no action shall be taken without the approval of the stockholders of the Company which may increase the number of shares of Stock available for Awards or withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive an Award. Without limiting the foregoing, the Board of Directors or the Committee may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the Exchange Act. No amendment or termination or modification of the Plan shall in any manner affect Awards therefore granted without the consent of the employee unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Awards have theretofore been granted. The Board or the Committee may modify or remove restrictions contained in Sections 5 and 6 on an Award or the Awards as a whole which have been previously granted upon a determination that such action is in the best interest of the Company. The Plan shall terminate when (a) all Awards authorized under the Plan have been granted and (b) all shares of Stock subject to Awards under the Plan have been issued and are no longer subject to forfeiture under the terms hereof unless earlier terminated by the Board or the Committee.

Section 13.  Governing Law

Except to extent preempted by Federal Law, this Plan shall be construed, governed and enforced under the laws of the State of Delaware (without regard to the conflicts of law principles thereof) and any and all disputes arising under this Plan are to be resolved exclusively by courts sitting in Delaware.

THE COCA-COLA COMPANY 1989 RESTRICTED STOCK AWARD PLAN
ADDENDUM

For French Tax Residents

The Committee has determined that it is necessary and advisable to establish a subplan for the purpose of permitting Awards to qualify for French favorable tax and social security treatment. Therefore, Awards granted under the Plan to employees and officers (the “French Employees”) of Related Companies in France may be granted under the terms of this Addendum to the Plan and applying to the Performance Share Agreement, provided that such Awards shall not have terms that would not otherwise be allowed under the general terms of the Plan. The authorization to grant Awards under this Addendum shall be for a limited period ending February 28, 2018.

1. Unless otherwise defined herein, the terms defined in this Addendum shall have the same meanings as defined in the Plan and in the Performance Share Agreement. In the event of a conflict between the terms and conditions of the Plan, this Addendum and the Performance Share Agreement, the terms and conditions of the Plan shall prevail except for the following additional terms that shall be defined as follows:

“Disability” means disability as determined in categories 2 and 3 under Article 341-4 of the French Social Security Code.

“Related Companies” means the companies within the meaning of Article L. 225-197-2 of the French Commercial Code or any provision substituted for same.

“Closed Period” means (i) ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or annual statement of The Coca-Cola Company; or (ii) the period as from the date the corporate management entities (involved in the governance of the company, such as the Board, Committee, supervisory, in the case it would be disclosed to the public, significantly impact the quotation of the shares of the Company) until ten quotation days after the day such information is disclosed to the public.

2. This addendum shall be applicable to French Employees and corporate officers (e.g., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de sociétés, Président de sociétés par actions) of a Related Company and who is a French tax resident at the time of the grant.

3. Any Awards granted under this Addendum shall include a performance period of at least two years followed by a minimum two-year Holding Period.

4. Awards may be granted only to French Employees who hold less than ten percent (10%) of the outstanding Shares of the Company at the Date of Grant, being specified that a grant can not entitle a French Employee to hold more than ten percent (10%) of the outstanding Stock of the Company.

5. The shares: (i) shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of until the end of the Holding Period, and (ii) shall, if the French Employee’s continuous employment with the Related Companies shall terminate for any reason (except as otherwise provided in items 9 and 10, herein) before the end of the Performance Period, be forfeited to the Company forthwith, and all the rights of the Employee to such Performance Shares Agreement shall immediately terminate.

6. Unless and until such time as Shares awarded are issued, the Employee shall have no ownership of the Shares allocated to the awards and shall have no right to vote and to receive dividends, if applicable, subject to the terms, conditions and restrictions described in the Plan, in the Performance Share Agreement and herein.

7. The Employee shall hold the Shares awarded during each Holding Period of 2 years starting on the Performance Certification Date. As from the end of each Holding Period (the release Date), the corresponding Shares shall be freely transferable, subject to applicable legal and regulatory provisions in force.

8. For compliance purpose with French law, the Shares granted shall not be transferable during the Closed Period.

9. In the event of the death of an Employee occurring prior to the Release Date, his/her heirs and assigns may claim the release of the Shares of the deceased Employee within six (6) months following the date of death. Thereafter, the award will lapse and be null and void. Provision of the Performance Share Agreement shall apply. However, the Employee’s heirs shall not be bound by the holding period as defined in item 7 above.

10. In the event of the Disability of an Employee occurring prior to the Release Date, the Shares will be issued and/or released to the Employee within the period defined in the Performance Share Agreement and following the acknowledgement by the Company of the Disability. The Employee shall not be bound by the holding period as defined in item 7 above.

11. Any additional and specific condition to the grant of Shares shall be contained in the Performance Share Agreement (i.e. Continuous Employment, Performance Conditions).

. NNNNNNNNNNNN Admission Ticket MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Electronic Voting is available ADD 1 24 hours a day, 7 days a week ADD 2 ADD 3 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. ADD 4 NNNNNNNNN ADD 5 Vote by Internet ADD 6 • Log on to the Internet and go to www.envisionreports.com/coca-cola • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Using a black ink pen, mark your votes with an X as shown in X Proxies submitted by the Internet or telephone must be received by this example. Please do not write outside the designated areas. 12:00 noon, EDT, on April 27, 2011. Annual Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — You must sign the card on the reverse side for your vote to be counted. The Board of Directors recommends a vote FOR all the nominees listed. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 — Herbert A. Allen 06 — Alexis M. Herman 11 — Sam Nunn 02 - Ronald W. Allen 07 — Muhtar Kent 12 — James D. Robinson III 03 — Howard G. Buffett 08 — Donald R. Keough 13 — Peter V. Ueberroth 04 — Barry Diller 09 — Maria Elena Lagomasino 14 — Jacob Wallenberg 05 — Evan G. Greenberg 10 — Donald F. McHenry 15 — James B. Williams The Board of Directors recommends a vote FOR Proposal 2, 3, 4, 5 and every 1 Year for Proposal 6. For Against Abstain For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as independent auditors 5. Advisory vote on executive compensation (say on pay vote) 3. Approval of the performance measures available under the Performance Incentive Plan 1 Yr 2 Yrs 3 Yrs Abstain of The Coca-Cola Company to preserve the tax deductibility of the awards 6. Advisory vote on the frequency of holding the say 4. Approval of the performance measures available under The Coca-Cola Company 1989 on pay vote Restricted Stock Award Plan to preserve the tax deductibility of the awards The Board of Directors recommends a vote AGAINST Proposal 7. For Against Abstain 7. Shareowner proposal regarding a report on Bisphenol-A C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 1 1 0 8 8 2 A MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 002CS40013 01A45F

. 2011 Annual Meeting Admission Ticket Annual Meeting of Shareowners of The Coca-Cola Company Wednesday, April 27, 2011, 1:00 p.m., local time Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia 30339 Upon arrival, please present this admission ticket and photo identification at the registration desk. Notice of Annual Meeting of Shareowners The Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”) will be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339, on Wednesday, April 27, 2011, at 1:00 p.m., local time. The purposes of the meeting are: 1. To elect 15 Directors identified in the accompanying proxy statement to serve until the 2012 Annual Meeting of Shareowners; 2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2011 fiscal year; 3. To approve the performance measures available under the Performance Incentive Plan of The Coca-Cola Company to preserve the tax deductibility of the awards; 4. To approve the performance measures available under The Coca-Cola Company 1989 Restricted Stock Award Plan to preserve the tax deductibility of the awards; 5. To hold an advisory vote on executive compensation (the say on pay vote); 6. To hold an advisory vote on the frequency of holding the say on pay vote in the future; 7. To vote on one shareowner proposal if properly presented at the meeting; and 8. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting. The Board of Directors set February 28, 2011 as the record date for the meeting. This means that owners of record of shares of Common Stock of the Company at the close of business on that date are entitled to: • receive this notice of the meeting; and • vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of shareowners of record as of the close of business on February 28, 2011 for inspection by shareowners during normal business hours from April 15 through April 26, 2011, at the Company’s principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to shareowners at the meeting. By Order of the Board of Directors Gloria K. Bowden Associate General Counsel and Secretary 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 This Proxy is solicited on behalf of the Board of Directors of The Coca-Cola Company. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Alexander B. Cummings, Jr., Gary P. Fayard and + Geoffrey J. Kelly, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs (a) Bank of America, N.A., Trustee under The Coca-Cola Company Thrift & Investment Plan, and/or (b) Banco Popular de Puerto Rico, Trustee under the Caribbean Refrescos, Inc. Thrift Plan, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2011 Annual Meeting of Shareowners to be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339, on April 27, 2011, at 1:00 p.m. local time, and any adjournments or postponements thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2011 Annual Meeting of Shareowners by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2011 Annual Meeting of Shareowners and any adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trust, guardian or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. +